Exhibit 10.1

EXECUTION VERSION

FIRST LIEN AMENDING AGREEMENT

This FIRST LIEN AMENDING AGREEMENT, dated as of March 6, 2020 (this “Amendment”), is entered into among CPI ACQUISITION, INC., a Delaware corporation (the “Borrower”), CPI CARD GROUP INC., a Delaware corporation (“Holdings”), the other Loan Parties, the Lenders party hereto (the “Consenting Lenders”), and , GLAS USA LLC, as administrative agent for the lenders (in such capacity, the “Administrative Agent”) and GLAS Americas LLC, as collateral agent for the lenders (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, the “Agents” and each an “Agent”)).

W I T N E S S E T H:

WHEREAS, pursuant to the First Lien Credit Agreement, dated as of August 17, 2015 (as amended, supplemented, or otherwise modified prior to the date hereof, including the First Amendment to First Lien Credit Agreement, dated as of December 31, 2016, the “Existing Credit Agreement,” as amended by this Amendment and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), among the Borrower, Holdings, the financial institutions from time to time party thereto (each individually, a “Lender”, and collectively, the “Lenders”), and the Administrative Agent as successor administrative agent to The Bank of Nova Scotia (“Scotiabank”), and the Collateral Agent as successor collateral agent to Scotiabank, among others, the Lenders have made Loans to the Borrower which remain outstanding;

WHEREAS, the Borrower, Holdings, the other Loan Parties party thereto as grantors, and the Collateral Agent as successor collateral agent to Scotiabank are parties to the First Lien Collateral Agreement, dated as of August 17, 2015 (as amended, supplemented, or otherwise modified prior to the date hereof, the “Existing Collateral Agreement,” as amended pursuant to this Amendment and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Collateral Agreement”);

WHEREAS, the Borrower, Holdings, the other Loan Parties party thereto as guarantors (collectively, the “Guarantors”), and the Collateral Agent are parties to the First Lien Guarantee Agreement, dated as of August 17, 2015 (as amended, supplemented, or otherwise modified prior to the date hereof, the “Existing Guarantee Agreement,” as amended pursuant to this Amendment and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Guarantee Agreement”);

WHEREAS, pursuant to the Resignation, Appointment and Acceptance Agreement, dated as of March 6, 2020, among GLAS USA LLC, as successor administrative agent, GLAS Americas LLC, as successor collateral agent, Scotiabank, as resigning agent, the Lenders signatory thereto, the Borrower, Holdings, and the other Loan Parties party thereto, each of GLAS USA LLC and GLAS Americas LLC succeeded Scotiabank as administrative agent and collateral agent, respectively, under the Existing Credit Agreement, Existing Collateral Agreement and Existing Guarantee Agreement;

WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth herein, the Administrative Agent and the Consenting Lenders have agreed, to amend the Existing Credit Agreement as more specifically described in Section 2(a) of this Amendment pursuant to Section 9.02(b) of the Existing Credit Agreement;

WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth herein, the Required Lenders have agreed, to approve the amendments to the Existing Collateral Agreement as more specifically described in Section 2(b) of this Amendment and direct the Collateral Agent to enter into such amendments; and

WHEREAS, pursuant to Sections 2.08(b) and (c) of the Existing Credit Agreement, the Borrower has provided irrevocable notice of the termination of all Revolving Commitments effective immediately prior to the Amendment Effective Time (as defined below) and conditioned upon the occurrence of the Amendment Effective Time.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

Section 1.        Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned in the Credit Agreement and the other Loan Documents, and the following terms shall have the meanings indicated:

“Amendment Effective Date” has the meaning assigned to that term in Section 3 of this Amendment.

“Amendment Effective Time” has the meaning assigned to that term in Section 3 of this Amendment.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Amendment Effective Date among Guggenheim Credit Services, LLC, as Representative for the Super Senior Credit Agreement Secured Parties (as defined therein), GLAS USA LLC, as Representative for the Initial First Lien Secured Parties (as defined therein), and each additional First Lien Priority Representative (as defined therein) and Super Senior Representative (as defined therein) that from time to time becomes a party pursuant thereto, and acknowledged and agreed by the Borrower, Holdings, and the other Grantors (as defined therein).

“Required Lenders” means the Required Lenders (as defined in the Existing Credit Agreement) as of the Amendment Effective Date.

“Super Senior Collateral Agent” means the collateral agent under the Super Senior Credit Agreement.

 “Super Senior Credit Agreement” has the meaning assigned to that term in Section 3(d) of this Amendment.

“Super Senior Obligations” means the Secured Obligations under and as defined in the Super Senior Credit Agreement.

“Super Senior Loan Documents” means the Loan Documents under and as defined in the Super Senior Credit Agreement.

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Section 2.        Amendments; Consent.

(a)         Amendments to Existing Credit Agreement.  Effective as of the Amendment Effective Date and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the Existing Credit Agreement is hereby amended as follows:

(i)          the body of the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached hereto as Annex A-1;

(ii)         Exhibit A (Form of Assignment and Assumption), Exhibit B (Form of Guarantee Agreement), Exhibit E (Form of Collateral Agreement), Exhibit F (Form of Borrowing Request), Exhibit G (Reserved), Exhibit H (Reserved), and Exhibit J (Form of Interest Rate Election) to the Existing Credit Agreement are hereby amended and restated in the forms attached hereto as Annex A-2, and in the Exhibits not otherwise amended hereby, “The Bank of Nova Scotia” shall be replaced with “GLAS USA LLC” or “GLAS AMERICAS LLC” if related to the Administrative Agent or the Collateral Agent, respectively; and

(iii)       Schedules 3.12 (Subsidiaries), 6.01 (Existing Indebtedness), 6.02 (Existing Liens), 6.04(e) (Existing Investments), 6.08 (Existing Affiliate Transactions), 6.09 (Existing Restrictions), and 9.01 (Notices) to the Existing Credit Agreement are hereby amended and restated in the forms attached hereto as Annex A-3.

(b)         Amendments to Existing Collateral Agreement.  Effective as of the Amendment Effective Date and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the Existing Collateral Agreement is hereby amended as follows:

(i)          the body of the Existing Collateral Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Collateral Agreement attached hereto as Annex B;

(ii)         Exhibit I (Form of Supplement), Exhibit II (Form of Copyright Security Agreement), Exhibit III (Form of Patent Security Agreement), and Exhibit IV (Form of Trademark Security Agreement) to the Existing Collateral Agreement are hereby amended and restated in the forms attached hereto as Annex B; and

(iii)       Schedules I through V to the Existing Collateral Agreement are hereby amended and restated in the forms attached hereto as Annex B, and a new Schedule VI is added in the form attached hereto as Annex B.

(c)         Amendments to Existing Guarantee Agreement.  Effective as of the Amendment Effective Date and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the Existing Guarantee Agreement is hereby amended as follows:

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(i)          the body of the Existing Guarantee Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Guarantee Agreement attached hereto as Annex C;

(ii)         Exhibit A (Form of Supplement to First Lien Guarantee Agreement) to the Existing Guarantee Agreement is hereby amended and restated in the form attached hereto as Annex C; and

(iii)       Schedule I to the Existing Guarantee Agreement is hereby amended and restated in the form attached hereto as Annex C.

(d)         Consents.  Effective as of the Amendment Effective Date and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein and the direction of the Required Lenders, the Administrative Agent and the Collateral Agent acknowledge that their rights under the Loan Documents may be as affected hereby. Further the Required Lenders acknowledge, consent, and agree that:

(i)          notwithstanding anything to the contrary in the Existing Credit Agreement, pursuant to Section 9.02 of the Existing Credit Agreement, the Required Lenders hereby consent to the incurrence by the Loan Parties of the Indebtedness and other Super Senior Obligations pursuant to the Super Senior Loan Documents, which Indebtedness and other Super Senior Obligations shall rank senior in right of payment to the First Lien Obligations pursuant to the terms and conditions set forth in the Intercreditor Agreement;

(ii)         notwithstanding anything to the contrary in the Existing Credit Agreement, the Loan Parties may create, incur, assume and permit to exist, Liens on the Collateral securing such Indebtedness and other Super Senior Obligations pursuant to the Super Senior Loan Documents, which Liens shall rank senior in priority to the Liens on the Collateral securing the First Lien Obligations pursuant to the terms and conditions set forth in the Intercreditor Agreement;

(iii)       notwithstanding anything to the contrary in the Existing Credit Agreement, the Loan Parties may enter into, and engage in, the transactions contemplated by the Super Senior Loan Documents;

(iv)        notwithstanding anything to the contrary in the Existing Credit Agreement, the Loan Parties may enter into, incur, or permit to exist any agreements or other arrangements set forth in the Super Senior Loan Documents;

(v)         notwithstanding anything to the contrary in the Existing Credit Agreement, (A) CPI Card Group - Tennessee, Inc.’s modification of its Organizational Documents (i) in the form of Second Amended and Restated Charter of CPI Card Group - Tennessee, Inc. attached hereto as Exhibit A and (ii) in the form of the Amended and Restated By-laws attached hereto as Exhibit B, are hereby approved, and (B) CPI Holding Co.’s modification of its By-laws in the form of Amendment No. 2 to Amended and Restated By-laws of CPI Holding Co. attached hereto as Exhibit C is hereby approved;

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(vi)        notwithstanding anything to the contrary in the Credit Agreement, the actions taken or to be taken in connection with the winding up and liquidation of CPI Card Group - Europe Limited, CPI Card Group - Petersfield Limited, and CPI Card Group - Liverpool Limited are hereby approved;

(vii)       notwithstanding anything to the contrary in the Credit Agreement, CPI Acquisition, Inc. may change its name to CPI CG Inc. upon complying with the notice requirements in the Loan Documents; and

(viii)     notwithstanding anything to the contrary in the Existing Credit Agreement, the Required Lenders agree that the delivery of the Borrower’s notice of election to terminate the Revolving Commitment at any time prior to the Amendment Effective Time is effective to terminate the Revolving Commitments with effect immediately prior to the Amendment Effective Time.

Section 3.        Conditions Precedent.  This Amendment shall not become effective unless and until each of the conditions precedent set forth below has been satisfied or the satisfaction thereof shall have been waived in writing by the Required Lenders (the date of satisfaction or waiver of such conditions being referred to as the “Amendment Effective Date” and the time on the Amendment Effective Date as of which all such conditions have been satisfied or waived being referred to as the “Amendment Effective Time”):

(a)         Executed Documents.  Receipt by the Administrative Agent of counterparts of:

(i)          this Amendment, duly executed and delivered by the Administrative Agent, the Required Lenders, the Borrower, Holdings, and each other Loan Party, and

(ii)         the Intercreditor Agreement, on terms and conditions reasonably satisfactory to the Administrative Agent and the Required Lenders, as evidenced by the Administrative Agent’s and Collateral Agent’s execution thereof (at the direction of the Required Lenders), duly executed and delivered by the Administrative Agent, the Collateral Agent, the administrative agent and the collateral agent under the Super Senior Credit Agreement, as applicable, the Borrower, Holdings, and each other Loan Party;

(b)         Secretary’s Certificates.  The Administrative Agent shall have received a certificate of each Loan Party, dated the Amendment Effective Date, executed by any Responsible Officer of such Loan Party, and certifying, among other things,

(i)          that attached to such certificate are (A) true and complete copies of the  Organizational Documents of such Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (B) true and complete copies of the resolutions then in full force and effect adopted by the board of directors and/or similar governing bodies of such Loan Party approving and authorizing the execution, delivery and performance of this Amendment, and (C) a good standing certificate from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation to the extent applicable; and

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(ii)         the name(s) of the Responsible Officers of such Loan Party authorized to execute Loan Documents to which it is a party, together with incumbency samples of the true signatures of such Responsible Officers.

(c)         Expenses.  Except as otherwise agreed, the Borrower shall have paid the invoiced out-of-pocket costs and expenses required to be paid pursuant to Section 9.03 of the Credit Agreement.

(d)         Super Senior Facility.  The Super Senior Loan Parties shall have entered into a super senior first lien credit agreement (the “Super Senior Credit Agreement”) on terms and conditions reasonably satisfactory to the Required Lenders.

(e)         Termination of Revolving Commitments.  The Borrower shall have validly elected to terminate the whole of the Revolving Commitments pursuant to Section 2.08 of the Existing Credit Agreement effective prior to the Amendment Effective Date, with the effect, among others, that on the Amendment Effective Date, the determination of whether the Administrative Agent has received duly executed counterparts of this Amendment from the Required Lenders pursuant to Section 3(a)(i) of this Amendment shall be made without regard to the Lenders which had Revolving Exposures prior to the Amendment Effective Date.  Upon termination of the Revolving Commitments, the Letter of Credit Sublimit shall be automatically reduced to zero and all outstanding letters of credit agreements shall have been terminated or replaced.

Section 4.        Post-Closing Covenants.  (a) With respect to each deposit account, commodities account, and securities account of the Loan Parties in existence on the Amendment Effective Date (other than Excluded Accounts), the Borrower shall, no later than the ninetieth (90th) calendar day after the Amendment Effective Date (or such later date as the Super Senior Administrative Agent may agree in its sole discretion), deliver to the Administrative Agent and Super Senior Administrative Agent, in a form satisfactory to the Agents and the Super Senior Administrative Agent, duly executed Control Agreements in accordance with and to the extent required by the Security Documents or close such account and transfer any funds therein to an account that otherwise meets the requirements of this Section 4, (b) Holdings or the Borrower shall, and shall cause each of the Subsidiaries to, take the actions set forth in Schedule 4(b) within the time frames set forth therein or such longer period as the Super Senior Collateral Agent may agree in its sole discretion and (c) the failure to comply with the covenants set forth in this Section 4 within the applicable time frames set forth above shall constitute an immediate Event of Default.

Section 5.        Representations and Warranties.  Each Loan Party hereby represents and warrants as of the date hereof (and, if the date hereof is not the Amendment Effective Date, as of the Amendment Effective Date) that:

(a)         no Default or Event of Default has occurred and is continuing,

(b)         all representations and warranties of such Loan Party contained in the Loan Documents (as amended pursuant to this Amendment) are true and correct in all material respects with the same effect as if made on and as of such date(s), except to the extent such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties were true and correct in all material respects on and as of such earlier date (and except to the extent such representations and warranties are already qualified by materiality in which case such representations and warranties were true and correct in all respects with the same effect as if made on and as of such date(s)),

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(c)         the execution, delivery and performance by such Loan Party of this Amendment, and the performance of each Loan Document (as amended pursuant to this Amendment) by each Loan Party that is a party thereto,

(i)          are within such Loan Party’s corporate powers,

(ii)         have been duly authorized by all necessary corporate action, of such Loan Party,

(iii)       require no Governmental Approvals, except for Governmental Approvals (x) as have been obtained or will be obtained on or before the Amendment Effective Date, (y) the absence of which would not reasonably be expected to have a Material Adverse Effect, or (z) in connection with filings with respect to the Collateral,

(iv)        do not violate any provision of any law or any governmental rule or regulation applicable to Holdings, the Borrower or any of its Subsidiaries, the Organizational Documents of Holdings, the Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other Governmental Authority binding on Holdings, the Borrower or any of its Subsidiaries, except for any violation that would not reasonably be expected to result in a Material Adverse Effect,

(v)         do not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Holdings, the Borrower or any of its Subsidiaries, except for any conflict, breach or default that would not reasonably be expected to result in a Material Adverse Effect,

(vi)        will not result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings, the Borrower or any of its Subsidiaries (other than any (x) Liens created under any of the Loan Documents in favor of the Collateral Agent, (y) Liens created under any of the Super Senior Loan Documents in favor of the Super Senior Collateral Agent and (z) other Liens permitted by the Credit Agreement and the Super Senior Loan Documents), and

(vii)       require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Holdings, the Borrower or any of its Subsidiaries, except for such approvals or consents (x) which have been obtained or will be obtained on or before the Amendment Effective Date or (y) the absence of which would not reasonably be expected to have a Material Adverse Effect,

(d)         this Amendment has been duly executed and delivered by such Loan Party, and

(e)         each of this Amendment, the Credit Agreement, the Collateral Agreement, the Guarantee Agreement, and the other Loan Documents (as amended pursuant to this Amendment) to which it is a party constitutes a legally valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 6.        Ratification.

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(a)         Each Loan Party hereby:

(i)          ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and Liens in favor of the Collateral Agent for the benefit of itself, the Administrative Agent and the Lenders under each Loan Document (as amended pursuant to this Amendment) to which it is a party;

(ii)         agrees and acknowledges that the Liens in favor of the Collateral Agent, the Administrative Agent and the Lenders under each Loan Document (as amended pursuant to this Amendment) constitute valid, and to the extent required by such Loan Documents, Liens on all of the Collateral with the priority required by the Security Documents, and such Liens are not subject to avoidance, disallowance or subordination pursuant to any Requirement of Law, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(iii)       agrees and acknowledges the First Lien Obligations constitute legal, valid and binding obligations of the Loan Parties, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and that as of the Amendment Effective Date, (A) no offsets, defenses, or counterclaims to the First Lien Obligations or any other causes of action with respect to the First Lien Obligations or the Loan Documents (as amended pursuant to this Amendment) exist and (B) no portion of the First Lien Obligations is subject to avoidance, disallowance, reduction or subordination pursuant to any Requirement of Law;

(iv)        agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Loan Documents (as amended pursuant to this Amendment);

(v)         agrees that neither such ratification and reaffirmation, nor the Administrative Agent’s, nor the Collateral Agent’s, nor any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from each party to the Credit Agreement with respect to any subsequent modifications, consent or waiver with respect to the Credit Agreement or other Loan Documents (as amended pursuant to this Amendment); and

(vi)        consents to this Amendment and the transactions contemplated hereby.

(b)         Each Loan Party acknowledges and agrees that any of the Loan Documents (as amended pursuant to this Amendment) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and shall not be impaired or limited by the execution or effectiveness of this Amendment.

(c)         The Credit Agreement and each other Loan Document (as amended pursuant to this Amendment) are in all respects hereby ratified and confirmed and neither the execution, delivery nor

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effectiveness of this Amendment shall operate as a waiver of any Default or Event of Default (whether or not known to any Agent or any Lender), or any right, power, or remedy of the any Agent or any Lender of any provision contained in the Credit Agreement or any such other Loan Document, whether as a result of any Default, Event of Default, or otherwise and the rights, powers, privileges, rights to indemnification or reimbursement, protections or remedies afforded the Administrative Agent, the Collateral Agent and the Lenders under the Credit Agreement and the other Loan Documents shall apply to the execution hereof and any action (or inaction) required hereunder or in connection with the transactions contemplated hereunder. This Amendment shall constitute a “Loan Document” for purposes of the Credit Agreement and any other Loan Document.

(d)         On and after the Amendment Effective Date, all references:

(i)          in the Existing Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Existing Credit Agreement as amended pursuant to this Amendment and as further amended, modified, extended, restated, replaced, or supplemented from time to time;

(ii)         in the Existing Collateral Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Collateral Agreement” shall be deemed to be references to the Existing Collateral Agreement as amended pursuant to this Amendment and as further amended, modified, extended, restated, replaced, or supplemented from time to time; and

(iii)       in the Existing Guarantee Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Guarantee Agreement” shall be deemed to be references to the Existing Guarantee Agreement as amended pursuant to this Amendment and as further amended, modified, extended, restated, replaced, or supplemented from time to time.

Section 7.         Continuing Effect on the Credit Agreement and the other Loan Documents.  The Borrower, Holdings, the other Loan Parties, the Administrative Agent, Collateral Agent and the Consenting Lenders hereby acknowledge and agree that the Credit Agreement and each other Loan Document shall continue to be and remain unchanged and in full force and effect in accordance with its terms, except as expressly provided herein.  Nothing herein shall be deemed to entitle the Borrower, Holdings, or the other Loan Parties to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the other Loan Documents in similar or different circumstances.  Nothing contained in this Amendment shall be construed or interpreted or is intended as a waiver of or limitation on any rights, powers, privileges, rights to indemnification or reimbursement, protections or remedies that the Administrative Agent, the Collateral Agent or the Lenders have or may have under the Credit Agreement or any other Loan Document (as amended pursuant to this Amendment) on account of any Default or Event of Default.

Section 8.       Counterparts.  This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Amendment may be transmitted and/or signed by telefacsimile and by signatures delivered in ‘PDF’ format by electronic mail.  Subject to any Requirement of Law, the

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effectiveness of any such documents and signatures shall have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, the Agents, and the Lenders.

Section 9.        Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 10.    Fees and Expenses.  The Borrower acknowledges that under Section 9.03 of the Credit Agreement, the Borrower is obligated to pay, and the Borrower confirms that it shall pay promptly, all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and the Collateral Agent in connection with the negotiation, preparation and execution of this Amendment, including all reasonable fees, charges and disbursements of each of the Administrative Agent’s and the Collateral Agent’s counsel in connection therewith.

Section 11.      Entire Agreement.  This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties hereto concerning its subject matter.

Section 12.      Successors and Assigns.  This Amendment shall be binding on and inure to the benefit of the parties hereto and their successors and permitted assigns.

Section 13.      Agent Authorization.  Each of the undersigned Lenders hereby authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver this Amendment, in each case on behalf of the Lenders and such undersigned lenders acknowledges and agrees that the rights, powers, privileges, rights to indemnification or reimbursement, protections or remedies afforded the Administrative Agent and the Collateral Agent the Credit Agreement and the other Loan Documents shall apply to the execution hereof and any action (or inaction) required hereunder or in connection with the transactions contemplated hereunder.

Section 14.      Release.

(a)         Effective on the date hereof, Borrower and each other Guarantor, for itself and on behalf of its successors and assigns, and their respective officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges, each Agent and each Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals, and all other persons and entities to whom any Agent or any Lender would be liable if any such Person were found to be liable to Borrower or such Guarantor (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character,  whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower or such Guarantor ever had from the beginning of the world, now has, or might hereafter have against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to

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any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents.  As to each and every Claim released hereunder, Borrower and each other Guarantor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, Borrower and each other Guarantor also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Borrower and each other Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Borrower and each other Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b)         Borrower and each other Guarantor, for itself and on behalf of its successors and assigns, and their respective officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release.  Borrower and each other Guarantor further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of any Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents.  If Borrower, any other Guarantor, or any of their respective successors or assigns, or their respective officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

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IN WITNESS WHEREOF,  the parties hereto have caused this Amendment to  be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

CPI ACQUISITION, INC.

By:	/s/ John Lowe
Name:	John Lowe
Title:	Vice President

CPI CARD GROUP INC.

By:	/s/ John Lowe
Name:	John Lowe
Title:	Chief Financial Officer

CPI CARD GROUP - INDIANA, INC.

By:	/s/ John Lowe
Name:	John Lowe
Title:	Vice President

CPI HOLDING CO.

By:	/s/ John Lowe
Name:	John Lowe
Title:	Vice President

CPI CARD GROUP - COLORADO, INC.

By:	/s/ John Lowe
Name:	John Lowe
Title:	Vice President

CPI CARD GROUP - MINNESOTA, INC.

By:	/s/ John Lowe
Name:	John Lowe
Title:	Vice President

CPI CARD GROUP - NEVADA, INC.

By:	/s/ John Lowe
Name:	John Lowe
Title:	Vice President

CPI CARD GROUP - TENNESSEE, INC.

By:	/s/ John Lowe
Name:	John Lowe
Title:	Vice President

GLAS USA LLC

By:	/s/ Adam Berman
Name:	Adam Berman
Title:	Vice President

GLAS Americas LLC

By:	/s/ Adam Berman
Name:	Adam Berman
Title:	Vice President

GUGGENHEIM LENDERS LISTED ON SCHEDULE I ATTACHD HERETO (excluding Private Debt Investors Feeder, LLC), severally and not jointly, acting by and through Guggenheim Partners Investment Management, LLC, as investment manager and not in its individual capacity

By:	/s/ Kevin M. Robinson
Name:	Kevin M. Robinson
Title:	Attorney-in-Fact

PRIVATE DEBT INVESTORS FEEDER, LLC
By: Guggenheim Corporate Funding, LLC, its Manager

By:	/s/ Kevin M. Robinson
Name:	Kevin M. Robinson
Title:	Attorney-in-Fact

GUGGENHEIM CREDIT SERVICES, LLC

By:	/s/ John F. Mulreaney
Name:	John F. Mulreaney
Title:	Attorney-in-Fact

VECTOR CAPITAL CREDIT OPPORTUNITY MASTER FUND, L.P.

By:	/s/ James Murray
Name:	James Murray
Title:	Authorized Signatory

~~Execution Version (conformed to~~

~~include First Amendment)~~

Annex A-1 to First Lien Amending Agreement

Amendments to First Lien Credit Agreement

FIRST LIEN CREDIT AGREEMENT

dated as of

August 17, 2015

among

CPI CARD GROUP INC.

as Holdings,

CPI ACQUISITION, INC.,

as the Borrower,

The Lenders from time to time party hereto,

and

~~THE BANK OF NOVA SCOTIA~~GLAS USA LLC,

 as Administrative Agent

and

GLAS AMERICAS LLC,

as Collateral Agent

GOLDMAN SACHS LENDING PARTNERS LLC

and

BNP PARIBAS

and

THE BANK OF NOVA SCOTIA,

 as Joint Lead Arrangers and Joint Bookrunners

and

BANK OF MONTREAL

and

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

as Co-Documentation Agents

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms	1
Section 1.02	Classification of Loans and Borrowings	~~62~~ 67
Section 1.03	Terms Generally	~~62~~ 68
Section 1.04	Accounting Terms; GAAP	~~63~~ 68
Section 1.05	Exchange Rate Calculations	~~63~~ 69
Section 1.06	Permitted Encumbrances	~~64~~ 69
Section 1.07	Limited Condition Transactions	~~64~~ 69

ARTICLE II

THE CREDITS

Section 2.01	Commitments	~~65~~ 70
Section 2.02	Loans and Borrowings	~~65~~ 70
Section 2.03	Requests for Borrowings	~~66~~ 71
Section 2.04	~~Swingline~~
	~~Loans~~	~~67~~[Reserved]
72
Section 2.05	~~Letters of~~
	~~Credit~~	~~69~~[Reserved]
74
Section 2.06	Funding of Borrowings	~~72~~ 77
Section 2.07	Interest Elections	~~73~~ 78
Section 2.08	Termination and Reduction of Commitments	~~75~~ 80
Section 2.09	Repayment of Loans; Evidence of Debt	~~75~~ 81
Section 2.10	Amortization of Term Loans	~~77~~ 82
Section 2.11	Prepayment of Loans	~~77~~ 83
Section 2.12	Fees	~~88~~ 94
Section 2.13	Interest	~~90~~ 96
Section 2.14	Alternate Rate of Interest	~~90~~ 96
Section 2.15	Increased Costs	~~91~~ 997
Section 2.16	Break Funding Payments	~~92~~ 98
Section 2.17	Taxes	~~93~~ 99
Section 2.18	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~97~~ 99
Section 2.19	Mitigation Obligations; Replacement of Lenders	~~100~~ 106
Section 2.20	~~Incremental Credit~~
	~~Extensions~~	~~101~~[Reserved
107
Section 2.21	Credit Agreement Refinancing Indebtedness; Maturity Extension	~~105~~ 111
Section 2.22	Defaulting Lenders	~~109~~ 116
Section 2.23	Illegality	~~112~~ 118

i

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01	Organization; Powers	~~113~~ 119
Section 3.02	Authorization; Enforceability	~~113~~ 119
Section 3.03	Governmental Approvals; No Conflicts	~~113~~ 120
Section 3.04	Financial Condition; No Material Adverse Effect	~~114~~ 120
Section 3.05	Properties	~~114~~ 121
Section 3.06	Litigation and Environmental Matters	~~115~~ 121
Section 3.07	Compliance with Laws and Agreements	~~115~~ 122
Section 3.08	Investment Company Status	~~115~~ 122
Section 3.09	Taxes	~~115~~ 122
Section 3.10	ERISA; Foreign Plan Matters	~~116~~ 122
Section 3.11	Disclosure	~~116~~ 123
Section 3.12	Subsidiaries	~~117~~ 123
Section 3.13	Intellectual Property; Licenses, Etc	~~117~~ 123
Section 3.14	Solvency	~~117~~ 123
Section 3.15	[Reserved]	~~117~~ 124
Section 3.16	Federal Reserve Regulations	~~117~~ 124
Section 3.17	[Reserved]	~~118~~ 124
Section 3.18	Labor Matters	~~118~~ 124
Section 3.19	Security Documents	~~118~~ 124
Section 3.20	[Reserved]	~~118~~ 124
Section 3.21	Economic Sanctions	~~118~~ 125
Section 3.22	No Unlawful Contributions or Other Payments	~~119~~ 125

ARTICLE IV

CONDITIONS

Section 4.01	~~Closing Date~~	~~119~~[Reserved]127
Section 4.02	Each Credit Event	~~122~~ 128

ARTICLE V

AFFIRMATIVE COVENANTS

Section 5.01	Financial Statements and Other Information	~~123~~ 129
Section 5.02	Notices of Material Events	~~125~~ 132
Section 5.03	Information Regarding Collateral	~~126~~ 132
Section 5.04	Existence; Conduct of Business	~~126~~ 133
Section 5.05	Payment of Taxes, etc	~~126~~ 133
Section 5.06	Maintenance of Properties	~~126~~ 133
Section 5.07	Insurance	~~127~~ 133
Section 5.08	Books and Records; Inspection and Audit Rights	~~127~~ 134
Section 5.09	Compliance with Laws	~~128~~ 134

Section 5.10	~~Use of Proceeds and Letters of~~
	~~Credit~~	~~128~~ [Reserved]
135
Section 5.11	Additional Subsidiaries	~~128~~ 135
Section 5.12	Further Assurances	~~129~~ 135
Section 5.13	Designation of Subsidiaries	~~129~~ 136
Section 5.14	~~Certain Post-Closing~~
	~~Obligations~~	~~130~~ [Reserved]
137
Section 5.15	Maintenance of ~~Rating of~~
	~~Facility~~	~~130~~ Ratings
137
Section 5.16	~~Quarterly Lender~~
	~~Calls~~	~~130~~ [Reserved]
137

ARTICLE VI

NEGATIVE COVENANTS

Section 6.01	Indebtedness; Certain Equity Securities	~~131~~ 141
Section 6.02	Liens	~~134~~ 141
Section 6.03	Fundamental Changes	~~137~~ 144
Section 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~139~~ 146
Section 6.05	Asset Sales	~~141~~ 148
Section 6.06	[Reserved]	~~143~~ 150
Section 6.07	Restricted Payments; Certain Payments of Indebtedness	~~143~~ 150
Section 6.08	Transactions with Affiliates	~~147~~ 154
Section 6.09	Restrictive Agreements	~~147~~ 155
Section 6.10	Amendment of Material Documents	~~148~~ 156
Section 6.11	~~First Lien Net Leverage~~ 	~~131~~ 141
	~~Ratio~~	~~148~~ [Reserved]
156
Section 6.12	Changes in Fiscal Periods	~~149~~ 156

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01	Events of Default	~~149~~ 156
Section 7.02	~~Right to~~
	~~Cure~~	~~152~~ [Reserved]
160

ARTICLE VIII

ADMINISTRATIVE AGENT

Section 8.01	Appointment and Authority	~~154~~ 161
Section 8.02	Rights as a Lender	~~154~~ 162
Section 8.03	Exculpatory Provisions	~~154~~ 162
Section 8.04	Reliance by Agents	~~155~~ 164
Section 8.05	Delegation of Duties	~~156~~ 164
Section 8.06	Resignation of Agents	~~156~~ 164
Section 8.07	Non-Reliance on Agents and Other Lenders	~~157~~ 166
Section 8.08	No Other Duties, Etc	~~158~~ 166
Section 8.09	Administrative Agent May File Proofs of Claim	~~158~~ 166
Section 8.10	No Waiver; Cumulative Remedies; Enforcement	~~159~~ 167
Section 8.11	Withholding Taxes	~~160~~ 168
Section 8.12	Expenses; Indemnity	~~160~~ 169
Section 8.13	[Reserved]	~~161~~ 170
Section 8.14	Concerning the Collateral and the Security Documents	~~161~~ 170
Section 8.15	Collateral Matters Relating to Related Obligations	~~162~~ 172
Section 8.16	Force Majeure	173

ARTICLE IX

MISCELLANEOUS

Section 9.01	Notices	~~163~~ 173
Section 9.02	Waivers; Amendments	~~165~~ 176
Section 9.03	Expenses; Indemnity; Damage Waiver	~~171~~ 181
Section 9.04	Successors and Assigns	~~173~~ 183
Section 9.05	Survival	~~180~~ 190
Section 9.06	Counterparts; Integration; Effectiveness	~~181~~ 191
Section 9.07	Severability	~~181~~ 191
Section 9.08	Right of Setoff	~~181~~ 192
Section 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~182~~ 192
Section 9.10	WAIVER OF JURY TRIAL	~~182~~ 193
Section 9.11	Headings	~~183~~ 193
Section 9.12	Confidentiality	~~183~~ 193
Section 9.13	PATRIOT Act	~~184~~ 195
Section 9.14	Release of Liens and Guarantees	~~184~~ 195
Section 9.15	No Advisory or Fiduciary Responsibility	~~185~~ 196
Section 9.16	Interest Rate Limitation	~~186~~ 197
Section 9.17	Currency Indemnity	~~186~~ 198

TABLE OF CONTENTS

SCHEDULES:

Schedule 1.01(a)	—	~~Existing Letters of Credit~~[Reserved]
Schedule 2.01	—	Commitments
Schedule 3.12	—	Subsidiaries
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04(e)	—	Existing Investments
Schedule 6.08	—	Existing Affiliate Transactions
Schedule 6.09	—	Existing Restrictions
Schedule 9.01	—	Notices

EXHIBITS:

Exhibit A		Form of Assignment and Assumption
Exhibit B		Form of Guarantee Agreement
Exhibit C		[Reserved]
Exhibit D		[Reserved]
Exhibit E		Form of Collateral Agreement
Exhibit F		Form of Borrowing Request
Exhibit G		~~Form of Swingline Request~~[Reserved]
Exhibit H		~~Form of LC Request~~[Reserved]
Exhibit I		[Reserved]
Exhibit J		Form of ~~Notice of Conversion/Continuation~~Interest Election
Request
Exhibit K		[Reserved]
Exhibit L		[Reserved]
Exhibit M		Form of Solvency Certificate
Exhibit N		Form of Intercompany Note
Exhibit O		Form of Specified Discount Prepayment Notice
Exhibit P		Form of Specified Discount Prepayment Response
Exhibit Q		Form of Discount Range Prepayment Notice
Exhibit R		Form of Discount Range Prepayment Offer
Exhibit S		Form of Solicited Discounted Prepayment Notice
Exhibit T		Form of Solicited Discounted Prepayment Offer
Exhibit U		Form of Acceptance and Prepayment Notice
Exhibit V		[Reserved]
Exhibit W‑1		Form of United States Tax Compliance Certificate 1
Exhibit W‑2		Form of United States Tax Compliance Certificate 2
Exhibit W‑3		Form of United States Tax Compliance Certificate 3
Exhibit W‑4		Form of United States Tax Compliance Certificate 4

v

FIRST LIEN CREDIT AGREEMENT dated as of August 17, 2015 (as amended by the First Amendment and the First Lien Amending Agreement and as further amended, modified, extended, restated, replaced, or supplemented from time to time, this “Agreement”), among CPI Card Group Inc., a Delaware corporation (“Holdings”), CPI Acquisition, Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto, ~~The Bank of Nova Scotia (in its individual capacity, “Scotiabank”)~~GLAS USA LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) for the several financial institutions from time to time party to this Agreement that extend Term ~~Loans or Revolving~~ Loans to the Borrower (collectively, the “Lenders” and individually each a “Lender”) and GLAS AMERICAS LLC, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties under the Security Documents.

WHEREAS~~, Holdings intends to redeem $276,317,938 of its preferred stock  and refinance the indebtedness under the Existing Credit Agreement;~~

~~WHEREAS, the Borrower has requested that, immediately upon (or contemporaneously with) the satisfaction in full of the applicable conditions precedent set forth in Section 4.01 below~~, the Lenders ~~and Issuing Banks extend~~extended credit to the Borrower in the form of ~~(i)~~ first lien term loans denominated in U.S. Dollars in an aggregate principal amount of $435,000,000 ~~to be borrowed~~ on the Closing Date; and ~~(ii) a Revolving Facility consisting of a $40,000,000 revolving credit facility denominated in U.S. Dollars.  The Revolving Facility may include one or more Letters of Credit issued from time to time; and~~

WHEREAS, ~~the Lenders have indicated their willingness to extend such credit, and the Issuing Banks have indicated their willingness to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein;~~pursuant to the First Lien Amending Agreement, this Agreement is being amended to, among other things, (a) remove a revolving loan facility and (b) provide for the Borrower to incur secured Indebtedness pursuant to the Super Senior Loan Documents;

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).

“Acceptable Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(2).

“Acceptance and Prepayment Notice” means an irrevocable written notice from a Term Lender accepting a Solicited Discounted Prepayment Offer to make a Discounted Term ~~.~~Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.11(a)(ii)(D)(1) substantially in the form of Exhibit P.

“Acceptance Date” has the meaning specified in Section 2.11(a)(ii)(D)(1).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period prior to the applicable acquisition or conversion, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to Holdings, the Borrower and its Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning given to such term in the definition of “Consolidated EBITDA.”

“Additional Lender” means any Additional ~~Revolving Lender or any Additional~~ Term Lender~~, as applicable.~~

~~“Additional Revolving Lender” means, at any time, any bank or other financial institution selected by the Borrower that agrees to provide any portion of any (a) Revolving Commitment Increase pursuant to an Incremental Revolving Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21(a);  provided that each Additional Revolving Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent, the Swingline Lender and each Issuing Bank (such approval in each case not to be unreasonably withheld or delayed) in the case of a Revolving Commitment Increase with respect to the Revolving Commitments~~.

“Additional Term Lender” means, at any time, any bank or other financial institution selected by the Borrower that agrees to provide any portion of any ~~(a) Term Commitment Increase pursuant to an Incremental Term Facility Amendment in accordance with Section 2.20 or (b)~~ Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21(a);  provided that each Additional Term Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed).

“Adjusted Eurodollar Rate” means, with respect to any Eurodollar Borrowing of Term ~~Loans or Revolving~~ Loans for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1.0%) equal to (i) the Eurodollar Rate for such

Interest Period multiplied by (ii) the Statutory Reserve Rate; provided that, notwithstanding the foregoing, ~~in the case of Term Loans,~~ the Adjusted Eurodollar Rate shall at no time be less than 1.00% ~~per annum and in the case of Revolving Loans, the Adjusted Eurodollar Rate shall at no time be less than 0.00%~~ per annum.

“Administrative Agent” has the meaning given to such term in the preamble to this Agreement.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Debt Funds” means any Affiliated Lender (other than a natural Person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course for which no personnel making investment decisions in respect of any equity fund which has a direct or indirect equity investment in Holdings, the Borrower, or the Restricted Subsidiaries has the right to make any investment decisions and with respect to which the Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Affiliated Lender” means, at any time, any Lender that is (x) the Sponsor or an Affiliate of Sponsor or (y) Holdings, the Borrower, or any of their respective subsidiaries.

“Agent Parties” has the meaning given to such term in Section 9.01(c).

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Agreement” has the meaning given to such term in the preliminary statements hereto.

“All‑In Yield” means as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, Eurodollar Rate or ABR floor greater than 2.00%, with respect to an ABR floor, and 1.00% with respect to a Eurodollar Rate floor, or otherwise; provided that (a) original issue discount and upfront fees (which shall be deemed to constitute like amounts of OID) shall be equated to interest rate assuming a 4‑year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness), (b) customary arrangement, structuring. or commitment fees, or other similar fees and expenses payable in connection with such Indebtedness that are not paid for the account of, or distributed to, all Lenders or holders of such new or replacement Indebtedness shall be excluded and (c) if such Indebtedness includes a Eurodollar Rate or ABR floor greater than 2.00% with respect to an ABR floor and 1.00% with respect to a Eurodollar Rate floor, such increased amount shall be equated to interest margin to the extent an increase in such interest rate floor would cause an increase in the interest rate then in effect.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) the Adjusted Eurodollar Rate determined on such date (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%.  Any change in the Alternate Base Rate due to a change in the “Prime Rate”, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate shall be effective from and including the effective date of such change in the “Prime Rate”, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate, respectively.  Notwithstanding the foregoing, ~~with respect to the Term Loans,~~ the Alternate Base Rate will be deemed to be 2.00% per annum if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 2.00% per annum.

“Amendment Effective Date” has the meaning set forth in the First Lien Amending Agreement.

“AML Legislation” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law, or treaties of any jurisdiction applicable to the Loan Parties or their Subsidiaries from time to time concerning or relating to terrorism financing or money laundering, including, without limitation, the Bank Secrecy Act, as amended by the PATRIOT Act, and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and other applicable anti-money laundering, anti-terrorist financing and “know your client” ~~Laws~~Requirements of Law.

“Anti-Corruption Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law, or treaties of any jurisdiction applicable to the Loan Parties or their Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the FCPA, any applicable law or regulation implementing the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions, and any other applicable anti-corruption or anti-bribery laws and regulations.

“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Agent” means (a) with respect to a Borrowing~~,~~ or Loan~~, Letter of Credit~~, and with respect to any payment hereunder that does not relate to a particular Loan~~,~~ or Borrowing~~, or Letter of Credit~~, the Administrative Agent, and (b) with respect to the Collateral or any Security Document, the Collateral Agent.

~~“Applicable Commitment Fee Percentage” shall mean:~~

~~Tier~~	~~Total Net Leverage Ratio~~	~~Commitment Fee per annum~~

~~I~~	~~Greater than or equal to 4.50 to 1.00~~ 	~~0.50%~~
~~II~~	~~Less than 4.50 to 1.00~~ 	~~0.375%~~

~~Any increase or decrease in the Applicable Commitment Fee Percentage resulting from a change in the Total Net Leverage Ratio shall become effective as of the second Business Day immediately following each date a Compliance Certificate is required to be delivered pursuant to Section 5.01(d) for a fiscal quarter; provided,  however, that if no Compliance Certificate is delivered when due in accordance with such subsection, then Tier I shall apply as of the date of the failure to deliver such Compliance Certificate until such date as the Borrower delivers such Compliance Certificate and Tier I shall apply from the Closing Date until a Compliance Certificate is delivered by the Borrower pursuant to Section 5.01(d) for the first full fiscal quarter following the Closing Date.  If the Total Net Leverage Ratio reported in any Compliance Certificate shall be determined to have been incorrectly reported and if correctly reported would have resulted in a higher Applicable Commitment Fee Percentage, then the Applicable Commitment Fee Percentage shall be retroactively adjusted to reflect the higher rate that would have been applicable had the Total Net Leverage Ratio been correctly reported in such Compliance Certificate and the additional amounts resulting therefrom shall be due and payable upon demand from Administrative Agent.~~

“Applicable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

~~“Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank at any time, the sum of (a) the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the Borrower at such time.~~

~~“Applicable Percentage” means, at any time, with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment.~~

“Applicable Rate” means, with respect to ABR Borrowings, 3.50% per annum and, with respect to Eurodollar Borrowings, 4.50% per annum.

“Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Fund” means, with respect to any Lender or Eligible Assignee, any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised, or managed by (a) such Lender or Eligible Assignee, (b) an Affiliate of such Lender or Eligible Assignee, or (c) an entity or an Affiliate of an entity that administers, advises, or manages such Lender or Eligible Assignee.

“Asset Disposition”~~:~~   means a sale, lease, license, transfer, or other voluntary disposition of Property of the Borrower or any of its Restricted Subsidiaries, including a disposition of Property in connection with a Sale and Leaseback Transaction (other than a disposition of Property in connection with a Sale and Leaseback Transaction if the Property subject to such Sale and Leaseback Transaction was acquired by one or more of the Borrower and such Restricted Subsidiaries (a) with the intent to finance such acquisition through a leasing arrangement and (b) not more than 90 days prior to such disposition (or such longer period as may be agreed by the Administrative Agent in its sole discretion), and any casualty or condemnation event regarding such Property.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), substantially in the form of Exhibit A or any other form (including electronic documentation generated by MarkitClear or other electronic platform) reasonably approved by the Administrative Agent.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.11(a)(ii)(A);  provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Audited Financial Statements” means the audited consolidated balance sheet of Holdings and its subsidiaries for the fiscal ~~year~~years ended December 31, ~~2014 and the two most recently completed prior fiscal years~~2018, December 31, 2017 and December 31, 2016, and, in each case, the related consolidated statements of operations and cash flows of such Persons.

“Available Amount” means, at any time (a) the sum at such time of (i) $15,000,000, plus without duplication (ii) Cumulative Excess Cash Flow for each fiscal year of Holdings in respect of which financial statements have been delivered under Section 5.01(a),  plus (iii) the Net Proceeds from any sale or issuance of any Equity Interests (other than Disqualified Equity Interests ~~and Cure Amounts~~) by Holdings or from any capital contributions in respect of Equity Interests (other than Disqualified Equity Interests ~~and Cure Amounts~~) of Holdings, in each case to the extent such Net Proceeds are directly contributed to, and received by, the Borrower, plus (iv) the Net Proceeds of any Disposition of Investments made pursuant to Section 6.04(h) or (t) in reliance on the Available Amount, plus (v) to the extent not otherwise included, the aggregate amount of cash dividends, distributions, interest, fees, premiums, returns of capital, repayments of principal, income, or profit returned to the Borrower or any Restricted Subsidiary in respect of Investments made pursuant to Section 6.04(h) or (t) in reliance on the Available Amount (up to the amount of the Investment), plus (vi) amounts declined by any Lender and any Super Senior Lender and retained by the Borrower pursuant to Section 2.11(f) and Section 2.11(f) of the Super Senior Credit Agreement, respectively,  plus (vii) the fair market value of all Qualified Equity Interests of the Borrower issued upon conversion or exchange of Indebtedness or Disqualified Equity Interests of the Borrower, or any of its Restricted Subsidiaries after the Closing Date, together with the fair market value of any assets constituting Permitted Investments received upon such conversion or exchange minus (b) the sum at such time of (i) all prepayments required to be made under Section 2.11(d) (without giving effect to the ~~first~~ proviso in such Section) or under Section 2.11(d) of the Super Senior Credit Agreement (without giving effect to the proviso in such section) in respect of Excess Cash Flow, (ii) Restricted Payments previously made under Section 6.07(a)(ix) in reliance on the Available Amount, (iii) prepayments of Indebtedness previously made under Section 6.07(b)(v) in reliance on the Available Amount and (iv) Investments previously made under Section 6.04(h) and (t) in reliance on the Available Amount.

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means ~~CPI Acquisition, Inc~~has the meaning assigned to such term in the preamble of this Agreement.

“Borrower Materials” has the meaning assigned to such term in Section 5.01(g).

“Borrower Notice” has the meaning assigned to such term in clause (h) of the definition of “Collateral and Guarantee Requirement.”

“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 2.11(a)(ii)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.11(a)(ii)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.11(a)(ii)(D).

“Borrowing” means ~~(a)~~ Loans of the same Class and Type, made, converted, or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect ~~or (b) a Swingline Loan.~~

~~“Borrowing Minimum” means (a) in the case of a Eurodollar Revolving Borrowing, $250,000 or (b) in the case of an ABR Revolving Borrowing, $250,000.~~

~~“Borrowing Multiple” means (a) in the case of a Eurodollar Revolving Borrowing, $100,000 and (b) in the case of an ABR Revolving Borrowing, $100,000~~.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 which, if in writing, shall be substantially in the form of Exhibit F.

“British Pounds Sterling” means the lawful currency of the United Kingdom.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks in New York City or Toronto are authorized or required by law to remain closed; provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Calculation Date” shall mean, as applicable, (a) the Closing Date or (b) the last Business Day of each calendar month.

“Canadian Dollars” means the lawful money of Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.  For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Software Expenditures”~~:~~   means for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Subsidiaries.

“Cash Management Obligations” means obligations of Holdings, the Borrower or any Subsidiary in respect of any overdraft, custom bonds, payment systems and related liabilities arising from treasury, depository, and cash management services, or any automated clearing house transfers of funds.

“Cash Restructuring Add-Back”  has the meaning assigned to such term in the definition of “Consolidated EBITDA.”

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards or in respect of any equipment, fixed assets, or real property (including any improvements thereon) to replace or repair such equipment, fixed assets, or real property.

   “Change in Control” means (a) ~~prior to a Qualified IPO, the Permitted Holders shall fail to own or control, directly or indirectly, through beneficial ownership or contract rights, equity interests representing more than 50% of the total voting power of Holdings; (b) upon or after the consummation of a Qualified IPO,~~ a Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding any employee benefit plan of Holdings or any of its subsidiaries (or any direct or indirect parent company thereof), and any Person or entity acting in its capacity as trustee, agent, or other fiduciary or administrator of any such plan, other than the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Equity Interests representing more than the greater of (x) 35% of the then-outstanding total voting power of Holdings and (y) the percentage of the then-outstanding total voting power of Holdings owned, directly or indirectly, beneficially by the Permitted Holders; (~~c~~b) Holdings shall fail to own direct beneficial ownership of 100% of the outstanding Equity Interests in the Borrower; or (~~d~~c) a “change of control” (or analogous term) shall have occurred under any Ratio Debt, Permitted Refinancing~~,~~ or Permitted Refinancing Notes, or ~~Replacement Revolving Facility~~under any Super Senior Loan Documents.

“Change in Law” means:  (a) the adoption of any rule, regulation, treaty, or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty, or other law or in the administration, interpretation, or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline, or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines, or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, or issued.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are ~~Revolving Loans, Other Revolving Loans, Swingline Loans,~~ Term Loans or Other Term Loans of any series, (b) any Commitment, refers to whether such Commitment is a ~~Revolving Commitment, Other Revolving Commitment,~~ Term Commitment or Other Term Commitment of any series, and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.  Other Term Commitments, ~~Other Revolving Commitments,~~ Other Term Loans,

~~Other Revolving Loans, Revolving Loans made pursuant to any Revolving Commitment Increase~~ and term loans made pursuant to any Term Commitment Increase that have different terms and conditions shall be construed to be in different Classes.

“Closing Date” means August 17, 2015.

 “Co-Documentation Agents” means Bank of Montreal and Canadian Imperial Bank of Commerce, New York Branch.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, whether real or personal, tangible, or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for any Secured Obligations.

“Collateral Agent”  ~~means Scotiabank~~has the meaning given to such term in ~~its capacity as collateral agent for the Secured Parties, and any successor collateral agent~~the preamble to this Agreement.

“Collateral Agreement” means the Collateral Agreement, dated as of the Closing Date, in the form of Exhibit E among the Loan Parties party thereto and the Collateral Agent to secure the Secured Obligations of such Loan Parties, as amended by the First Lien Amending Agreement and as the same may be further amended, restated, supplemented, or otherwise modified from time to time.

“Collateral and Guarantee Requirement” means, at any time, ~~subject~~except, in each case ~~to Section 5.14~~, as otherwise contemplated by the terms of the Intercreditor Agreement, the requirement that:

(a)        On or prior to the ~~Closing~~Amendment Effective Date, the Administrative Agent shall have received (i) from Holdings, the Borrower, and each Subsidiary (other than an Excluded Tax Subsidiary) existing on the ~~Closing~~Amendment Effective Date, a counterpart of the Collateral Agreement, duly executed and delivered on behalf of such Person, and (ii) from Holdings and each ~~Domestic~~ Subsidiary ~~existing on the Closing Date~~ (other than ~~any~~an Excluded Tax Subsidiary) existing on the Amendment Effective Date, a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person;

(b)        On or prior to the ~~Closing~~Amendment Effective Date, the Collateral Agent shall have received (i) a pledge of all the issued and outstanding Equity Interests of (A) the Borrower and (B) each Wholly Owned Subsidiary owned directly by Holdings, the Borrower, or any Subsidiary (it being understood that ~~(1) no more than 65% of the voting Equity Interests of any “first tier” Excluded Tax Subsidiary owned by a Domestic Subsidiary and (2)~~ no Equity Interests of any Excluded Tax Subsidiary owned by any Excluded Tax Subsidiary shall, in each case, be pledged to secure the Secured Obligations of the Borrower or any Guarantee thereof), and (ii) in the case of certificated Equity Interests required to be pledged pursuant to clause (i) above, to the extent required by the Collateral Agreement, all certificates or other instruments (if any) representing such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)        if any Indebtedness for borrowed money (including in respect of cash management arrangements) of Holdings, the Borrower, or any Subsidiary in an aggregate principal amount exceeding $5,000,000 is owing by such obligors to one or more Loan Parties, such Indebtedness shall be evidenced by a promissory note on terms at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit N, that shall have been pledged pursuant to the Collateral Agreement (or other applicable Security Document as reasonably required by the Collateral Agent) and, to the extent required by the Collateral Agreement, the Collateral Agent shall have received such intercompany note, together with note powers or other undated instruments of transfer with respect thereto endorsed in blank;

(d)        in the case of any Person that becomes a ~~Domestic~~ Subsidiary after the Closing Date and is not an Excluded Immaterial Subsidiary or an Excluded Tax Subsidiary, the Administrative Agent and the Collateral Agent shall have received within the time periods set forth in Section 5.11 a supplement to (A) the Guarantee Agreement and (B) the Collateral Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such ~~Domestic~~ Subsidiary;

(e)        [reserved];

(f)        after the ~~Closing~~Amendment Effective Date, (i) all the outstanding Equity Interests (A) issued or owned by any Person that becomes a Loan Party after the ~~Closing~~Amendment Effective Date and (B) all the Equity Interests that are acquired by a Loan Party after the ~~Closing~~Amendment Effective Date, in each case, to the extent not constituting Excluded Assets, shall have been pledged pursuant to the applicable Security Document; provided, that ~~(A) no more than 65% of the voting Equity Interests of any “first tier” Excluded Tax Subsidiary owned by a Domestic Subsidiary and (B)~~ no Equity Interests of any Excluded Tax Subsidiary owned by any Excluded Tax Subsidiary, in each case, shall be pledged to secure the Secured Obligations of the Borrower or any Guarantee thereof and (ii) to the extent required by the Collateral Agreement, the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(g)        except as otherwise contemplated by any Security Document, all documents and instruments, including UCC financing statements and other similar statements or forms used in other relevant jurisdictions and IP security agreements, required by law, or reasonably requested by the Collateral Agent to be filed, registered, or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded, or delivered to the Collateral Agent for filing, registration, or the recording on the ~~Closing~~Amendment Effective Date or, with respect to Collateral acquired after the ~~Closing~~Amendment Effective Date, as required pursuant to ~~Sections~~Section 5.03,  5.11 or 5.12;

(h)        with respect to any fee-owned (but not leased or ground leased) Material Real Property, the Collateral Agent shall have received (i) counterparts of a First Lien Mortgage with respect to each Material Real Property duly executed and delivered by the record owner of such First Lien Mortgaged Property, (ii) a policy or policies of title insurance in an amount equal to the then fair market value of such First Lien Mortgaged Property and fixtures, in form and substance acceptable to the Collateral Agent, issued by a nationally recognized title insurance company in favor of the Collateral Agent and insuring the Lien of each such First Lien Mortgage as a first priority Lien on the First Lien Mortgaged Property described therein, free of any other Liens (except as expressly permitted by Sections 6.02(ii) - (viii),  (xi) - (xix),  (xxii),  (xxiii) and (~~xxiv~~xxvi)), together with such endorsements as the Collateral Agent may reasonably request, (iii) with respect to Material Real Property located in the United States, no later than three Business Days prior to the date on which a First Lien Mortgage is executed and delivered, in order to comply with the Flood Laws, the following documents:  (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”), (B) if the improvement(s) to the applicable improved real property is located in a special flood hazard area, a notification to the Borrower (“Borrower Notice”) and (if applicable) notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (C) documentation evidencing the Borrower’s receipt of the Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. Mail, or overnight delivery), and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following:  the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Collateral Agent (any of the foregoing being “Evidence of Flood Insurance”), (iv) such legal opinions as the Collateral Agent may reasonably request with respect to any such First Lien Mortgage or First Lien Mortgaged Property, in each case, in form and substance reasonably satisfactory to the Collateral Agent, (v) to the extent requested by the Collateral Agent, a survey of such First Lien Mortgaged Property in compliance with the 2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys reasonably satisfactory to the Collateral Agent, and (vi) evidence of payment of title insurance premiums and expenses, and all recording, mortgage, transfer, and stamp taxes and fees payable in connection with recording the First Lien Mortgage, any amendments thereto and any fixture filings in appropriate county land office(s).

Notwithstanding the foregoing provisions of this definition or anything in this Agreement, or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of, or security interests in, or the obtaining of title insurance, legal opinions, or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Restricted Subsidiary, if, and for so

long as the Collateral Agent and the Borrower reasonably agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions, or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to Holdings and its Affiliates (including the imposition of material withholding or other taxes)) shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents, (c) in no event shall control agreements or other control or similar arrangements be required with respect to ~~(i) deposit accounts, (ii) securities accounts or (iii) letter of credit rights~~any Excluded Account, (d) in no event shall the Collateral of any Loan Party include any Excluded Assets of such Loan Party, (e) neither the Borrower nor any Subsidiary will be required to take any action to perfect any security interest in any of its owned Intellectual Property in any jurisdictions other than the United States and any other jurisdiction in which any Loan Party is organized, (f) in no event shall any Excluded Tax Subsidiary Guarantee the First Lien Obligations of the Borrower, (g) in no event shall (A) any Excluded Tax Subsidiary be required to pledge assets as Collateral under any Loan Document and (B) any Equity Interests of an Excluded Tax Subsidiary be pledged as Collateral under any Loan Document, except that ~~65~~100% of the voting Equity Interests of any “first tier” Excluded Tax Subsidiary owned by a Domestic Subsidiary may be pledged to secure the Secured Obligations of the Borrower or any Guarantee thereof ~~and~~, (h) no foreign law guaranties, pledge agreements, or charge agreements shall be required~~.  The~~ with respect to Holdings or the Borrower (so long as Holdings or the Borrower, respectively, is incorporated, organized, or otherwise formed under the laws of the United States, any state thereof, or the District of Columbia), any Domestic Subsidiary, or any Excluded Tax Subsidiary and (i) for the avoidance of doubt, prior to the time when the Super Senior Secured Obligations have been repaid in full in immediately available funds in accordance with the provisions of the Super Senior Credit Agreement, all instructions, whether oral or written, regarding any of the Collateral, shall be given solely by the Super Senior Collateral Agent.  Subject to the terms of the Intercreditor Agreement, the Collateral Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the ~~Closing~~Amendment Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the ~~Closing~~Amendment Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commitment” means with respect to any Lender, its ~~Revolving Commitment, Term Commitment of any Class, Other Revolving~~Term Commitment of any Class, Other Term Commitment of any Class or any combination thereof (as the context requires).

~~“Commitment Letter” means that certain Commitment Letter, dated as of July 26, 2015, by and among the Joint Lead Arrangers, the Co-Documentation Agents and the Borrower.~~

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended from time to time, and any successor statute.

“Competitors” shall mean, from time to time, any Person, together with its Affiliates, that is engaged in the production and sale of financial payment cards and gift cards and services, packaging and production equipment with respect to such items, other than any bona fide debt fund or any such Person or its Affiliates that is generally in the business of investing in debt securities or syndicated loans.

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(d).

~~“Compliance Event” means, as of any Test Date, the Revolving Exposure (other than with respect to LC Exposure that has been cash collateralized in an amount equal to the outstanding amount thereof and other standby Letters of Credit with an aggregate face value of up to $1,500,000) of all Lenders outstanding at such time is greater than 50% of the aggregate principal amount of the Revolving Commitments of all Lenders.~~

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated  Depreciation  and  Amortization  Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and Capitalized Software Expenditures and amortization of unrecognized prior service costs, and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated  EBITDA”  means,  with  respect  to  any  period, Consolidated  Net Income of Holdings, Borrower, and its Restricted Subsidiaries for such period:

(1)       increased by (without duplication) the following amounts which have been deducted (and not added back) in computing Consolidated Net Income:

(a)        provision  for  taxes  of  Holdings , Borrower, and  its  Restricted  Subsidiaries, including, without limitation, foreign, federal, state, local, franchise, excise, and similar  taxes  and  foreign  withholding  taxes  (including  penalties  and  interest related to such taxes or arising from tax examinations, and including pursuant to any tax sharing arrangements) paid or accrued during such period; plus

(b)        Consolidated  Interest  Expense  and  Charges  for  such  period (including  (x)  net  losses  on  obligations  under  Hedging  Agreements  or  other derivative instruments entered into for the purpose of hedging interest rate risk, (y) fees payable in respect of letters of credit and (z) costs of surety bonds in connection  with  financing  activities,  in  each  case,  to  the  extent  included  in Consolidated Interest Expense and Charges), together with items excluded from the definition of “Consolidated Interest Expense and Charges” pursuant to clause

(1) of the definition thereof, and, in each such case, to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c)        Consolidated  Depreciation  and  Amortization  Expense  for  such period; plus

(d)        any   fees,   expenses  , or   charges   (other   than   depreciation   or amortization  expense)  related  to  any  equity  offering,  Permitted  Acquisition, Permitted Investment, disposition, recapitalization, or the incurrence or repayment of Indebtedness in each case permitted under the Loan Documents (whether or not successful),   including   (i)   such   fees,   expenses  , or   charges   related   to   the Transactions and (ii) any fees, costs (including call premiums), commissions, expenses, and other charges related to any amendment or other modification of any Indebtedness permitted under the Loan Documents; plus

(e)        the amount of any non-cash restructuring charge, accrual , or reserve, including any non-cash restructuring costs incurred in connection with acquisitions  after the Closing Date  and  non-cash  costs  related  to  the  closure and/or consolidation of facilities; provided that if any such non-cash  charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(f)        the amount of any cash restructuring charge, accrual, or reserve, including any cash restructuring costs incurred in connection with acquisitions after the Closing Date, cash costs related to the implementation of cost savings initiatives  and  operating  expense  reductions,  closure  and/or  consolidation  of facilities and plants, opening and pre-opening expenses, business optimization and other integration, and transition charges (including inventory optimization programs, software development costs, costs relating to curtailments, costs related to entry into new markets, strategic initiatives and contracts, consulting fees, expansion and relocation expenses, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and startup costs), and severance and relocation, signing, retention, and executive recruiting costs; provided that the aggregate amount of all charges, accruals, or reserves for any measurement  period under this  clause (f) (the “Cash Restructuring Add- Back”), shall not exceed 25% of Consolidated  EBITDA before giving effect to the Cash Restructuring Add-Back; plus

(g)        any  other  non-cash  charges,  including  any  write-offs  or  write- downs, for such period; provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated

EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(h)        the  amount   of  any  minority  interest   expense  consisting  of Subsidiary income attributable to minority equity interests of third parties in any ~~non-wholly owned~~Non-Wholly Owned Subsidiary deducted; plus

(i)         the    amount    of    any   management,    monitoring,    consulting, transaction and advisory fees, and related expenses paid in such period to the extent otherwise permitted under Section 6.08;  plus

(j)         any costs or expense incurred pursuant to any management equity plan or stock option plan (including without limitation any phantom equity plan), or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Qualified Equity Interests of the Borrower; and

(2)        decreased  by (without  duplication) the following amounts  which  have been included in computing Consolidated Net Income:  (a) non-cash income or gains for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior  period  and  (b)  the  minority  interest  income  consisting  of  Subsidiary  losses attributable  to  minority  equity  interests  of  third  parties  in  any  ~~non-wholly  owned~~Non-Wholly Owned Subsidiary to the extent such minority interest income has not been received in cash by the Borrower or its Restricted Subsidiaries.

For purposes of computing Consolidated EBITDA for any fiscal period during which a Permitted  Acquisition  is  consummated,  there  shall  be  included  in  Consolidated  EBITDA (without duplication) as if such Permitted Acquisition had been consummated as of the first day of such period, the Acquired EBITDA of any Person or any division, product line, and/or business operated by any person, in  each  case,  acquired by the Borrower or any Restricted Subsidiary of the Borrower  during  such  period  to  the  extent  not  subsequently  sold,  transferred , or  otherwise disposed of (but not including the EBITDA of any related Person, property, business, or assets to the extent not so acquired) (each such Person or any division, product line, and/or business acquired and not subsequently disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a Pro Forma Basis.

For purposes of computing Consolidated EBITDA for any fiscal period during which a permitted  Disposition  of  a  Subsidiary,  division,  product  line , and/or  business  is consummated, there shall be excluded from Consolidated EBITDA (without duplication) as if such permitted Disposition had been consummated as of the first day of such period, the

Disposed EBITDA of any Person, property, business, or asset sold, transferred, or otherwise disposed of, or~~,~~  closed  or  classified  as  discontinued  operations  (but  if  such  operations  are  classified  as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) by the Borrower or any Restricted Subsidiary during such period (each such Person, division, product line, and/or business so sold or disposed of, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business, or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, conversion, or disposition) determined on a Pro Forma Basis.

 “Consolidated First Lien Secured Indebtedness” means, as of any date of determination, the total amount of the Secured Obligations, the First Lien Obligations and all other Consolidated Net Debt outstanding on such date that is secured by Liens (other than Liens expressly permitted by Sections 6.02(ii), (vi), (viii)(B), (xii), (xvi), (xvii), (xix), and (xxiii)) on any asset of Holdings, the Borrower, or any Restricted Subsidiaries that are not subordinated to the Lien securing any Secured Obligations on terms reasonably satisfactory to the Administrative Agent and the Borrower.

“Consolidated  Interest  Expense  and  Charges” means, with respect to any Person for any period, the sum, without duplication, of (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts, and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of obligations under Hedging Agreements or other derivative instruments pursuant to GAAP), (d) the interest component of Capital Lease Obligations, and (e) net payments, if any, pursuant to obligations under interest rate Hedging Agreements with respect to Indebtedness, and excluding (v) accretion or accrual of discounted liabilities not constituting Indebtedness, (w) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees, and expenses, and (y) any expensing of bridge, commitment, and other financing fees); plus consolidated capitalized interest of such Person and its Restricted Subsidiary for such period (whether paid or accrued); less interest income of such Person and its Restricted Subsidiaries for such period; plus (2) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of any Disqualified Equity Interest, refunding capital stock or any preferred stock of the Borrower or a Restricted Subsidiary during such period; provided that for purposes of this definition, interest on Capital Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Consolidated Net Debt” means, as of any date of determination, (a) the U.S. Dollar Equivalent of the aggregate amount of Indebtedness of Holdings, the Borrower, and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with any Permitted Acquisition (or other Investment permitted hereunder)) consisting only of Indebtedness for borrowed money, unreimbursed obligations under letters of credit, obligations in respect of Capitalized Leases, and debt obligations evidenced by promissory notes or similar instruments, minus (b) U.S. Dollar Equivalent of the aggregate amount of cash and Permitted Investments of Holdings, the Borrower, and the Restricted Subsidiaries (in each case, free and clear of all Liens, other than Liens permitted pursuant to Section 6.02), excluding cash and Permitted Investments which are listed as “restricted” on the consolidated balance sheet of Holdings, the Borrower, and the Restricted Subsidiaries as of such date.

 “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(a)        any after-tax effect of extraordinary, non-recurring, or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions and any Qualified IPO) shall be excluded,

(b)        the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(c)        any after-tax effect of income or loss from disposed, abandoned, or discontinued operations and any net after-tax gains or losses on disposed, abandoned, transferred, closed, or discontinued operations shall be excluded,

(d)        any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments, other than in the Ordinary Course of Business, as determined in good faith by the Borrower, shall be excluded,

(e)        the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions, or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Subsidiary thereof that is the Borrower or a Restricted Subsidiary in respect of such period,

(f)        effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the property, equipment, leases, inventory, software, goodwill, and other intangible assets, in-process research and development, deferred revenue, deferred trade incentives and other lease-related items, advanced billings, and debt line items (including deferred costs and deferred rent related thereto)) resulting from the application of purchase or recapitalization accounting or, if applicable, acquisition method accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(g)        any after-tax effect of income or loss from the early extinguishment of Indebtedness or obligations under Hedging Agreements or other derivative instruments shall be excluded,

(h)        any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities, or as a result of a change in law or regulation, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(i)         any non-cash compensation charge or expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock, or other rights and any income or loss attributable to deferred compensation plans or trusts, including but not limited to charges and expenses arising under FASB ASC 718 and cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Borrower or any of its direct or indirect parent companies in connection with the Transactions or any Qualified IPO shall be excluded,

(j)         any fees and expenses (including any adjustment of estimated payouts on earn-outs) incurred during such period, or any amortization thereof for such period, in connection with the Transactions and any acquisition, Investment, Asset Disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction, or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed), and any charges or non-recurring merger costs incurred during such period as a result of any such transactions shall be excluded,

(k)        changes as a result of adoption or modification of accounting policies shall be excluded,

(l)         to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (1) not denied by the applicable carrier in writing within 180 days and (2) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses, or losses with respect to liability or casualty events or business interruption shall be excluded,

(m)       any gain or loss resulting in such period from obligations under Hedging Agreements and the application of FASB ASC 815 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations shall be excluded, and

(n)        any gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from obligations under Hedging Agreements for currency exchange risk) shall be excluded.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing and without duplication with any of clauses (a) through (n) above, Consolidated Net Income shall include the amount of proceeds actually received from business interruption insurance and reimbursements actually received of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer, or other disposition of assets permitted under this Agreement.

“Consolidated Total Secured Indebtedness” means, as of any date of determination, the total amount of Consolidated Net Debt outstanding on such date that is secured by a Lien on any asset of Holdings, the Borrower, or any Restricted Subsidiaries.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of the U.S. Dollar Equivalent of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings, the Borrower, and the Restricted Subsidiaries at such date, excluding the current portion of current and deferred income taxes over (b) the sum of the U.S. Dollar Equivalent of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings, the Borrower, and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and obligations under ~~Letters~~letters of ~~Credit~~credit, in each case, to the extent otherwise included therein, (iii) the current portion of interest, and (iv) the current portion of current and deferred income taxes; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by Holdings, the Borrower, and the Restricted Subsidiaries shall be measured from the date on which such acquisition or disposition occurred until the first anniversary of such acquisition or disposition with respect to the Person subject to such acquisition or disposition and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of Consolidated Net Income and (III) any changes in current assets or current liabilities as a result of (x) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (y) fluctuations in currency exchange rates or (z) the effects of acquisition method accounting.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means a deposit account control agreement, commodities account control agreement, or securities account control agreement (or similar agreement), as applicable, in form and substance reasonably satisfactory to the Administrative Agent, executed by one or more Loan Parties, the Administrative Agent and the relevant financial institution party thereto, which establishes the Administrative Agent’s control (within the meaning of Section 9-104, 9-106 and 8-106, as applicable, of the UCC) with respect to the applicable deposit account, commodities account, or securities account covered thereby.

“Converted Restricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Credit Agreement Refinancing Debt Requirements” means, with respect to any Indebtedness incurred under a Refinancing Amendment or under Permitted Refinancing Notes, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, or refinance, in whole or part, any existing Term Loans (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”), that the following requirements are met:  (i) such extending, renewing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium thereon plus fees and expenses incurred in connection with such Indebtedness, (ii) such Indebtedness does not mature, and in the case of Permitted Refinancing Notes, does not require any scheduled repayment, mandatory redemption (except with respect to change in control, asset sale and casualty event redemption offers and acceleration rights after an event of default) or sinking fund obligations prior to the date that is 91 days after the maturity date of such Refinanced Debt, (iii) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt, (iv) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Indebtedness is issued, incurred or obtained, (v) no Affiliated Lender shall hold any such Indebtedness constituting Other Term Loans if, after giving effect to the funding of such Other Term Loans, Affiliated Lenders would hold a greater percentage of Term Loans than is otherwise permitted by Section 9.04(f), (vi) if secured, such Indebtedness shall only be secured by the Collateral securing the Refinanced Debt on a pari passu basis or junior basis to the First Lien Obligations subject to intercreditor arrangements to be reasonably acceptable to the Administrative Agent and the Borrower and, in the case of loans, subject to MFN Protection consistent with Section 2.20(a), (vii) such Indebtedness shall be pari passu or subordinated as to right of payment to the First Lien Obligations; provided that any Indebtedness so subordinated in right of payment shall be subordinated on the same terms, (viii) such Indebtedness will have such pricing and optional prepayment or redemption terms as may be agreed by the Borrower and the Lenders thereof and will have terms and conditions (other than maturity, pricing and optional prepayment or redemption terms) that are substantially identical to, or no more favorable (as reasonably determined by the Borrower) to the investors providing such Indebtedness than, the Refinanced Debt and will in any event not include any financial maintenance covenant that is not included in (or that is more restrictive than the financial covenants included in) this Agreement (except for covenants or other provisions (A) applicable exclusively to periods commencing after the Latest Maturity Date at the time such Indebtedness is issued, incurred or obtained or (B) or that are on then-current market terms applicable to such type of Indebtedness) and (ix) such Indebtedness will not be guaranteed by any subsidiaries of Holdings that did not guarantee such Refinanced Debt (other than any Subsidiaries acquired in connection with the incurrence of such Indebtedness; provided that any such Subsidiaries Guarantee the First Lien Obligations not constituting Refinanced Debt pursuant to (and to the extent required by) Section 5.11).

“Credit Agreement Refinancing Indebtedness” means Indebtedness satisfying the Credit Agreement Refinancing Debt Requirements incurred under Permitted Refinancing Notes or pursuant to a Refinancing Amendment, in each case, pursuant to Section 2.21.

“CTA” means the total assets of Holdings, Borrower, and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP on the most recent balance sheet of Holdings, Borrower, and its Restricted Subsidiaries.

“Cumulative Excess Cash Flow” means either (i) for purposes of determining Available Amount, the sum of Excess Cash Flow (but not less than zero in any period) for the fiscal year ending nearest to December 31, 2016 and Excess Cash Flow for each succeeding completed fiscal year or (ii) for any other purpose, the sum of Excess Cash Flow (but not less than zero in any period) for the fiscal year ending nearest to December 31, 2020 and Excess Cash Flow for each succeeding completed fiscal year.

~~“Cure Amount” has the meaning assigned to such term in Section 7.02(a).~~

~~“Cure Expiration Date” has the meaning assigned to such term in Section 7.02(a).~~

~~“Cure Right” has the meaning assigned to such term in Section 7.02(a).~~

“Currency Due”  ~~shall have~~has the meaning assigned to such term in Section 9.17.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, any state thereof, or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means~~, subject to Section 2.22(d),~~ any Lender that ~~(a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit, within two Business Days of the date required to be funded by it hereunder (unless such failure relates to such Lender’s obligation to fund a Loan timely hereunder and is based on such Lender’s determination that a condition precedent to~~

~~funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in writing by such Lender) cannot be satisfied), (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement or provided any written notification to any Person to that effect with respect to its funding obligations hereunder (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied) or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)), to confirm in a manner satisfactory to the Administrative Agent and the Borrower that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d)~~ has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, other than via an Undisclosed Administration, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow, or disaffirm any agreements made by such Lender.  Any such determination by the Administrative Agent as contemplated by preceding ~~clauses (a) through (d)~~sentence shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent ~~bad faith,~~ gross negligence or willful misconduct, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment.

~~“Defaulting Lender Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Bank or Swingline Lender, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit obligations or Swingline Loans other than Letter of Credit obligations or Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.~~

 “Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 6.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of Holdings, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

~~“Dinker Note” means the Subordinated Promissory Note, dated as of September 2, 2014, by Borrower and Holdings, as obligors, in favor of William S. Dinker, as sellers’ representative.~~

~~“Dinker Subordination Agreement” means that certain Subordination Agreement, dated as of the Closing Date, among the Subordinated Creditors (as defined therein) and the Administrative Agent.~~

“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(1).

“Discount Range” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Discount Range Prepayment Amount” has the meaning assigned to such term in Section ~~211~~2.11(a)(ii)(C).

“Discount Range Prepayment Notice” means a written notice of the Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.11(a)(ii)(C) substantially in the form of Exhibit Q.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit R, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Discount Range Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(2).

“Discounted Prepayment Closing Date” means in the case of the Borrower Offer of Specified Discount Prepayment or Borrower Solicitation of Discount Range Prepayment Offer, five (5) Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.11(a)(ii)(B),  Section 2.11(a)(ii)(C) or Section 2.11(a)(ii)(D), as applicable unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(2).

“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.11(a)(ii)(A).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for the period through (but not after) the date of such disposition or conversion, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to Holdings, the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disposition” has the meaning assigned to such term in Section 6.05.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)        requires the payment of any dividend (other than dividends payable solely in Equity ~~Investments~~Interests of such Person that do not constitute Disqualified Equity Interests);

(b)        matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(c)        is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(d)        is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the Latest Maturity Date; provided,  however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other First Lien Obligations that are accrued and payable~~, the cancellation or expiration of all Letters of Credit~~ and the termination of the Commitments and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or any of its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.

“Disqualified Lenders” shall mean (i) those institutions (including those institutions identified as Competitors) set forth on the list provided by the Borrower to the Joint Lead Arrangers prior to the Closing Date and posted to all Lenders, (ii) any other Person identified in writing by the Borrower to the Administrative Agent and the Joint Lead Arrangers as a Competitor from time to time after the date hereof (other than upon and during the continuance of an Event of Default), and posted to all Lenders, and (iii) any Affiliate of any such Person to the extent that such Affiliate is at such time reasonably identifiable by name to be an Affiliate of such Person, which designations, in the case of clauses (ii) and (iii) above, shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (it being agreed by each of the parties hereto that the Administrative Agent and the Joint Lead Arrangers shall be under no duty to monitor or otherwise make any determinations with respect to the foregoing and neither the Administrative Agent nor the Joint Lead Arrangers shall be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature whatsoever incurred or suffered by any Person (including the Loan Parties) in connection with any compliance or non-compliance with the foregoing).

“Domestic Subsidiary” means any Subsidiary that is incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia.

“ECF Percentage” means, with respect to the prepayment required by Section 2.11(d) with respect to any fiscal year of Holdings, if the Total Net Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.11(d) or Section 2.11(d) of the Super Senior Credit Agreement) as of the end of such fiscal year is (a) greater than 3.00 to 1.00, 75% of Excess Cash Flow for such fiscal year, (b) less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00, 50% of Excess Cash Flow for such fiscal year, (c) less than or equal to 2.50 to 1.00 but greater than 2.00 to 1.00, 25% of Excess Cash Flow for such fiscal year, and (d) less than or equal to 2.00 to 1.00, 0% of Excess Cash Flow for such fiscal year.

“Economic Sanctions” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to the Loan Parties and their Subsidiaries from time to time concerning or relating to economic sanctions or terrorism financing, including any sanctions administered or enforced by the U.S. government (including, without limitation, the U.S. Department of State and OFAC), the Department of Foreign Affairs, Trade and Development Canada, the United Nations Security Council, and any other relevant sanctions authority.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person or a Disqualified Lender.

“Environmental Laws” means the applicable common law and treaties, rules, regulations, codes, ordinances, judgments, orders, decrees and other applicable Requirements of

Law, and all applicable injunctions or binding agreements issued, promulgated, or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, to preservation or reclamation of natural resources, to Release or threatened Release of any Hazardous Material or, to the extent relating to exposure to Hazardous Materials, to human health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), of Holdings, the Borrower, or any Subsidiary resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

 “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Holdings, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived pursuant to applicable regulations), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is reasonably expected to be, in “at‑risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by Holdings, the Borrower, any Restricted Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by Holdings, the Borrower, any Restricted Subsidiary or any ERISA Affiliate from the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the cessation of operations at a facility of Holdings, the Borrower, any Restricted Subsidiary or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA, (h) the incurrence by

Holdings, the Borrower any Restricted Subsidiary or any ERISA Affiliate of any liability with respect to its withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (i) the receipt by Holdings, the Borrower, any Restricted Subsidiary or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability on it or a determination that a Multiemployer Plan is, or is reasonably expected to be, insolvent or in “reorganization”, within the meaning of Title IV of ERISA or in “endangered” or “critical” status, within the meaning of Section 305 of ERISA or (j) any Foreign Benefit Event.

~~“Escrow Account” has the meaning assigned to such term in Section 5.10(b).~~

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Eurodollar Rate” means, for any Interest Period as to any Borrowing, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the Eurodollar Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period, or (iii) in the event the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum determined by the Administrative Agent to be the average offered quotation rate by major banks in the London interbank market to the Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the Borrowing for which the Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if Eurodollar Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the Eurodollar Rate shall be equal to the Interpolated Rate.  Notwithstanding the foregoing, with respect to the Term Loans, the Eurodollar Rate with respect to any applicable Interest Period will be deemed to be 1.00% per annum if the Eurodollar Rate for such Interest Period determined pursuant to this definition would otherwise be less than 1.00% per annum.

“Eurodollar Rate Borrowing” means a Borrowing consisting of Eurodollar Rate Loans.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Evidence of Flood Insurance” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement.”

“Excess Cash Flow” means, for any period, an amount expressed in U.S. Dollars equal to the excess of:

(a)        the sum, without duplication, of:

(i)         Consolidated Net Income for such period,

(ii)       an amount equal to the amount of all Non-Cash Charges to the extent deducted in arriving at such Consolidated Net Income,

(iii)      decreases in Consolidated Working Capital for such period, and

(iv)       an amount equal to the aggregate net non-cash loss on dispositions by Holdings, the Borrower and the Restricted Subsidiaries during such period (other than dispositions in the ~~ordinary course~~Ordinary Course of ~~business~~Business) to the extent deducted in arriving at such Consolidated Net Income; less:

(b)        the sum, without duplication, of:

(i)         an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income  and cash charges included in clauses (a) through (n) of the definition of Consolidated Net Income (other than cash charges in respect of Transaction Costs paid on or about the Closing Date to the extent financed with the proceeds of Indebtedness incurred on the Closing Date),

(ii)       without duplication of amounts deducted pursuant to clause (xii) below in prior fiscal years, the amount of capital expenditures made in cash or accrued during such period, except to the extent that such capital expenditures were financed with the proceeds of Indebtedness of Holdings, the Borrower or the Restricted Subsidiaries,

(iii)      the aggregate amount of all principal payments of Indebtedness (other than the payment prior to its stated maturity of any Subordinated Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries) of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases ~~and~~, (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.11(c) with the Net Proceeds from an event of the type specified in clause (a) of the definition of “Prepayment Event” to the extent required due to a disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding ~~(X)~~ all other prepayments of Term Loans, and (~~Y~~C)  the amount of any mandatory prepayment of Super Senior Loans pursuant to Section 2.11(c) of the Super Senior Credit Agreement with the Net Proceeds from an event of the type specified in clause (a) of the definition of “Prepayment Event” thereunder to the extent required due to a disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding all other prepayments of ~~Revolving~~Super Senior Loans) made during such period (other than in respect of any revolving credit facility except to the extent there is an equivalent permanent reduction in commitments thereunder made during such period), except to the extent financed with the proceeds of other Indebtedness of Holdings, the Borrower or the Restricted Subsidiaries,

(iv)       an amount equal to the aggregate net non-cash gain on dispositions by Holdings, the Borrower and the Restricted Subsidiaries during such period (other than dispositions in the ~~ordinary course~~Ordinary Course of ~~business~~Business) to the extent included in arriving at such Consolidated Net Income,

(v)        increases in Consolidated Working Capital for such period,

(vi)       cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness,

(vii)     without duplication of amounts deducted pursuant to clause (xii) below in prior fiscal years, the amount of Investments and acquisitions made by the Borrower and the Restricted Subsidiaries during such period pursuant to Section 6.04 (other than (1) Section 6.04(a), (2) Section 6.04(t), (3) Section 6.04(c)(i) and (ii), (4) Section 6.04(c)(iii)(A), (5) Section 6.04(c)(iii)(B) and (C), and (6)  Section 6.04(c)(iv) and (v), in the case of clauses (2),  (5) and (6), to the extent made with Cumulative Excess Cash Flow) to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(viii)    the amount of dividends and other restricted payments paid during such period pursuant to Section 6.07 (other than Section 6.07(a)(vi) and Section 6.07(b)(iv) (in each case to the extent made with Cumulative Excess Cash Flow) and Section 6.07(a)(i) (to the extent paid to the Borrower or any of the Restricted Subsidiaries)) to the extent such restricted payments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(ix)       the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(x)        cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of Non-Cash Charges included in the calculation of Consolidated Net Income in any prior period,

(xi)       the aggregate amount of any premium, make-whole, or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xii)     without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, other Investments or capital expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions, Investments or capital expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and

(xiii)    the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” means, on any day, for purposes of determining the U.S. Dollar Equivalent of either Canadian Dollars or British Pounds Sterling, the rate at which the applicable currency may be exchanged into U.S. Dollars as set forth at approximately 11:00 a.m., Toronto time or London time, as applicable, on such date on the applicable Reuters WRLD Page for Canadian Dollars or British Pounds Sterling, as the case may be.  In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available services for displaying exchange rates as may be agreed upon by the Required Lenders and the Borrower and notified to the Administrative Agent ~~and the Borrower, or, at the discretion of the Administrative Agent, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of Canadian Dollars or British Pounds Sterling, as the case may be, are then being conducted, at or about 10:00 a.m., Toronto time or London time, as applicable, on such date for the purchase of U.S. Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.~~  in writing.

“Excluded Accounts” means deposit, securities, and commodities accounts (a) maintained for payroll, employee compensation and benefits, or taxes related thereto, (b) operated as zero balance accounts, (c) held by the Administrative Agent, (d) with a balance, when aggregated with the amounts on deposit in all other such deposit, securities, and commodities accounts, of no more than $500,000, which in each case are maintained for purposes of cash collateralizing reimbursement obligations in respect of letters of credit permitted under this Agreement to be incurred, or (e) with a balance, when aggregated with the amounts on deposit in all other deposit, securities, and commodities accounts for which control agreements have not been obtained (other than those specified in the foregoing clauses (a), (b), (c), and (d)) which at all times is less than $250,000.

“Excluded Assets” means (a) any fee-owned real property that is not Material Real Property and all leasehold (including ground lease) interests in real property, (b) motor vehicles, serial numbered goods  , and other assets, in each case, subject to certificates of title or ownership or serial number filings except to the extent that the filing of UCC financing statements (without serial numbers or vehicle identification numbers) is sufficient for perfection of security interests in such motor vehicles or other assets, subject to all other clauses of this definition, (c) Equity Interests in any Person (other than any Wholly Owned Restricted Subsidiaries) to the extent the pledge thereof to the Collateral Agent is not permitted by the terms of such Person’s organizational or joint venture documents (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under the UCC or any Requirement of Law of any jurisdiction), (d) ~~in the case of Collateral securing the Secured Obligations of the Borrower (or the Secured Obligations of any other Loan Party with respect to its Guarantee of the Secured Obligations of the Borrower), voting Equity Interests constituting an amount greater than 65% of the total voting Equity Interests of any Excluded Tax Subsidiary that are held directly by Loan Parties~~[reserved], (e) in the case of Collateral securing the Secured Obligations of the Borrower (or the Secured Obligations of any other Loan Party with respect to its Guarantee of the Secured Obligations of the Borrower), Equity Interests or other assets that are held directly by an Excluded Tax Subsidiary, (f) any “General Intangible” as defined in the UCC (including Intellectual Property), instrument, software, permit, lease, license ~~or other~~, contract, agreement ~~with any Person~~, governmental approval or franchise, to which a Loan Party is a party or any of its rights or interests thereunder if, to the extent and for so long as~~,~~ the grant of a Lien thereon ~~or the collateral assignment thereof~~ to secure the Secured Obligations ~~constitutes~~shall constitute or result in a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party) to, such General Intangible (including Intellectual Property), instrument, software, permit, lease, license, contract, agreement, governmental approval or franchise (other ~~agreement (but only~~than to the extent that any such term would be rendered ineffective, or is otherwise unenforceable, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable Requirement of Law); provided that, to the extent severable, the Excluded Assets shall not include any portion of such General Intangible (including Intellectual Property), instrument, software, permit, lease, license, contract, agreement, governmental approval or franchise that does not result in any such breach, termination or default, including any proceeds of such General Intangible (including Intellectual Property), instrument, software, permit, lease, license, contract, agreement, governmental approval or franchise; provided that the Excluded Assets shall not include any such asset (x) at the time the provision of such agreement containing such restriction ceases to be in effect and (y) to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the UCC or any ~~Requirements~~other applicable Requirement of Law~~)~~, (g) any asset subject to a Lien of the type permitted by Section 6.02(iv) or a Lien permitted by Section 6.02(xi), in each case if, to the extent and for so long as the grant of a Lien thereon or the assignment thereof to secure any Secured Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party) to, any agreement pursuant to which such Lien has been created ~~(but only~~; provided that the Excluded Assets shall not include any such asset (x) at the time the provision of such agreement containing such restriction ceases to be in effect and (y) to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the UCC or any ~~Requirements~~other applicable Requirement of Law~~)~~, (h) any intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act, (i) any asset if, to the extent and for so long as the grant of a Lien thereon to secure any Secured Obligations is prohibited by any ~~Requirements~~Requirement of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable ~~Requirements~~Requirement of Law of any jurisdiction), (j) letter of credit rights (other than “Supporting Obligations” as defined in the UCC), (k) commercial tort claims (as defined in the UCC) having an aggregate amount of damages or other recoveries sought of less than $5,000,000~~;~~, (l) any asset with respect to which the Borrower has reasonably determined that the grant of a Lien thereon to secure the First Lien Obligations would result in material adverse tax consequences, and (m) other assets to the extent the difficulty, time and/or expense of obtaining a security interest therein is excessive in relation to the benefit to the Secured Parties afforded thereby as reasonably agreed by the Borrower and the ~~Administrative~~Collateral Agent in writing; provided that, notwithstanding anything to the contrary contained herein, in no event shall any Material Intellectual Property constitute an Excluded Asset (other than pursuant to clause (f) or (h) above).

“Excluded Immaterial Subsidiary” means (a) any Unrestricted Subsidiary, (b) any Immaterial Subsidiary, (c) any not-for-profit Subsidiary, (d) any Subsidiary that requires any governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee of the Secured Obligations, which has not been obtained after using commercially reasonable efforts to seek such consent, approval, license or authorization, and (e) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition (as defined below) to the extent that (x) such Subsidiary is an obligor in respect of Indebtedness permitted under Section 6.01(a)(vii) secured by Liens permitted under Section 6.02(xi) and (y) the contractual terms of such Indebtedness prohibit such Subsidiary from becoming a Subsidiary Loan Party; provided that no Excluded Immaterial Subsidiaries shall exist on the Closing Date; provided, further that in no event shall any Excluded Immaterial Subsidiary (i) own any Material Intellectual Property or any Equity Interests of any Subsidiary of the Borrower that owns any Material Intellectual Property or (ii) be the exclusive licensee of any Material Intellectual Property.

“Excluded Information” means information (including material nonpublic information) regarding the Loans of the applicable Class or the Loan Parties, and their respective securities hereunder that is not known to a Lender participating in a Discounted Term Loan Prepayment, in an assignment to or by an Affiliated Lender or in an assignment to any Loan Party or any of its subsidiaries, that may be material to a decision by such Lender to participate in such Discounted Term Loan Prepayment, assignment to such Affiliated Lender or such assignment to any Loan Party or any of its subsidiaries, as applicable.

“Excluded Swap Obligations” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Loan Party’s failure to constitute an “eligible contract participant” at such time.

“Excluded Tax Subsidiary” means (a) any Foreign Subsidiary that is not an Included Foreign Subsidiary, (b) any Domestic Subsidiary that has no material assets other than equity and debt interests of one or more direct or indirect Foreign Subsidiaries that are not Included Foreign Subsidiaries and (c) any Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary that is not an Included Foreign Subsidiary; provided, that in no event shall any Excluded Tax Subsidiary (i) own any Material Intellectual Property or any Equity Interests of any Subsidiary of the Borrower that owns any Material Intellectual Property or (ii) be the exclusive licensee of any Material Intellectual Property.

“Excluded Taxes” means, with respect to any Recipient, (a) Taxes imposed on (or measured by) its net income (however denominated) and franchise Taxes imposed on it (in lieu of net income Taxes) by (i) the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) any other jurisdiction that are Other Connection Taxes, (b) any branch profits tax imposed under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a) above, (c) any U.S. federal withholding Tax pursuant to FATCA, (d) any withholding Tax that is attributable to a Lender’s failure to comply with Section 2.17(f) and (e) except in the case of an assignee pursuant to a request by the Borrower under Section 2.19 hereto, any U.S. federal withholding Taxes imposed due to a Requirement of Law in effect at the time a Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.17(a).

“Existing Class” has the meaning assigned to such term in Section 2.21(c)(i).

~~“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of September 2, 2014, by and among CPI Acquisition, Inc., CPI Holding Co., CPI Card Group - Colorado, Inc., CPI Card Group - Minnesota, Inc., CPI Card Group - Indiana, Inc. and EFT Source, Inc., as borrowers, Holdings and CPI Card Group - Nevada, Inc., as obligors, the Bank of Nova Scotia, as administrative agent, and the lenders party thereto.~~

~~“Existing Letter of Credit” means each letter of credit previously issued for the account of the Borrower that (a) is outstanding on the Closing Date and (b) is listed on Schedule 1.01(a).~~

~~“Existing Revolving Commitments” has the meaning assigned to such term in Section 2.21(c)(iii)(B).~~

 “Existing Term Loans” has the meaning assigned to such term in Section 2.21(c)(iii)(B).

“Extended Maturity Date” has the meaning assigned to such term in Section 2.21(c)(i).

~~“Extended Revolving Commitments” has the meaning assigned to such term in Section 2.21(c)(iii)(B).~~

~~“Extended Revolving Loans” means one or more Classes of Revolving Loans that are made pursuant to Extended Revolving Commitments.~~

“Extended Term Loans” has the meaning assigned to such term in Section 2.21(c)(iii)(B).

“Extension” has the meaning assigned to such term in Section 2.21(c)(i).

“Extension Amendment” has the meaning assigned to such term in Section 2.21(c)(vi).

“Extension Offer” has the meaning assigned to such term in Section 2.21(c)(i).

~~“Facilities” means the Term Facility and the Revolving Facility.~~

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any Law implemented to give effect to any intergovernmental agreements entered with respect thereto.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended from time to time, and the rules and regulations thereunder.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” any fee letter entered into by any Loan Party and any of the Joint Lead Arrangers or Agents in connection with this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or corporate controller of the Borrower.

~~“Financial Performance Covenant” means the covenant set forth in Section 6.11.~~

“Financing Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, and the use of the proceeds thereof ~~and the issuance of Letters of Credit hereunder~~.

“First Amendment” means the First Amendment to First Lien Credit Agreement, dated as of December 31, 2016, entered into among the Borrower, Holdings, the other Loan Parties party thereto, and Scotiabank, as Administrative Agent.

“First Lien Amending Agreement” means the First Lien Amendment Agreement, dated as of the Amendment Effective Date, entered into among the Borrower, Holdings, the other Loan Parties party thereto, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“First Lien Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any First Lien Mortgaged Property to secure the Secured Obligations.  Each First Lien Mortgage shall be in form and substance reasonably satisfactory to the Collateral Agent and the Borrower.

“First Lien Mortgaged Property” means each parcel of real property with respect to which a First Lien Mortgage is granted pursuant to the Collateral and Guarantee Requirement, Section 5.11 or Section 5.12.

“First Lien Net Leverage Ratio” means, as of any date of determination, with respect to Holdings, Borrower, and its Restricted Subsidiaries on a consolidated basis, the ratio, on a Pro Forma Basis, of (a) Consolidated First Lien Secured Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.

“First Lien Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided herein (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding (or that would accrue but for the existence of such proceeding), regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise~~, (ii) each payment required to be made by the Borrower hereunder in respect of any Letter of Credit (including the LC Reimbursement Obligations), when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii~~ and (ii) all other monetary obligations of the Borrower under or pursuant hereto and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding (or that would accrue but for the existence of such proceeding), regardless of whether allowed or allowable in such proceeding).

“Fixed Charge Coverage Ratio” means, as of any date of determination the ratio of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date to (ii) Consolidated Interest Expense and Charges for such four‑fiscal quarter period.

“Flood Determination Form” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement.”

“Flood Laws” means the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System).

“Foreign Benefit Event” means with respect to any Foreign Plan, (a) the existence of unfunded liabilities of Holdings, the Borrower, or any Restricted Subsidiary in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure of the Borrower to make its required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by Holdings, the Borrower, or any Restricted Subsidiary under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by Holdings, the Borrower, or any Restricted Subsidiary, or the imposition on any of Holdings, the Borrower, or any Restricted Subsidiary of any fine, excise tax, or penalty resulting from any noncompliance with any applicable law.

“Foreign Collateral Triggering Event” means, with respect to any Foreign Subsidiary and as of any date, such Foreign Subsidiary has at least 5% of consolidated assets or at least 5% of annual consolidated revenues of Holdings, the Borrower, and its Subsidiaries as reflected on the most recent financial statements delivered pursuant to Section 5.01 prior to such date.

“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Plan” shall mean any defined benefit plan (as defined in Section 3(35) of ERISA, but whether or not subject to ERISA) maintained, contributed to, or required to be contributed to, by Holdings, the Borrower, or any Restricted Subsidiary with respect to its employees employed outside the United States, other than any statutorily created plan or any such plan sponsored exclusively by any Governmental Authority.

 “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funded Debt” means the U.S. Dollar Equivalent of the sum of all Indebtedness of Holdings, the Borrower, and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time but subject to Section 1.04.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether federal, state, provincial, territorial, or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities, or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital, or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ~~ordinary course~~Ordinary Course of ~~business~~Business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer.  The term

“Guarantee” as a verb has a corresponding meaning.  Notwithstanding anything herein to the contrary, no Excluded Tax Subsidiary shall be a Guarantor.

“Guarantee Agreement” means the guarantee agreement executed by each Loan Party, dated as of the ~~Closing~~Amendment Effective Date, in substantially the form of Exhibit B, as amended by the First Lien Amending Agreement and as the same may be further amended, restated, supplemented, or otherwise modified from time to time.

“Guggenheim Credit Services” means Guggenheim Credit Services, LLC.

“Hazardous Materials” means petroleum or petroleum by‑products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, materials, constituents, chemicals, compounds, or wastes of any nature regulated as hazardous or toxic, or any other term of similar import, pursuant to any Environmental Law.

“Hedging Agreement” means  an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, or commodity.

“Holdings” has the meaning assigned to such term in the preamble.

“Identified Participating Lenders” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(2).

“Identified Qualifying Lenders” has the meaning specified in Section 2.11(a)(ii)(D)(2).

“Immaterial Subsidiary” means on any date, any Subsidiary that (i) has less than 2.5% of consolidated assets and 2.5% of annual consolidated revenues of Holdings, the Borrower and its Subsidiaries as reflected on the most recent financial statements delivered pursuant to Section 5.01 prior to such date and (ii) has been designated as such by the Borrower in a written notice delivered to the Administrative Agent (other than any such Subsidiary as to which the Borrower has revoked such designation by written notice to the Administrative Agent); provided, that at no time shall all Immaterial Subsidiaries so designated by the Borrower, together with all Unrestricted Subsidiaries designated by Borrower pursuant to Section 5.13, have in the aggregate consolidated assets or annual consolidated revenues (as reflected on the most recent financial statements delivered pursuant to Section 5.01 prior to such time) in excess of 5.0% of consolidated assets or annual consolidated revenues, respectively, of Holdings and its Subsidiaries.

~~“Incremental Revolving Facility Amendment” has the meaning assigned to such term in Section 2.20(b)(ii).~~

~~“Incremental Revolving Facility Closing Date” has the meaning assigned to such term in Section 2.20(b)(ii).~~

~~“Incremental Term Facility” has the meaning assigned to such term in Section 2.20(a).~~

~~“Incremental Term Facility Amendment” has the meaning assigned to such term in Section 2.20(b)(iii).~~

~~“Incremental Term Facility Closing Date” has the meaning assigned to such term in Section 2.20(b)(iii).~~

“Included Foreign Subsidiary” means any Foreign Subsidiary with respect to which a Foreign Collateral Triggering Event has occurred.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable in the ~~ordinary course~~Ordinary Course of ~~business~~Business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all obligations of such Person in respect of Disqualified Equity Interests; provided that the term “Indebtedness” shall not include (x) deferred or prepaid revenue, (y) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller or (z) for the avoidance of doubt, any Qualified Equity Interests.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12(a).

~~“Information Memorandum” means the Confidential Information Memorandum dated July 2015, relating to the Loan Parties and the Transactions.~~

“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Amendment Effective Date among Guggenheim Credit Services, LLC, as Representative for the Super Senior Credit Agreement Secured Parties (as defined therein), GLAS USA LLC, as Representative for the Initial First Lien Secured Parties (as defined therein), and each additional First Lien Priority Representative (as defined therein) and Super Senior Representative (as defined therein) that from time to time becomes a party pursuant thereto, and acknowledged and agreed by the Borrower, Holdings, and the other Grantors (as defined therein).

 “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing of ~~Revolving Loans or~~ Term Loans in accordance with Section 2.07, which shall be, in the case of any such written request, in the form of Exhibit J or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan ~~(other than a Swingline Loan)~~, the last day of each March, June, September, and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period~~, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid~~.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date such Borrowing is disbursed or converted to or continued as a Eurodollar Borrowing and ending on the date that is one, two, three or six months thereafter as selected by the Borrower in its Borrowing Request or Interest Election Request (or, if agreed to by each Lender participating therein, twelve months thereafter as the Borrower may elect); provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month at the end of such Interest Period and (c) no Interest Period shall extend beyond ~~(i)~~ in the case of any Class of Term Loans, the Term Maturity Date applicable to such Class of Term Loans ~~and (ii) in the case of Revolving Loans, the Revolving Maturity Date~~.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the ~~Closing Date~~closing date of the most recent conversion or continuation of such Borrowing.

 “Interpolated Rate” means, in relation to the Eurodollar Rate, the rate (rounded upwards, if necessary, to the next 1/100 of 1.0%) which results from interpolating on a linear basis between:  (a) the applicable Eurodollar Rate for the longest period (for which that Eurodollar Rate is available) which is less than the Interest Period of that Loan and (b) the applicable Eurodollar Rate for the shortest period (for which that Eurodollar Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and the Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ~~ordinary course~~Ordinary Course of ~~business~~Business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment.  For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“Investor” means a holder of Equity Interests in Holdings (or any direct or indirect parent thereof).

  ~~“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing.  The terms “Issued” and “Issuance” have correlative meanings.~~

~~“Issuing Bank” means in the case of Letters of Credit, Scotiabank.  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).~~

“Joint Bookrunners” mean each of Goldman Sachs Lending Partners LLC, BNP Paribas, and ~~The Bank of Nova Scotia~~Scotiabank.

“Joint Lead Arrangers” mean each of Goldman Sachs Lending Partners LLC, BNP Paribas, and ~~The Bank of Nova Scotia~~Scotiabank.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.17.

“Junior Indebtedness” shall have the meaning assigned to such term in Section 6.07(b).

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan or any Other Term Commitment, ~~Other Revolving Loan, Other Revolving Commitment,~~ in each case as extended in accordance with this Agreement from time to time.

~~“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.~~

~~“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit issued for the account of the Borrower or for the account of any Subsidiary (in accordance with Section 2.05(a)) that remains available for drawing at such time and (b) the~~

~~aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower or the applicable Subsidiary at such time.  The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.~~

~~“LC Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Borrower to the Issuing Bank thereof, as and when matured, to pay all amounts drawn under such Letter of Credit.~~

 “LCT Election” shall have the meaning assigned to such term in Section 1.07.

“LCT Test Date” shall have the meaning assigned to such term in Section 1.07.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption~~, an Incremental Revolving Facility Amendment, an Incremental Term Facility Amendment~~ or a Refinancing Amendment, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  ~~Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.~~

~~“Letter of Credit” means any letter of credit denominated in U.S. Dollars issued for the account of the Borrower or any Subsidiary pursuant to this Agreement and any Existing Letter of Credit, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.~~

~~“Letter of Credit Obligations” means all outstanding obligations incurred by the Administrative Agent and Lenders at the request of the Borrower, whether direct or indirect, continent or otherwise due or not due, in connection with the issuance of Letters of Credit by Issuing Banks or the purchase of participations in Letters of Credit pursuant to the terms hereof.  The amount of such Letter of Credit Obligation shall equal the maximum amount that may be payable by the Administrative Agent and the Lenders thereupon or pursuant thereto.~~

~~“Letter of Credit Sublimit” means an amount equal to $5,000,000.  The Letter of Credit Sublimit is part of and not in addition to the aggregate Revolving Commitments.~~

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Transaction” shall have the meaning assigned to such term in Section 1.07.

“Loan Documents” means this Agreement, the First Lien Amending Agreement, the Resignation, Appointment and Acceptance Agreement, any Fee Letter, ~~any Incremental Term Facility Amendment, any Incremental Revolving Facility Amendment,~~ any Refinancing Amendment, any Extension Amendment, ~~any Replacement Agreement,~~ the Guarantee

Agreements, the Collateral Agreement, the Intercreditor Agreement, the other Security Documents, each other agreement that provides, pursuant to the terms thereof, that it is a Loan Document and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(h).

“Loan Parties” means Holdings, the Borrower and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority in Interest,” when used in reference to Lenders of any Term Facility, means, at any time, ~~(a) in the case Revolving Lenders with respect to any Revolving Facility, Lenders having Revolving Exposures and unused Revolving Commitments with respect to such Revolving Facility representing more than 50% of the sum of the Revolving Exposure and the unused aggregate Revolving Commitments with respect to such Facility at such time and (b) in the case of Term Lenders with respect to any Term Facility,~~ Lenders holding outstanding Term Loans of such Term Facility representing more than 50% of all Term Loans of such Term Facility outstanding at such time; provided that (a) the ~~Revolving Exposures,~~ Term Loans of, and unused Commitments of the Borrower or any Affiliate thereof, and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans ~~and Revolving Exposures of, and the unused Revolving Commitments of,~~of each Defaulting Lender, shall in each case be excluded for purposes of making a determination of the Majority in Interest.

“Management Investors” means the directors, officers and employees of the Borrower and/or the Subsidiaries who are (directly or indirectly through one or more investment vehicles) investors in Holdings (or any direct or indirect parent thereof).

“Material Acquisition” means an acquisition with respect to which the incremental senior Indebtedness borrowed in connection therewith to fund the consummation thereof exceeds $250,000,000.

“Material Adverse Effect” means any event, circumstance or condition that has had, or would reasonably be expected to have, a materially adverse effect on (a) the business, assets, financial condition, or results of operations of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the First Lien Obligations), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Borrower and the Restricted Subsidiaries in an aggregate outstanding principal amount the U.S. Dollar Equivalent of which exceeds $15,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Intellectual Property” means Intellectual Property owned or licensed by the Borrower or any of its Subsidiaries that is material to the conduct of the business of the Borrower and the Restricted Subsidiaries (taken as a whole).

“Material Real Property” means real property (including fixtures) owned by Borrower or any other Loan Party with a fair market value greater than or equal to an amount the U.S. Dollar Equivalent of which is equal to $5,000,000, as determined by the Borrower in good faith.

 “Maximum Rate” has the meaning assigned to such term in Section 9.16.

“Maximum Super Senior Cap Amount” means the “Maximum Super Senior Cap Amount” as such term is defined in the Intercreditor Agreement.

“MFN Protection” has the meaning assigned to such term in Section 2.20(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage, or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations.  Each Mortgage shall be in form and substance reasonably satisfactory to the Collateral Agent and the Borrower.

“Mortgaged Property” means each parcel of real property with respect to which a Mortgage is granted pursuant to the Collateral and Guarantee Requirement, Section 5.11,  Section 5.12 or Section 5.14.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries that are Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means, with respect to any event, (a) the U.S. Dollar Equivalent of the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of the U.S. Dollar Equivalent of (i) all fees and out-of-pocket expenses paid by Holdings, the Borrower and the Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a Sale and Leaseback Transaction that constitutes an Asset Disposition or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by Holdings, the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans or any Subordinated Indebtedness) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of Holdings, the Borrower, or the Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset that are retained by the Borrower or any Restricted Subsidiary and are recorded on the consolidated balance sheet of Holdings and its subsidiaries in accordance with GAAP and (iv) the amount of all taxes paid (or reasonably estimated to be payable in accordance with GAAP), and the amount of any reserves established by Holdings, the Borrower, or the Restricted Subsidiaries in accordance with GAAP to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event; provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.

 “NFIP” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement.”

“Non-Cash Charges” means (a) any non-cash impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, (b) all non-cash losses from Investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of acquisition method accounting, (e) depreciation and amortization (including amortization of deferred financing fees or costs), and (f) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

~~“Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.~~

“Non-Loan Party Investment Amount” means, at any time, the sum of (a) an amount equal to the greater of $25,000,000 and 30% of Consolidated EBITDA for the most recently ended Test Period and  (b) the Available Amount.

“Non-Wholly Owned Subsidiary” of any Person means any ~~Subsidiary~~subsidiary of such Person other than a Wholly Owned Subsidiary.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offered Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Offered Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Ordinary Course of Business” means the ordinary course of business of any Person.

“Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation, and bylaws or other organizational or governing documents of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such Recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned an interest in, engaged in any other transaction pursuant to, or enforced, any Loan or Loan Document).

~~“Other Revolving Commitments” means one or more Classes of Revolving Commitments hereunder or extended Revolving Commitments that result from an Extension Amendment or a Replacement Amendment, as the case may be.~~

~~“Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment.~~

“Other Taxes” means any and all present or future recording, filing, stamp, court, documentary, intangible, excise, transfer, sales, property, or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, registration, or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17(b)).

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment or Extension Amendment, as the case may be.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment or Extension Amendment, as the case may be.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii).

“Participating Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means the purchase or other acquisition, by merger or otherwise, by the Borrower or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line, or line of business of), any Person; provided that (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person, upon the consummation of such acquisition, will be a Restricted Subsidiary (including as a result of a merger or consolidation between any Restricted Subsidiary and such Person) unless such Person is concurrently with such acquisition designated as an Unrestricted Subsidiary in accordance with Section 5.13; (b) all transactions related thereto are consummated in accordance with all material applicable Requirements of Law, (c) the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 6.03(b), (d) the Borrower shall comply with Section 5.11 with respect to each such Person~~,~~  (~~d~~e) after giving effect to any such purchase or other acquisition and the incurrence or assumption of any Indebtedness in connection therewith, no Event of Default under Section 7.01(a),  (b),  (i), or (j) shall have occurred and be continuing, (~~e~~f)  to the extent any Material Real Property is being acquired in connection with such acquisition, and on request by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent copies of all third -party environmental reports received in connection therewith, and (~~f~~g) for acquisitions with a cash purchase price in excess of $5,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth, if applicable, in Section 6.01(a)(vii);  provided the U.S. Dollar Equivalent of the aggregate amount of consideration paid or provided by the Borrower or any other Loan Party after the Closing Date (together with any Investments made in Persons that are not Loan Parties pursuant to Section 6.04(c)) for Permitted Acquisitions (including the aggregate principal amount of all Indebtedness assumed in connection with Permitted Acquisitions) for any Subsidiaries (or with respect to any asset acquisition, for any assets to be held by any Subsidiaries) that are not, shall not be, or, after giving effect to such Permitted Acquisition, shall not become, Loan Parties, shall not exceed the Non-Loan Party Investment Amount.

“Permitted Encumbrances” means:

(a)        Liens for Taxes that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b)        Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, or construction contractors’ Liens and other similar Liens and deemed trusts arising in the ~~ordinary course~~Ordinary Course of ~~business~~Business that secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c)        Liens incurred or deposits made in the ~~ordinary course~~Ordinary Course of ~~business~~Business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary;

(d)        Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, and other obligations of a like nature (including those to secure health, safety, and environmental obligations) incurred in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(e)        easements, covenants, land use contracts, rent charges, building schemes, declarations of covenants, conditions and restrictions, servicing agreements in favor of any Governmental Authority, rights-of-way, restrictions, encroachments, protrusions, zoning restrictions, and other similar encumbrances and minor title defects affecting real property that, in each case, in the aggregate, (i) do not materially detract from the value of the affected property or (ii) interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(f)        with respect to real property, zoning, land use, and building restrictions, by -laws, regulations, and ordinances of Governmental Authorities, including municipal by-laws and regulations, airport zoning regulations, restrictive covenants, and other land use limitations, public or private, by~~‑~~-laws and regulations and other restrictions as to the use of any real property, provided the same have been complied with in all material respects and do not materially impair the use of the real property for the purposes for which it is presently used;

(g)        with respect to real property, if arising as a result of alleged failure to comply with a government requirement, such failure, requirement, right, interest, or privilege is being contested in good faith by appropriate proceedings and are subject to adequate reserves;

(h)        subdivision agreements, site plan control agreements, servicing agreements, and other similar agreements with Governmental Authorities affecting the development or use of any real property so long as the same have been complied with in all material respects and do not materially impair the use of such real property for the purposes for which it is presently used;

(i)         Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of the Subsidiaries; provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01; and

(j)         precautionary UCC financing statements or similar filings made in respect of operating leases entered into by the Borrower or any of the Subsidiaries;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Permitted Holders” means (a) the Sponsor and (b) the Management Investors; provided that in no event shall the Management Investors constitute Permitted Holders of more than 20% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings, at any one time.

“Permitted Investments” means any of the following, to the extent owned by the Borrower or any Restricted Subsidiary:

(a)        dollars, Canadian Dollars, British Pounds Sterling, or such other currencies held by it from time to time in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(b)        readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States, Canada, or the United Kingdom having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States, Canada, or the United Kingdom, as the case may be, is pledged in support thereof;

(c)        time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least $1,000,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d)        commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A~~‑~~-1 (or the equivalent thereof) or better by S&P or P~~‑~~-1 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(e)        repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders), or  a recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States, Canada, or the United Kingdom in which such Person shall have a perfected first priority security interest (subject to no other Liens) or title to which shall have been transferred to such Person and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f)        marketable short-term money market and similar highly liquid funds either (i) having assets in excess of $250,000,000 or (ii) having a rating of at least A‑1 or P‑1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)        securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth, or territory of the United States, Canada, or the United Kingdom by any political subdivision or taxing authority of any such state, province, commonwealth, or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h)        investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i)         instruments equivalent to those referred to in clauses (a) through (h) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and

(j)         investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality, and maturity described in clauses (a) through (i) of this definition.

“Permitted Junior Secured Debt” means Indebtedness incurred by the Borrower or any Restricted Subsidiary in the form of one or more series of notes or loans that are secured on a junior basis to the First Lien Obligations; provided that (a) such Indebtedness does not mature or have scheduled amortization or payments of principal due prior to the date that is 91 days after the Latest Maturity Date of any Term Loans outstanding at the time such Indebtedness is incurred, (b) such Indebtedness does not require any mandatory commitment reduction, repayment, redemption, repurchase, or defeasance (other than customary change of control, asset sale event, or casualty or condemnation event offers and customary acceleration any time after an event of default) prior to the date that is 91 days after the Latest Maturity Date of any Term Loans outstanding at the time such Indebtedness is incurred, (c) such Indebtedness does not have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of any Term Loans then outstanding, (d) the covenants and events of default of such Indebtedness are substantially identical to or less favorable to the lenders or holders providing such Indebtedness than those applicable to the Indebtedness incurred under the Loan Documents (other than covenants or other provisions applicable only to periods after the Latest Maturity Date at the time such Indebtedness is incurred), (e) such Indebtedness shall not include any financial maintenance covenants, (f) such Indebtedness is not secured by any Lien on any property or assets of the Borrower or Restricted Subsidiary that does not also secure the Secured Obligations of the Borrower or Restricted Subsidiary, (g) such Indebtedness is not incurred or Guaranteed by any Restricted Subsidiary that does not equally and ratable Guarantee the Secured Obligations and (h) such Indebtedness is subject to  ~~a~~ customary intercreditor arrangements reasonably acceptable to the Administrative Agent.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, or extension, and by an amount equal to any existing commitments unutilized thereunder (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v), Indebtedness resulting from such modification, refinancing, refunding, renewal, or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, or extended, (c) immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (d) if the Indebtedness being modified, refinanced, refunded, renewed, or extended is subordinated in right of payment to the First Lien Obligations, the Indebtedness resulting from such modification, refinancing, refunding, renewal, or extension is subordinated in right of payment to the First Lien Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, or extended, (e) if the Indebtedness being modified, refinanced, refunded, renewed, or extended is secured, (i) the Indebtedness resulting from such modification refinancing, refunding, renewal, or extension shall only be secured on the same basis (including relative priority) as the Indebtedness being modified, refinanced, refunded, renewed, or extended and in the case of Permitted Refinancings incurred pursuant to Section 6.01(a)(i), shall only be secured in the Collateral, and subject to intercreditor arrangements on terms reasonably acceptable to the Administrative Agent and (ii) no Lien relating thereto shall be expanded to cover any additional property of the Borrower or any Restricted Subsidiary provided, however, that in case of Permitted Refinancings of any Super

Senior Secured Obligations, Liens relating thereto may be expanded to cover any such additional property if a corresponding expansion is made in respect of the Liens relating to the First Lien Obligations, (f) the terms and conditions (including, if applicable, as to collateral but excluding (except as provided in the preceding clauses (d) and (e)) as to subordination, interest rate, (including whether such interest is payable in cash or in kind) and redemption premium) of the Indebtedness resulting from such modification, refinancing, refunding, renewal, or extension are not, taken as a whole, materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, or extended (except for covenants or other provisions applicable exclusively to periods commencing after the Latest Maturity Date at the time such Indebtedness is incurred); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to such modification, refinancing, refunding, renewal, or extension, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions are not, taken as a whole, materially less favorable, shall satisfy the requirements in this clause (f), (g) the primary obligor in respect of, and the Persons (if any) that Guarantee, Indebtedness resulting from such modification, refinancing, refunding, renewal, or extension are the primary obligor in respect of, and Persons (if any) that Guaranteed, respectively, the Indebtedness being modified, refinanced, refunded, renewed, or extended and (h) in the case of Permitted Refinancings incurred pursuant to Section 6.01(a)(i), such Indebtedness is not incurred or Guaranteed by any Restricted Subsidiary that does not, or did not, equally and ratably Guarantee the Secured Obligations.  For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01.

“Permitted Refinancing Notes” means Indebtedness incurred by the Borrower in the form of one or more series of senior unsecured notes or loans, senior secured notes or loans, senior subordinated notes or loans, or subordinated notes or loans, in each case, issued, incurred, or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, any existing Term Loans hereunder; provided that (x) such Indebtedness is pari passu or junior in right of payment to the First Lien Obligations, (y) if secured, shall be secured only by the Collateral securing the Refinanced Debt, and (z) is subject to customary subordination or intercreditor agreements reasonably acceptable to the Administrative Agent.

“Permitted Unsecured Debt” means unsecured Indebtedness incurred by the Borrower or any Restricted Subsidiary in the form of one or more series of unsecured notes or loans; provided that (a) such Indebtedness does not mature or have scheduled amortization or payments of principal due prior to the date that is 91 days after the Latest Maturity Date of any Term Loans outstanding at the time such Indebtedness is incurred (provided that if such Indebtedness is in the form of a bridge loan financing (such Indebtedness, “Bridge Indebtedness”), such Bridge Indebtedness may provide for an initial maturity date (the “Initial Maturity Date”) that is earlier than the date that is 91 days after the Latest Maturity Date of any Term Loans outstanding at the time such Bridge Indebtedness is incurred, so long as such Bridge Indebtedness automatically converts on or prior to the Initial Maturity Date (without such conversion being subject to any conditions) to Indebtedness maturing at least 91 days after the Latest Maturity Date of any Term Loans outstanding at the time such Bridge Indebtedness is incurred), (b) such Indebtedness does not require any mandatory commitment reduction, repayment, redemption, repurchase or defeasance (other than customary change of control, asset sale event or casualty or condemnation event offers and customary acceleration any time after an event of default or in the case of Bridge Indebtedness a mandatory prepayment with the proceeds of other Permitted Unsecured Debt upon incurrence thereof~~)~~) prior to the date that is 91 days after the Latest Maturity Date of any Term Loans outstanding at the time such Indebtedness is incurred, (c) such Indebtedness does not have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of any Term Loans then outstanding, (d) the covenants and events of default of such Indebtedness are substantially identical to or less favorable to the lenders or holders providing such Indebtedness than those applicable to the Indebtedness incurred under the Loan Documents (other than covenants or other provisions applicable only to periods after the Latest Maturity Date at the time such Indebtedness is incurred), (e) such Indebtedness shall not include any financial maintenance covenants, (f) if incurred by the Borrower or any Domestic Subsidiary, such Indebtedness is not incurred or guaranteed by any Person other than the Loan Parties, and (g) such Indebtedness is not secured by any Lien on any property or assets of the Borrower or any Restricted Subsidiary.  Permitted Unsecured Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is sponsored, maintained, contributed to, or required to be contributed to, by Holdings, the Borrower, any Restricted Subsidiary, or any ERISA Affiliate or to which the Borrower, any Restricted Subsidiary, or any ERISA Affiliate has any ongoing obligation.

“Platform” has the meaning assigned to such term in Section 5.01.

“Pledged Collateral” has the meaning assigned to such term in the Collateral Agreement.

~~“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.~~

 “Prepayment Event” means:

(a)        any sale, transfer, or other disposition (including (w) sales of equity interests of any subsidiary of Holdings, (x) pursuant to a Sale and Leaseback Transaction that constitutes an Asset Disposition, (y) by way of merger or consolidation and (z) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of) of any property or asset of Holdings or any of the Restricted Subsidiaries other than (i) dispositions permitted under Section 6.05 (other than Section 6.05(f),  (i),  (j) and (k)) and (ii) dispositions resulting in aggregate Net Proceeds the U.S. Dollar Equivalent of which does not exceed $4,000,000 for all such transactions during any fiscal year of Holdings; or

(b)        the incurrence by Holdings or any of the Restricted Subsidiaries of any Indebtedness, other than Indebtedness (x) permitted under Section 6.01, (y) constituting a Refinancing Amendment or Refinancing Notes or (z) permitted by the Required Lenders pursuant to Section 9.02.

“Prime Rate” means the rate of interest ~~per annum publicly announced~~quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time ~~by the Person acting as the Administrative Agent as its prime rate in effect at its principal office in New York City~~.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  ~~The Administrative~~Any Agent or any Lender may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

 “Pro Forma Basis” and “Pro Forma Effect” means, as to any calculation of the First Lien Net Leverage Ratio, the Total Net Leverage Ratio, the Total Secured Net Leverage Ratio, the Fixed Charge Coverage Ratio, and CTA for any events as described below that occur subsequent to the commencement of any Test Period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the Test Period (for income statement items) or the last day of the Test Period (for balance sheet items), after giving effect thereto (it being understood and agreed that (x) such pro forma adjustments shall be excluded to the extent already accounted for in the calculation of Consolidated EBITDA for such period and (y) if any person that became a Restricted Subsidiary or was merged, amalgamated, or consolidated with or into the Borrower or any Restricted Subsidiary shall have experienced any event requiring adjustments pursuant to this definition, then such calculation shall give pro forma effect thereto for such period as if such event occurred at the beginning of such period):  (i) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Asset Disposition of a Restricted Subsidiary, manufacturing facility or line of business, to any asset acquisition, any discontinued operation (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), or any operational change and any Subsidiary designation as an Unrestricted Subsidiary or redesignation as a Restricted Subsidiary in each case that occurred during the Test Period or thereafter and through and including the date of such determination) and (ii) in making any determination on a Pro Forma Basis, all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) incurred or permanently repaid, returned, redeemed, or extinguished following the first day of such Test Period shall be deemed to have been incurred or repaid, returned, redeemed, or extinguished on the last day of such Test Period.

Pro forma calculations or determinations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and, for any fiscal period ending on or prior to the last day of the four full consecutive fiscal quarters ended after the occurrence of any such event described above, may include (a) adjustments calculated in accordance with Regulation S‑X under the Exchange Act~~;~~ and (b) adjustments to give effect to any Pro Forma Cost Savings in an amount pursuant to this clause (b) not to exceed 25% of Consolidated EBITDA for the applicable Test Period before giving effect to such Pro Forma Cost Savings.

“Pro Forma Cost Savings” means, with respect to the 18-month period ended after the date of any pro forma event, the net reduction in costs, operating expenses, and other operating improvements  or  synergies  for  which  specified  actions  have  been  taken  or  are  reasonably expected to be taken (in the good -faith determination of the Borrower) during such period that are reasonably identifiable, factually supportable, and projected by the Borrower in good faith to result from such actions, as if all such reductions in costs had been effected as of the beginning of such period, net of the amount of actual benefits realized during such period from such actions.

 “Pro Forma Entity” has the meaning given to such term in the definition of “Acquired EBITDA.”

~~“Pro Forma Financial Statements” has the meaning assigned to such term in Section 3.04(c).~~

~~“Projections” has the meaning given to such term in Section 3.04(d).~~

 “Property” means  any property or asset, whether real, personal, or mixed, or tangible or intangible.

 “Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“Public Lender” has the meaning assigned to such term in Section 5.01.

“Qualified Equity Interests” means Equity Interests of Holdings or the Borrower other than Disqualified Equity Interests.

“Qualified IPO” means the issuance by Holdings of its common stock in an underwritten public  offering  pursuant  to  an  effective  registration  statement  filed  with  the  SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) resulting in net proceeds that are contributed to the Borrower of at least $125,000,000.

“Qualifying Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(2).

“Ratio Debt” has the meaning assigned to such term in Section 6.01(a)(xxii).

“Recipient” means (a) the Administrative Agent~~,~~ and (b) any Lender ~~and (c) any Issuing Bank~~, as applicable.

~~“Redemption” means the redemption by Holdings of $276,317,938 of its preferred stock within thirty days of the Closing Date.~~

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Debt Requirements.”

~~“Refinancing” means the repayment of the obligations under the Existing Credit Agreement and the discharge (or the making of arrangements for discharge) of all Liens granted in connection therewith.~~

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower and Holdings, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Indebtedness being incurred pursuant thereto, in accordance with Section 2.21(a).

“Register” has the meaning assigned to such term in Section 2.09(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Obligations” has the meaning assigned to such term in Section 8.15.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, advisors, and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.

“Release” means any release, spill, emission, leaking, dumping, injection, emptying, pumping, escaping, pouring, deposit, disposal, discharge, leaching, or migration into or through the environment (including ambient air, indoor air, surface water, groundwater, land surface, or subsurface strata~~).~~

~~“Replacement Amendment” has the meaning assigned to such term in Section 9.02(h).~~

~~“Replacement Revolving Facility” has the meaning assigned to such term in Section 9.02(h~~).

“Repricing Premium” means, in connection with a Repricing Transaction, a premium (expressed as a percentage of the principal amount of such Loans to be prepaid) equal to the amount set forth below:

(a)        during the period from the Closing Date to the date occurring six months following the Closing Date, 1.0%;

(b)        thereafter, 0%.

“Repricing Transaction” means the prepayment or refinancing of all or a portion of the Term Loans with the incurrence by any Loan Party of any Indebtedness (including, without limitation, any new or additional term loans, whether incurred directly or by way of the conversion of Term Loans into a new Class of replacement term loans or Other Term Loans) having an All-In-Yield that is less than the All-In-Yield of the Term Loans, including, without limitation, as may be effected through any amendment to this Agreement relating to the interest, fees, or other pricing terms related to the Term Loans (it being understood that any prepayment premium with respect to a Repricing Transaction shall apply to any required assignment by a non-consenting Lender in connection with any such amendment pursuant to so-called yank-a-bank provisions); provided that, in no event shall any such prepayment, repayment, refinancing, substitution, or replacement in connection with (x) a transaction resulting in a Change in Control, (y) a full refinancing and increase of the Term Loans in connection with a Material Acquisition, or (z) a Qualified IPO, constitute a Repricing Transaction.  For the avoidance of doubt, it is understood and agreed that the required repayment (or any other amount) of a portion of the Term Loan in connection with a Qualified IPO shall not be a Repricing Transaction.

“Required Lenders” means, at any time, Lenders having ~~Revolving Exposures,~~ Term Loans ~~and unused Commitments~~ representing more than 50% of the ~~Revolving Exposure,~~ outstanding Term Loans ~~and unused Commitments at such time~~;  provided that to the extent set forth in Section 9.02 or Section 9.04, (a) the ~~total Revolving Exposures,~~ Term Loans ~~and unused Commitments~~ of the Borrower or any Affiliated Lender (other than Affiliated Debt Funds) thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans ~~and Revolving Exposures of, and the unused Revolving Commitments of,~~of each Defaulting Lender shall, in each case described in clauses (a) and (b), be excluded for purposes of making a determination of Required Lenders.

~~“Required Revolving Lenders” means, at any time, Lenders having more than 50% of all (a) the Revolving Commitments or (b) after the termination or expiration of the Revolving Commitments, the Revolving Exposure; provided that the Revolving Commitment and the Revolving Exposure of any Defaulting Lender shall be excluded for the purposes of making a determination of Required Revolving Lenders.~~

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation, Appointment and Acceptance Agreement” means the Resignation, Appointment and Acceptance Agreement dated as of the Amendment Effective Date among the Administrative Agent, the Collateral Agent, Scotiabank, the Lenders party thereto, and the Loan Parties.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, or other similar officer, manager, or a director of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member, or general partner thereof.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership, ~~and/~~or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities, or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, or termination of any Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant, or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

  ~~“Revolving Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of all of the Revolving Commitments.~~

~~“Revolving Borrowing” means a Borrowing of Revolving Loans.~~

~~“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans from time to time hereunder, expressed as the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) a Revolving Commitment Increase.  The amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be.  The initial aggregate amount of the Lenders’ Revolving Commitments on the Closing Date is $40,000,000.~~

~~“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.20(a)(i).~~

~~“Revolving Commitment Increase Lender” has the meaning assigned to such term in Section 2.20(c)(i).~~

~~“Revolving Exposure” means, with respect to the Revolving Lenders, at any time, the sum of the aggregate principal amount of (a) the Lenders’ Revolving Loans at such time, (b) the Lenders’ LC Exposure at such time and (c) the Lenders’ Swingline Exposure at such time.~~

~~The Revolving Exposure of any Lender at any time shall be such Lender’s Applicable Percentage of the aggregate Revolving Exposure at such time.~~

~~“Revolving Facility” means the Revolving Commitments and the provisions herein related to Revolving Loans, Swingline Loans and Letters of Credit.~~

~~“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.~~

~~“Revolving Loans” shall have the meaning attributed to such term in (x) Section 2.01 and (y) each loan made with respect to an Other Revolving Loan or a Revolving Commitment Increase, in each case of clauses (x) and (y), to the U.S. Borrower in dollars, as the context requires.~~

~~“Revolving Maturity Date” means August 17, 2020.~~

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means an arrangement with any Person relating to Property used or useful in the business of the Borrower or its Subsidiaries, whether now owned or acquired after the Closing Date, whereby the Borrower or a Subsidiary sells or transfers such Property to a Person and thereafter rents or leases such Property or other Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” means, (a) in the case of the Borrower, the First Lien Obligations and (b) in the case of any Loan Party (including the Borrower), (i) the First Lien Obligations of such Loan Party under any Guarantee Agreement and the other Loan Documents to which it is a party (other than any Excluded Swap Obligations), (ii) all Secured Swap Obligations of such Loan Party and (iii) all Cash Management Obligations of such Loan Party owing to one or more Lenders or their respective Affiliates (or any Person who was a Lender or an Affiliate thereof at the time of the incurrence of such obligation).

“Secured Parties” means the Lenders, ~~the Issuing Banks,~~ each Agent, and any other holder of any Secured Obligation.

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of Holdings, the Borrower, and the Subsidiary Loan Parties under each Swap Agreement that (a) is with a counterparty that is an Agent or any of its Affiliates or (b) is entered into with any counterparty that is a Lender, a Joint Lead Arranger, or an Affiliate of a Lender or a Joint Lead Arranger at the time such Swap Agreement is entered into.

“Securities Act” means the Securities Act of 1933.

“Security Documents” means the Collateral Agreement, the Guarantee Agreements, the Intercreditor Agreement, each First Lien Mortgage, and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 5.11, or Section 5.12 ~~or Section 5.14~~ to secure any of the Secured Obligations.

“Scotiabank”  ~~has the meaning assigned to such term in the preamble to this Agreement~~means The Bank of Nova Scotia.

“Sold Entity or Business” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA.”

“Solicited Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(2).

“Solicited Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Solicited Discounted Prepayment Notice” means an irrevocable written notice of the Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.11(a)(ii)(C) substantially in the form of Exhibit S.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Term Lender, substantially in the form of Exhibit T, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Specified Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Discount Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Discount Prepayment Notice” means an irrevocable written notice of the Borrower of Specified Discount Prepayment made pursuant to Section 2.11(a)(ii)(B) substantially in the form of Exhibit O.

“Specified Discount Prepayment Response” means the irrevocable written response by each Term Lender, substantially in the form of Exhibit P, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(2).

 “Specified Transaction” means, with respect to any period, any Investment, sale, transfer, or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation, or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Sponsor” means ~~Tricor Pacific Capital, Inc. and /~~Parallel49 Equity, ULC or its Affiliates, but excluding any operating portfolio companies of ~~Tricor Pacific Capital, Inc. and /~~Parallel49 Equity, ULC or its Affiliates.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, or similar percentages (including any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States.  Such reserve, liquid asset, or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors.  Eurodollar Loans shall be deemed to be subject to such reserve, liquid asset, or similar requirements without benefit of or credit for proration, exemptions, or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule, or regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the ~~Closing Date~~date of any change in any reserve percentage.

“Submitted Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Submitted Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Subordinated Indebtedness” means (a)  any Indebtedness that is subordinated in right of payment to the First Lien Obligations and (b) any Permitted Refinancing in respect of any of the foregoing.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association, or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower (unless otherwise specified).

“Subsidiary Loan Party” means each Subsidiary that is required to enter into a Guarantee Agreement pursuant to the Collateral and Guarantee Requirement.  Unless the context requires otherwise, the term “Subsidiary Loan Party” shall include the Borrower.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(iv).

“Super Senior Administrative Agent” means Guggenheim Credit Services in its capacity as super senior administrative agent for the several financial institutions from time to time party to the Super Senior Credit Agreement that extend Super Senior Loans to the Borrower pursuant to the Super Senior Credit Agreement.

“Super Senior Agents” means the Super Senior Administrative Agent and the Super Senior Collateral Agent.

“Super Senior Collateral Agent” means Guggenheim Credit Services in its capacity as super senior collateral agent for the Super Senior Secured Parties under the Super Senior Security Documents.

“Super Senior Credit Agreement” means the Super Senior Credit Agreement, dated as of the Amendment Effective Date (as amended, restated, supplemented, or otherwise modified from time to time), among Holdings, the Borrower, the Super Senior Lenders party hereto, Guggenheim Credit Services, in its individual capacity as Super Senior Administrative Agent and as Super Senior Collateral Agent.

“Super Senior Facility” means (a) the credit facility governed by the Super Senior Credit Agreement and (b) any Permitted Refinancing thereof.

“Super Senior Lenders” means the lenders from time to time party to the Super Senior Credit Agreement or any other Super Senior Facility, as applicable.

“Super Senior Loan Documents” means the Super Senior Credit Agreement and the Super Senior Security Documents.

“Super Senior Loans” means the super senior loans made by the Super Senior Lenders to the Borrower pursuant to the Super Senior Credit Agreement.

“Super Senior Secured Obligations” means the “Secured Obligations” as defined in the Super Senior Credit Agreement.

“Super Senior Secured Parties” means the “Secured Parties” as defined in the Super Senior Credit Agreement.

“Super Senior Security Documents” means the “Security Documents” as defined in the Super Senior Credit Agreement.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement or contract involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

~~“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.~~

~~“Swingline Lender” means Scotiabank, in its capacity as lender of Swingline Loans hereunder for the applicable currency.~~

~~“Swingline Loan” means a Loan denominated in U.S. Dollars made to the Borrower pursuant to Section 2.04.  The Swingline Loans are part of, and not in addition to, the aggregate Revolving Commitments.~~

~~“Swingline Request” has the meaning assigned to such term in Section 2.04(b).~~

“Syndication Agent” means Goldman Sachs Lending Partners LLC.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan on the Closing Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as applicable.  The initial aggregate amount of the Lenders’ Term Commitments is $435,000,000.

~~“Term Commitment Increase” has the meaning assigned to such term in Section 2.20(a)(ii).~~

“Term Facility” means~~,~~ the Term Commitments and the provisions herein related to the Term Loans.

“Term Lender” means a Lender that has a Term Commitment or that extends Term Loans to the Borrower.

“Term Loan”  ~~shall have~~has the meaning attributed to such term in Section 2.01 and Section 2.20(c)(ii).

“Term Maturity Date” means (i) August 17, 2022 and (ii) with respect to Other Term Loans ~~or term loans made pursuant to a Term Commitment Increase~~, the maturity date thereof set forth in the applicable Refinancing Amendment ~~or Incremental Term Facility Amendment, as applicable.~~

~~“Test Date” means the last day of any fiscal quarter of Holdings~~.

“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of Holdings then last ended as of such time for which financial statements have been delivered pursuant to ~~Sections~~Section 5.01(a) or (b)~~;  provided that (i) for any date of determination before the delivery of the first financial statements pursuant to Sections 5.01(a) or (b), the Test Period shall be the period of four consecutive fiscal quarters of Holdings ending June 30, 2015 and (ii) for any Test Date referenced in Section 6.11, the Test Period shall be the most recent period of four consecutive fiscal quarters ended on such Test Date~~.

 “Total Net Leverage Ratio” means on any date, the ratio, on a Pro Forma Basis, of (a) Consolidated Net Debt as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

“Total Secured Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Total Secured Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.

“Transaction Costs” means all fees, costs, and expenses incurred or payable by Holdings, the Borrower or any other Subsidiary in connection with the Transactions.

“Transactions” means (a)  the Financing Transactions~~,~~ and (b) the ~~Refinancing, (c) the Redemption, and (d) the~~ payment of the Transaction Costs.

 “Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Eurodollar Rate or the Alternate Base Rate.

“UCC” has the meaning attributed to such term in the Collateral Agreement.

~~"~~“Undisclosed Administration~~"~~” means in relation to a Lender or a Person that directly or indirectly controls such Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or Person, as the case may be, is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“U.S. Dollars” “dollars” or “$” refers to lawful money of the United States of America.

“U.S. Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in U.S. Dollars, such amount, and (b) with respect to any amount in Canadian Dollars or British Pounds Sterling, the equivalent in U.S. Dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such currency at that time.

~~“U.S. Dollars” “dollars” or “$” refers to lawful money of the United States of America.~~

 “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“United States Tax Compliance Certificate” has the meaning ~~set forth~~assigned to such term in Section 2.17(f)(ii)(C).

“United States” and “U.S.” each means the United States of America.

“Unrestricted Subsidiary” means any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.13 subsequent to the Closing Date.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled, or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02    Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “~~Revolving~~Term Loan”) or by Type (e.g., a “Eurodollar Loan” or “ABR Loan”) or by Class and Type (e.g., a “Eurodollar

~~Revolving~~Term Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “~~Revolving~~Term Borrowing” or “ABR Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar ~~Revolving~~Term Borrowing”).

Section 1.03     Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented, or otherwise modified (subject to any restrictions on such amendments, restatements, supplements, or other modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

Section 1.04     Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided,  however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definitions) hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to ~~the~~such Financial Accounting Standards Accounting Standards Codification), to value any Indebtedness of Holdings, the Borrower, or any Subsidiary at “fair value” as defined therein.  Notwithstanding any other provision contained herein, any lease that is treated as an operating lease for purposes of GAAP as of the Closing Date shall continue to be treated as an operating lease (and any future lease, if it were in effect on the Closing Date, that would be treated as an operating lease for purposes of GAAP as of the Closing Date shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any change in GAAP after the Closing Date.

Section 1.05     Exchange Rate Calculations.  On each Calculation Date, the Administrative Agent shall (a) determine the Exchange Rate as of such Calculation Date and (b) give notice thereof to the Borrower and to any Lender that shall have requested a copy of such notice (it being understood that a Lender shall not have the right to independently request a determination of the Exchange Rate).  The Exchange Rate so determined shall become effective on such Calculation Date and shall remain effective until the next succeeding Calculation Date, and shall for all purposes of this Agreement (other than any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rate employed in converting amounts between U.S. Dollars and any other currency.

Section 1.06     Permitted Encumbrances.  Any reference in any of the Loan Documents to a Permitted Encumbrance is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Encumbrance.

Section 1.07     Limited Condition Transactions.  Notwithstanding anything to the contrary in this Agreement, to the extent that the terms of the Loan Documents require (i) compliance with any financial ratio or test and/or the amount of Consolidated EBITDA or CTA or (ii) the absence of a Default or Event of Default (or any type of default or event of default) in each case as a condition to (A) the consummation of any transaction in connection with any Permitted Acquisition or similar Investment (including the assumption or incurrence of Indebtedness), (B) the making of any Restricted Payment and/or (C) the making of any restricted repayment of Indebtedness (such action pursuant to clause (A), (B) or (C), a “Limited Condition Transaction”), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower (a “LCT Election”), (1) in the case of any Permitted Acquisition or similar Investment, at the time of (or on the basis of the financial statements for the most recently ended fiscal quarter at the time of) either (x) the execution of the definitive agreement with respect to such Permitted Acquisition or Investment or (y) the consummation of such Permitted Acquisition or Investment, (2) in the case of any Restricted Payment, at the time of (or on the basis of the financial statements for the most recently ended fiscal quarter at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment and (3) in the case of any restricted repayment of Indebtedness, at the time of (or on the basis of the financial statements for the most recently ended fiscal quarter at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such restricted repayment of Indebtedness or (y) the making of such restricted repayment of Indebtedness (the applicable date pursuant to clause (1), (2) or (3), as applicable, the “LCT Test Date”), in each case, after giving effect to the relevant Permitted Acquisition, Restricted Payment and/or restricted repayment of Indebtedness on a Pro Forma Basis. If the Borrower has made a LCT Election for any Limited Condition Transaction, then in connection with any subsequent determination of compliance with any financial ratio or test and/or the amount of Consolidated EBITDA or CTA with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments or restricted repayment of Indebtedness on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, compliance with any such financial ratio or test and/or the amount of Consolidated EBITDA or CTA shall be tested by calculating the availability under such financial ratio or test and/or the amount of Consolidated EBITDA or CTA, as applicable, (i) on a Pro Forma Basis assuming such Limited Condition Transaction and any other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and the use of proceeds thereof), and (ii) with respect to clauses (B) and (C) above, on a non-Pro Forma Basis assuming such transactions have not been consummated.

ARTICLE II

THE CREDITS

Section 2.01     Commitments.  ~~Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of the Loan Parties contained herein, (a) each Term Lender severally and not jointly agrees to make~~Each of the initial Term Lenders made a term loan denominated in U.S. Dollars (each, a “Term Loan”) to the Borrower on the Closing Date in the principal amount ~~not exceeding the amount of its~~of such Term Lender’s Term Commitment set forth on Schedule 2.01 ~~and (b) each Revolving Lender severally and not jointly agrees to make loans denominated in U.S. Dollars (each, a “Revolving Loan”) to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the aggregate Revolving Exposure of all Revolving Lenders exceeding the aggregate Revolving Commitments of all Revolving Lenders.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.  Amounts repaid or prepaid in respect of Term Loans may not be reborrowed~~.

Section 2.02     Loans and Borrowings.

(a)        Each Loan ~~(other than a Swingline Loan)~~ shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder;  provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b)        Subject to Section 2.14, (i) each ~~Revolving Borrowing and~~ Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Closing Date must be made as ABR Borrowings, unless the Borrower shall have given the notice required for a Eurodollar Borrowing under Section 2.03 and provided, unless waived, an indemnity letter, in form and substance reasonably satisfactory to the Administrative Agent, extending the benefits of Section 2.16 to Lenders in respect of such Borrowings.  ~~Each Swingline Loan shall be an ABR Loan.~~  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan;  provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)        At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of ~~the Borrowing Multiple~~$100,000 and not less than ~~the Borrowing Minimum~~$250,000;  provided that a Eurodollar Borrowing that results from a continuation of an outstanding Eurodollar Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing.  At the time that each ABR Borrowing is made ~~(other than a Swingline Loan)~~, such Borrowing shall be in an aggregate amount that is an integral multiple of ~~the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments of all Lenders or that is required to finance the reimbursement of a LC Disbursement as contemplated by Section 2.05(f) or a Swingline Loan as contemplated by Section 2.04(c).  Each Swingline Loan shall be in an amount that is an integral multiple of the Borrowing Multiple~~$100,000 and not less than $250,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) (or such greater number as may be agreed to by the Administrative Agent) Eurodollar Borrowings of Term ~~Loans and Revolving~~ Loans outstanding.

(d)        Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the ~~Maturity Date~~maturity date applicable thereto.

Section 2.03     Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by written notice in the form of a Borrowing Request (a) in the case of a Eurodollar Borrowing of Term ~~Loans or Revolving~~ Loans, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing ~~(or, in the case of any Eurodollar Borrowing of Term Loans or Revolving Loans to be made on the Closing Date, such shorter period of time as may be agreed to by the Administrative Agent and the Joint Lead Arrangers)~~ or (b) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, one (1) Business Day before the date of the proposed Borrowing.  Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)         whether the requested Loans are to be Term Loans~~, Revolving Loans,~~ or a Borrowing of any other Class (specifying the Class thereof);

(ii)       the aggregate principal amount of each such Borrowing;

(iii)      the date of such Borrowing, which shall be a Business Day;

(iv)       whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v)        in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)       the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06~~, or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement~~; and

(vii)     that as of the date of such Borrowing, the conditions set forth in Section 4.02(a),  Section 4.02(b) and Section 4.02(c) are satisfied.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  ~~Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall notify each Lender of such Borrowing Request and of the amount of such Lender’s Applicable Percentage of the requested Borrowing.~~

Section 2.04     ~~Swingline Loans~~[Reserved]~~.~~.

~~(a)        Availability.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties contained herein, the Swingline Lender may, in its sole discretion, make Swingline Loans to the Borrower under the Revolving Commitments from time to time on any Business Day during the period from the Closing Date until the Revolving Maturity Date in an aggregate principal amount at any time outstanding not to exceed $5,000,000; provided however that the Swingline Lender may not make any Swingline Loan (x) to the extent that after giving effect to such Swingline Loan, the aggregate principal amount of all Revolving Exposure would exceed the aggregate Revolving Commitments and (y) during the period commencing on the first (1st) Business Day after it receives notice from the Administrative Agent or the Required Revolving Lenders that one or more of the conditions precedent contained in Section 4.02 are not satisfied and directing it not to make Swingline Loans and ending when such conditions are satisfied or duly waived.  In connection with the making of any Swingline Loan, the Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 4.02 have been satisfied or waived.  Each Swingline Loan shall be an ABR Loan and must be repaid in full on the earliest of (x) the funding date of any Borrowing of Revolving Loans and (y) the date of the termination of the Revolving Commitments.  Within the limits set forth in this clause (a), amounts of Swingline Loans repaid may be reborrowed under this clause (a).~~

~~(b)        Borrowing Procedures.  In order to request a Swingline Loan, the Borrower shall give to the Administrative Agent a notice to be received not later than 12:00 p.m. New York City time on the day of the proposed Borrowing, which may be made in a writing~~

~~substantially in the form of Exhibit G duly completed (a “Swingline Request”) or by telephone if confirmed promptly but, in any event, prior to such Borrowing, with such a Swingline Request.  In addition, if any Borrowing Request of Revolving Loans requests a Borrowing of ABR Loans (other than a Borrowing to refinance outstanding Swingline Loans), the Swingline Lender may, notwithstanding anything else to the contrary herein, make a Swingline Loan available to the Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swingline Loan.  The Administrative Agent shall promptly notify the Swingline Lender of the details of the requested Swingline Loan.  Upon receipt of such notice and subject to the terms of this Agreement, the Swingline Lender may make a Swingline Loan available to the Borrower by making the proceeds thereof available to the Administrative Agent and, in turn, the Administrative Agent shall make such proceeds available to the Borrower on the date set forth in the relevant Swingline Request or Borrowing Request.~~

~~(c)        Refinancing Swingline Loans.  (i) The Swingline Lender may at any time forward a demand to the Administrative Agent (which the Administrative Agent shall, upon receipt, forward to each Revolving Lender) that each Revolving Lender pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s ratable portion of the outstanding Swingline Loans (as such amount may be increased pursuant to Section 2.20).~~

~~(ii)       Each Revolving Lender shall pay the amount owing by it to the Administrative Agent for the account of the Swingline Lender on the Business Day such Revolving Lender receives a notice or demand therefor.  Payments received by the Administrative Agent after 11:00 a.m. New York City time may, in the Administrative Agent’s discretion, be deemed to be received on the next Business Day.  Upon receipt by the Administrative Agent of such payment (other than during the continuation of any Event of Default under subsection 7.01(i) or 7.01(j)), such Revolving Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt of such payment by the Swingline Lender from the Administrative Agent, the Borrower shall be deemed to have used in whole to refinance such Swingline Loan.  In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under subsection 7.01(i) or 7.01(j), each Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swingline Loan in an amount equal to such Lender’s ratable portion of such Swingline Loan.  If any payment made by any Revolving Lender as a result of any such demand is not deemed a Revolving Loan, such payment shall be deemed a funding by such Lender of such participation.  Upon receipt by the Swingline Lender of any payment from any Revolving Lender pursuant to this clause (ii) with respect to any portion of any Swingline Loan, the Swingline Lender shall promptly pay over to such Revolving Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) on account of such Swingline Loan received by the Swingline Lender with respect to such portion.~~

~~(d)        Obligation to Fund Absolute.  Each Revolving Lender’s obligations pursuant to clause (c)(ii) above shall be absolute, unconditional and irrevocable and shall be~~

~~performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the Swingline Lender, the Administrative Agent, any other Lender or Issuing Bank or any other Person, (B) the failure of any condition precedent set forth in Section 4.02 to be satisfied or the failure of the Borrower to deliver a Borrowing Request (each of which requirements the Revolving Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Loan Party.~~

Section 2.05     ~~Letters of Credit~~[Reserved]~~.~~

~~(a)        Letters of Credit.  On the terms and subject to the conditions contained herein, each Issuing Bank agrees to Issue, at the request of the Borrower, in accordance with such Issuing Bank’s usual and customary business practices, and for the account of the Borrower (or, as long as the Borrower remains responsible for the payment in full of all amounts drawn thereunder and related fees, costs and expenses, for the account of any Subsidiary of the Borrower), Letters of Credit (denominated in U.S. Dollars) from time to time on any Business Day during the period from the Closing Date (including any issuances of Letters of Credit on the Closing Date) through the earlier of the date of the termination of the Revolving Commitments and five (5) Business Days prior to the date of the Revolving Maturity Date; provided,  however, that such Issuing Bank shall not be under any obligation to Issue any Letter of Credit upon the occurrence of any of the following, after giving effect to such Issuance:~~

~~(i)         (A) the Aggregate Revolving Exposure would exceed the Aggregate Revolving Commitment or (B) the LC Exposure would exceed the Letter of Credit Sublimit;~~

~~(ii)       the expiration date of such Letter of Credit (A) is not a Business Day, (B) is more than one (1) year after the date of issuance thereof or (C) is later than five (5) Business Days prior to the Revolving Maturity Date; provided, however, that any Letter of Credit with a term not exceeding one (1) year may provide for its automatic renewal for additional periods not exceeding one (1) year as long as (x) the Borrower and such Issuing Bank have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such Issuing Bank nor the Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (C) above; or~~

~~(iii)      (A) any fee due in connection with, and on or prior to, such Issuance has not been paid, (B) such Letter of Credit is requested to be issued in a form that is not reasonably acceptable to such Issuing Bank or (C) such Issuing Bank shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Borrower (and, if such Letter of Credit is issued for the account of any Subsidiary of the Borrower that is a Loan Party, such Person), the documents that such Issuing Bank generally uses in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”).~~

~~In no event shall Scotiabank as Issuing Bank be obligated to issue trade Letters of Credit.~~

~~The Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.~~

~~For each such Issuance, the applicable Issuing Bank may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 4.02 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided,  however, that no Letter of Credit shall be Issued during the period starting on the first (1st) Business Day after the receipt by such Issuing Bank of notice from the Administrative Agent or the Required Revolving Lenders that any condition precedent contained in Section 4.02 is not satisfied and directing Issuing Bank not to issue a Letter of Credit and ending on the date all such conditions are satisfied or duly waived in accordance with this Agreement.  Notwithstanding anything else to the contrary herein, if any Lender with a Revolving Commitment is a Defaulting Lender, no Issuing Bank shall be obligated to Issue any Letter of Credit unless (w) the Defaulting Lender has been replaced in accordance with Section 2.19(b), (x) the Defaulting Lender Fronting Exposure has been cash collateralized, (y) the Revolving Commitments of the other Lenders with a Revolving Commitment have been increased by an amount sufficient to satisfy the Administrative Agent that all future Letter of Credit Obligations will be covered by all Revolving Lenders that are non-Defaulting Lenders, or (z) the Letter of Credit Obligations of such Defaulting Lender have been reallocated to other Revolving Lenders in a manner consistent with Section 2.22(b)).~~

~~(b)        Notice of Issuance.  The Borrower shall give the relevant Issuing Bank and the Administrative Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such Issuing Bank and the Administrative Agent not later than 12:00 p.m. New York City time on the third (3rd) Business Day prior to the date of such requested Issuance or, in each case such shorter period as may be agreed to by the Administrative Agent and the Issuing Bank in any particular instance.  Such notice shall be made in a writing or Electronic Transmission substantially in the form of Exhibit H duly completed or in a writing in any other form reasonably acceptable to such Issuing Bank (an “LC Request”).~~

~~(c)        Reporting Obligations of Issuing Banks.  Each Issuing Bank agrees to provide the Administrative Agent (which, after receipt, the Administrative Agent shall provide to each Revolving Lender), in form and substance satisfactory to the Administrative Agent, each of the following on the following dates:  (A) (i) on or prior to any Issuance of any Letter of Credit by such Issuing Bank, (ii) immediately after any drawing under any such Letter of Credit or (iii) immediately after any payment (or failure to pay when due) by the Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment; (B) upon the request of the Administrative Agent (or any Revolving Lender through the Administrative Agent), copies of any Letter of Credit Issued by such Issuing Bank and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by the Administrative Agent; and (C) on the first (1st) Business Day of each calendar week, a schedule of the Letters of Credit Issued by such Issuing Bank, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the Letter of Credit Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.~~

~~(d)        Acquisition of Participations.  Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the Letter of Credit Obligations, each Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related Letter of Credit Obligations in an amount equal to its ratable portion of such Letter of Credit Obligations.~~

~~(e)        Reimbursement Obligations of the Borrower.  The Borrower agrees to pay to the Issuing Bank of any Letter of Credit each LC Reimbursement Obligation owing with respect to such Letter of Credit on the Business Day the Borrower receives notice from such Issuing Bank that payment has been made under such Letter of Credit or that such LC Reimbursement Obligation is otherwise due if such notice shall have been received by the Borrower before 11:00 a.m., New York City time on such Business Day or if not received by the Borrower before 11:00 a.m., New York City time, then no later than 3:00 p.m., New York City time, on the next Business Day (the “LC Reimbursement Date”) with interest thereon computed as set forth in clause (A) below.  In the event that any LC Reimbursement Obligation is not repaid by the Borrower as provided in this clause (e) (or any such payment by the Borrower is rescinded or set aside for any reason), such Issuing Bank shall promptly notify the Administrative Agent of such failure (and, upon receipt of such notice, the Administrative Agent shall forward a copy to each Revolving Lender) and, irrespective of whether such notice is given, such LC Reimbursement Obligation shall be payable on demand by the Borrower with interest thereon computed (A) from the date on which such LC Reimbursement Obligation arose to the LC Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are ABR Loans and (B) thereafter until payment in full, at the interest rate applicable during such period to past due Revolving Loans that are ABR Loans.~~

~~(f)        Reimbursement Obligations of the Revolving Lenders.~~

~~(i)         Upon receipt of the notice described in clause (b) above from the Administrative Agent, each Revolving Lender shall pay to the Administrative Agent for the account of such Issuing Bank its ratable portion of such Letter of Credit Obligations (as such amount may be increased pursuant to Section 2.20).~~

~~(ii)       By making any payment described in clause (i) above (other than during the continuation of an Event of Default under subsection 7.01(i) or 7.01(j)), such Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt thereof by the Administrative Agent for the benefit of such Issuing Bank, the Borrower shall be deemed to have used in whole to repay such LC Reimbursement Obligation.  Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Revolving Lender of its participation in the applicable Letter of Credit and the Letter of Credit Obligation in respect of the related LC Reimbursement Obligations.  Such participation shall not otherwise be required to be funded.  Following receipt by any Issuing Bank of any payment from any Lender pursuant to this clause (ii) with respect to any portion of any LC Reimbursement Obligation, such Issuing Bank shall promptly pay to the Administrative Agent, for the benefit of such Lender all amounts received by such Issuing Bank (or to the extent such amounts shall have been received by the Administrative Agent for the benefit of such Issuing Bank, the Administrative Agent~~

~~shall promptly pay to such Lender all amounts received by the Administrative Agent for the benefit of such Issuing Bank) with respect to such portion.~~

~~(g)        Obligations Absolute.  The obligations of the Borrower and the Revolving Lenders pursuant to clauses (b),  (e) and (f) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (A) (i) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (ii) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (iii) any loss or delay, including in the transmission of any document, (B) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Loan Party) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other contractual obligation or transaction, or the existence of any other withholding, abatement or reduction, (C) in the case of the obligations of any Revolving Lender, (i) the failure of any condition precedent set forth in Section 4.02 to be satisfied (each of which conditions precedent the Revolving Lenders hereby irrevocably waive) or (ii) any adverse change in the condition (financial or otherwise) of any Loan Party and (D) any other act or omission to act or delay of any kind of Administrative Agent, any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05(g), constitute a legal or equitable discharge of any obligation of the Borrower or any Revolving Lender hereunder.  No provision hereof shall be deemed to waive or limit the Borrower’s right to seek repayment of any payment of any LC Reimbursement Obligations from the Issuing Bank under the terms of the applicable LC Reimbursement Agreement or applicable law~~.

Section 2.06     Funding of Borrowings.

(a)        Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 p.m., New York City time, to the Applicable Account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders~~;  provided that Swingline Loans shall be made as provided in Section 2.04~~.  The Administrative Agent will make such Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower ~~or, in the case of ABR Revolving Loans or Swingline Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), to the Issuing Bank specified by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans that are Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(f) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear~~.

(b)        Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the

Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, , but shall not be obligated to, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (or, in the case of an amount relating to a Borrowing by the Borrower, the Federal Funds Effective Rate, if greater) and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR ~~Revolving~~ Loans.  If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand.

(c)        The obligations of the Lenders hereunder to make Loans of any Class~~, to fund participations in Letters of Credit~~ and to make payments pursuant to Section 9.03(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation, or to make its payment under Section 9.03(c).

Section 2.07     Interest Elections.

(a)        The Borrower shall have the option to (i) request that any ~~Revolving Loan or any~~ Term Loan be made as a Eurodollar Loan, (ii) convert at any time all or any part of ~~Revolving Loans or~~ the Term Loans from ABR Loans to Eurodollar Loans, (iii) convert any ~~Revolving Loan or any~~ Term Loan~~, in each case,~~ that is a Eurodollar Loan to an ABR Loan, subject to Section 2.16 if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (iv) continue all or any portion of any ~~Revolving Loan or any~~ Term Loan~~, in each case,~~ that are Eurodollar Loans upon the expiration of the applicable Interest Period.  Any Term Loan~~, Revolving Loan~~ or group of Term ~~Loans and/or Revolving~~ Loans having the same proposed Interest Period to be made or continued as, or converted into, a Eurodollar Loan must be in a minimum amount of $500,000.  Any such election must be made by the Borrower by 12:00 p.m., New York City time, at least three (3) Business Days prior to (1) the proposed conversion date in the case of a conversion of a Eurodollar Loan to an ABR Loan, (2) the date of any proposed ~~Revolving Loan or~~ Term Loan which is to be a Eurodollar Loan, (3) the end of each Interest Period with respect to any Eurodollar Loans to be continued as such, or (4) the date on which the Borrower wishes to convert any ABR Loan to a Eurodollar Loan for an Interest Period designated by the Borrower in such election.  Except as provided clause (g) of this Section 2.07, if no election is received with respect to a Eurodollar Loan by 12:00 p.m., New York City time on the third (3rd) Business Day prior to the end of the Interest Period with respect thereto, that Eurodollar Loan shall be converted to an ABR Loan at the end of its Interest

Period.  The Borrower must make such election by notice to the Administrative Agent in writing, by fax, overnight courier, or by electronic transmission (or by telephone, to be confirmed in writing on such day).  In the case of any conversion or continuation, such election must be made pursuant to ~~a written notice (a “Notice of Conversion/Continuation”) in the form of Exhibit J~~an Interest Election Request.  No Loan shall be made, converted into or continued as a Eurodollar Loan, if an Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined not to make or continue any Loan as a Eurodollar Loan as a result thereof.

(b)        [reserved];

(c)        [reserved];

(d)        Upon receipt of ~~a Notice of Conversion/Continuation~~an Interest Election Request, the Administrative Agent will promptly notify each applicable Lender thereof.  In addition, the Administrative Agent will, with reasonable promptness, notify the Borrower and the applicable Lenders of each determination of Eurodollar Rate;  provided that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against the Administrative Agent.  All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given;

(e)        Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)         the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)       the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)      whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)       if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(f)        Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(g)        If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Eurodollar Borrowing is repaid as provided herein, at the end of such Interest Period applicable thereto, such Eurodollar Borrowing shall ~~(i) in the case of a Term Borrowing,~~ be continued as a Eurodollar Borrowing~~, as the case may be,~~ for an additional Interest Period of one month ~~or (ii) in the case of a Eurodollar Borrowing of Revolving Loans, be converted to an ABR Borrowing~~.  Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing with respect to Holdings or the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of Lenders of any Term Facility, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing of such Class may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing of such Class shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.08     Termination and Reduction of Commitments.

(a)        Unless previously terminated, ~~(i)~~ the Term Commitments shall terminate at 5:00 p.m., New York City time, on the Closing ~~Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity~~ Date.

(b)        The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class;  provided that ~~(i)~~ each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $250,000 and not less than $250,000, unless such amount represents all of the remaining Commitments of such Class~~, (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.11, the aggregate Revolving Exposure would exceed the aggregate Revolving Commitments of all Lenders and (iii) if, after giving effect to any reduction of the Revolving Commitments, the Letter of Credit Sublimit exceeds the aggregate amount of Revolving Commitments of all Lenders, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess~~.

(c)        The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable~~; provided that a notice of termination or reduction of the Revolving Commitments under paragraph (b) of this Section may state that such notice is conditioned upon the consummation of an acquisition~~

~~or sale transaction or upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other Indebtedness, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied~~.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.09     Repayment of Loans; Evidence of Debt.

(a)        The Borrower hereby unconditionally promises to pay to the Administrative Agent ~~(i) for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date and (ii)~~ for the account of each Term Lender the then unpaid principal amount of each Term Loan of such Term Lender as provided in Section 2.10.

(b)        Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)        The Administrative Agent, acting solely for this purpose as a non-fiduciary agent for the Borrower, shall maintain a register (the “Register”) in its usual practice in which it shall record (i) the amount of each Term ~~Loan and Revolving~~ Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Term Lender ~~and each Revolving Lender~~ hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Term Lenders and ~~the Revolving Lenders and~~ each Term Lender’s ~~and each Revolving Lenders~~ share thereof.  Notwithstanding anything to the contrary contained in this Agreement, the Term Loans ~~and the Revolving Loans~~ (including any notes evidencing such ~~Loans and, in the case of Revolving Loans, the corresponding obligations to participate in Letter of Credit Obligations and Swingline~~ Loans), the right, title and interest of the Lenders ~~and the Issuing Banks~~ and their assignees in and to such Loans, as the case may be, shall be transferable subject to Section 9.04 only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  This Section 2.09(c) and Section 9.04 shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)        [Reserved].

(e)        [Reserved].

(f)        The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.  In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section, the accounts maintained by the Administrative Agent pursuant to ~~paragraphs~~paragraph (c) of this Section shall control.

(g)        The Loan Parties, the Administrative Agent~~,~~ and the Lenders ~~and the Issuing Banks~~ shall treat each Person whose name is recorded in the Register as a Lender ~~or Issuing Bank, as applicable,~~ for all purposes of this Agreement.  Information contained in the Register with respect to any Lender ~~or any Issuing Bank~~ shall be available for access by the Borrower, the Administrative Agent,  or such Lender ~~or such Issuing Bank~~ at any reasonable time and from time to time upon reasonable prior notice.  No Lender ~~or Issuing Bank~~ shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender ~~or Issuing Bank~~ unless otherwise agreed by the Administrative Agent.

(h)        Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a promissory note.  In such event, Borrower shall execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form provided by the Administrative Agent and approved by the Borrower.

Section 2.10     Amortization of Term Loans.

(a)        Subject to adjustments pursuant to paragraph (c) of this Section, the Borrower shall repay the Term Loans on the last Business Day of each March, June, September and December (commencing on December 31, 2015) in the principal amount of Term Loans equal to the aggregate outstanding principal amount of Term Loans immediately after closing on the Closing Date multiplied by 0.25%.

(b)        To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date, except as otherwise provided in any Refinancing Amendment, pursuant to the corresponding section regarding maturity of such Refinancing Amendment.

(c)        Any prepayment of a Term Borrowing of any Class pursuant to Section 2.11 shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Borrowings of such Class to be made pursuant to this Section as directed by the Borrower (and absent such direction in direct order of maturity).

(d)        Prior to any repayment of any Term Loans of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such election not later than 2:00 p.m., New York City time, one Business Day before the scheduled date of such repayment.  In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16.  Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing.  Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

Section 2.11     Prepayment of Loans.

(a)        (i) ~~The~~After the time when the Super Senior Secured Obligations have been repaid in full in immediately available funds in accordance with the provisions of the Super Senior Credit Agreement (but not prior to such time), the Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.11;  provided that all prepayments under this Section 2.11(a) shall be accompanied by the Repricing Premium, if applicable.

(ii)       Notwithstanding anything in any Loan Document to the contrary, after the time when the Super Senior Secured Obligations have been repaid in full in immediately available funds in accordance with the provisions of the Super Senior Credit Agreement (but not prior to such time), so long as no Default or Event of Default has occurred and is continuing, the Borrower may offer to prepay the outstanding Term Loans on the following basis:

(A)      The Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to the Borrower Offer of Specified Discount Prepayment,  Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.11(a)(ii)(A);  provided that ~~(x) the Borrower shall not make any Borrowing of Revolving Loans (including Swingline Loans) to fund any Discounted Term Loan Prepayment and (y)~~ the Borrower shall not initiate any action under this Section 2.11(a)(ii)(A) in order to make a Discounted Term Loan Prepayment unless (1) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Closing Date; or (2) at least three (3) Business Days shall have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers;  provided,  further, that any Term Loan that is so prepaid will be automatically and irrevocably cancelled.

(B)      Subject to the first proviso to subsection (A) above, the Borrower may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice;  provided that (i) any such offer shall be made available, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (ii) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche, or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (iii) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (iv) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date.  The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).

(1)        Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount.  Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable.  Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the Borrower Offer of Specified Discount Prepayment.

(2)        If there is at least one Discount Prepayment Accepting Lender, the Borrower will make prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2);  provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”).  The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (i) the Borrower of the respective Term Lenders’ responses to such offer, the Discounted

Prepayment Closing Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (ii) each Term Lender of the Discounted Prepayment Closing Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (iii) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Lender to be prepaid at the Specified Discount on such date.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Closing Date in accordance with subsection (F) below (subject to subsection (J) below).

(C)      Subject to the first proviso to subsection (A) above, the Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (i) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Loans on an individual tranche basis, (ii) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by the Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (iii) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (iv) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date.  The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”).  Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount.  Any Term Lender whose Discount Range

Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(1)        The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C).  The Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts.  Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(2)        If there is at least one Participating Lender, the Borrower will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount;  provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the ~~Discounted~~Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro-rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”).  The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range

Prepayment Response Date, notify (I) the Borrower of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Closing Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Closing Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (z) if applicable, each Identified Participating Lender of the Discount Range Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Closing Date in accordance with subsection (F) below (subject to subsection (J) below).

(D)      Subject to the first proviso to subsection (A) above, the Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice;  provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited ~~Discount~~Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date.  The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”).  Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount.  Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the

Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(1)        The Auction Agent shall promptly provide the Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date.  The Borrower shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower (the “Acceptable Discount”), if any.  If the Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (1) (the “Acceptance Date”), the Borrower shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount.  If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(2)        Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this Section 2.11(a)(ii)(D).  If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount.  Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”).  The Borrower will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount;  provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro-rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”).  On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Borrower of the Discounted Prepayment Closing Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Closing Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Closing Date in accordance with subsection (F) below (subject to subsection (J) below).

(E)      In connection with any Discounted Term Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the Borrower in connection therewith as may be agreed between the Auction Agent and the Borrower.

(F)      If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, the Borrower shall prepay such Term Loans on the Discounted Prepayment Closing Date.  The Borrower shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders,  Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. (New York City time) on the Discounted Prepayment Closing Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans on a pro rata basis across such installments.  The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the

Discounted Prepayment Closing Date.  Each prepayment of the outstanding Term Loans pursuant to this Section 2.11(a)(ii) shall be paid to the Discount Prepayment Accepting Lenders,  Participating Lenders, or Qualifying Lenders, as applicable.  The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Closing Date in any Discounted Term Loan Prepayment.

(G)      To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent, with the provisions in this Section 2.11(a)(ii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(H)      Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.11(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I)       The Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.11(a)(ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate.  The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.11(a)(ii) as well as activities of the Auction Agent.

(J)       The Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date,  Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date, as applicable (and if such offer is revoked pursuant to the preceding clauses, any failure by the Borrower to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.11(a)(ii) shall not constitute a Default or Event of Default under Section 7.01 or otherwise).

(K)      Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Borrower shall not be permitted to consummate any prepayment transaction described in this Section 2.11(a)(ii) if after giving effect thereto, the Affiliated Lenders would hold a greater aggregate principal amount of Term Loans than is permitted by Section 9.04(f).

(L)      Each Lender participating in any Discounted Term Loan Prepayment acknowledges and agrees that in connection with such prepayment, (1) the Borrower then may have, and later may come into possession of, Excluded Information, (2) such Lender has independently, and without reliance on Holdings, the Borrower, or any of their respective subsidiaries, the Administrative Agent or any other Agent Party, made its own analysis and determination to participate in such prepayment, notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of Holdings, the Borrower or their respective subsidiaries, the Administrative Agent or any other Agent Party shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Holdings, the Borrower and their respective subsidiaries, the Administrative Agent and any other Agent Parties, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) that the Excluded Information may not be available to the Administrative Agent or the other Lenders.

(b)        ~~In the event and on each occasion that the aggregate Revolving Exposure of all Revolving Lenders exceeds the aggregate Revolving Commitments of all Revolving Lenders, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, in each case, if no such Borrowings are outstanding, deposit cash collateral in an account with the Collateral Agent in an aggregate amount equal to such excess).~~[Reserved].

(c)        In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall, within five Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” on the date of such Prepayment Event), ~~prepay the~~except as otherwise provided in Section 5.02 of the Intercreditor Agreement, (1) first, prepay the Super Senior Loans in an aggregate amount equal to 100% of the amount of such Net Proceeds, until repaid in full, and (2) next, prepay the First Lien Term Loans in an aggregate amount equal to ~~100% of~~ the amount of such Net Proceeds~~;~~  remaining after the prepayments made in accordance with clause (1), until repaid in full; provided that, in either case, if the Borrower and the Restricted Subsidiaries invest (or commit to invest) the Net Proceeds from such event (or a portion thereof) within 12 months after receipt of such Net Proceeds in assets useful in the business of the Borrower and the other Restricted Subsidiaries (including any acquisitions permitted under Section 6.04), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 12‑month period (or if committed to be so invested within such 12 month period, have not been so invested within 18 months after receipt thereof), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested).

(d)        Following the end of each fiscal year of Holdings, commencing with the fiscal year ending nearest December 31, ~~2016~~2019, the Borrower shall, except as otherwise provided in Section 5.02 of the Intercreditor Agreement, (1) first, prepay the ~~Term~~ Super Senior Loans in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such fiscal year, until repaid in full, and (2) next, prepay the First Lien Term Loans in an aggregate amount equal to such amount remaining after the prepayments made in accordance with clause (1), until repaid in full;  provided that, in each case, such amount shall be reduced by the aggregate amount of prepayments of (x) Term Loans ~~(and, to the extent the Revolving Commitments are reduced in a corresponding amount pursuant to Section 2.08, Revolving Loans)~~ made pursuant to Section 2.11(a) (in the case of Section 2.11(a)(ii),  to the extent of the cash consideration paid by the Borrower in respect of such prepayments) during such fiscal year (excluding all such prepayments funded with the proceeds of other Indebtedness) and (y) Super Senior Loans made pursuant to Section 2.11(a) of the Super Senior Credit Agreement (in the case of such Section 2.11(a), to the extent of the cash consideration paid by the Borrower in respect of such prepayments) during such fiscal year (excluding all such prepayments funded with the proceeds of other Indebtedness).  Each prepayment pursuant to this paragraph shall be made on or before the date that is five Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated.

(e)        ~~Within five (5) Business Days of the consummation of a Qualified IPO, the Borrower shall prepay the Term Loans in an amount not less than $75,000,000.~~[Reserved].

(f)        Prior to any optional prepayment of Borrowings pursuant to Section 2.11(a)(ii), the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (g) of this Section.  In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between Term Borrowings (and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, the Borrowings of such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class;  provided that any Term Lender (and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, any Lender that holds Other Term Loans of such Class) may elect, by notice to the Administrative Agent by telephone (confirmed by facsimile) at least two Business Days prior to the prepayment date, to decline all (but not part) of any prepayment of its Term Loans or Other Term Loans of any such Class pursuant to this Section (other than an optional prepayment pursuant to paragraph (a)(i) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans or Other Term Loans of any such Class but was so declined shall be retained by the Borrower.  Optional prepayments of Term Borrowings shall be allocated among Term Borrowings as directed by the Borrower.  In the absence of a designation by the Borrower as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16;  provided that, in connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to Section 2.11(c) or (d), such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurodollar Loans;  provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to this Section 2.11(f), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Eurodollar Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16.  Notwithstanding the foregoing, no amounts received from any Loan Party shall be applied to any Excluded Swap Obligations of such Loan Party.

(g)        The Borrower shall notify the Administrative Agent ~~(and, in the case of prepayment of a Swingline Loan, the Swingline Lender)~~ by telephone (confirmed by hand delivery or facsimile) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one (1) Business Day before ~~the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 p.m., New York City time, on~~ the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied; provided further that, any notice of mandatory prepayment pursuant to Section 2.11(c) or (d) must be delivered not later than 2:00 p.m., New York City time, three (3) Business Days before the date of prepayment.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(h)        Notwithstanding any provision under Section 2.11 to the contrary, (i) without the consent of the Super Senior Administrative Agent, no Loan Party shall be entitled to make a voluntary prepayment or redemption of the Term Loans prior to the time when the Super Senior Secured Obligations have been repaid in full in immediately available funds in accordance with the provisions of the Super Senior Credit Agreement, and (ii) if the Borrower determines in good faith that the repatriation by any Restricted Subsidiary that is organized under the laws of a jurisdiction other than the jurisdiction in which the Borrower is organized (an

“Other Jurisdiction Subsidiary”), of any amounts required to mandatorily prepay the Loans pursuant to ~~Sections~~Section 2.11(c) or (d) above would result in material and adverse tax consequences (including a deemed dividend pursuant to Section 956 of the Internal Revenue Code), taking into account any foreign tax credit or benefit actually realized in connection with such repatriation, or that any such funds are prohibited or delayed by any applicable local requirements of law from being repatriated, in either case, if all or portion of the funds required to make a mandatory prepayment were up-streamed or transferred from a foreign subsidiary as a distribution or dividend (such amount, a “Restricted Amount”), as reasonably determined by the Borrower, the amount that any such Restricted Subsidiary shall be required to mandatorily prepay pursuant to ~~Sections~~Section 2.11(c) or (d) above, as applicable, shall be reduced by the Restricted Amount until such time as it may repatriate to the Borrower the Restricted Amount without incurring such material and adverse tax liability or violating such local requirement of law; provided that (A) Holdings, the Borrower and its Restricted Subsidiaries will use commercially reasonable efforts to cause the Restricted Amount to be repatriated without incurring such material tax liability or violating any local requirements of law and (B) if and to the extent that the repatriation of any Net Proceeds or Excess Cash Flow from the relevant Other Jurisdiction Subsidiary would no longer have an adverse tax consequence or violate local requirements of law at any time during the one year period immediately following the date on which the applicable mandatory repayment was required to be made, an amount equal to the Net Proceeds or Excess Cash Flow, as applicable, not previously applied pursuant to the immediately preceding clause shall be promptly applied to the repayment of the Term Loans pursuant to Section 2.11(c) or (d) as otherwise required above (without regard to this clause (g)).  The non-application of any prepayment amount as a consequence of this clause (g) will not, for the avoidance of doubt, constitute an Event of Default, and, upon expiration of the one year period in clause (B) in the proviso above, such amounts shall be available (A) first, to repay local foreign indebtedness, if any and (B) thereafter, for working capital purposes of Holdings’  Foreign Subsidiaries (so long as not required to be prepaid in accordance with this Section 2.11).

Section 2.12     Fees.

(a)        ~~The Borrower agrees to pay to the Administrative Agent in Dollars for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Percentage on the average daily unused amount of the Revolving Commitment of such Lender (reduced by the amount of Letters of Credit issued and outstanding) during the period from and including the Closing Date to but excluding the date on which the Revolving Commitments terminate.  In all cases, accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Closing Date.  All commitment fees payable for the account of any Revolving Lender shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, a specific Class of Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender in such Class (and the Swingline Exposure of such Lender shall be disregarded for such purpose).~~[Reserved].

(b)        ~~The Borrower agrees to pay (i) to the Administrative Agent in U.S. Dollars for the account of each Revolving Lender (other than any Defaulting Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Closing Date to and including the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure; which participation fees shall be payable on the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand, and (ii) to each Issuing Bank, on demand, in U.S. Dollars (A) such reasonable fees, without duplication of fees otherwise payable hereunder (including all per annum fees), charges and expenses of such Issuing Bank in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued; and (B) a fronting fee of 0.125%.  All participation fees and other fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).~~[Reserved].

(c)        ~~The Borrower agrees to pay on the Closing Date to the Administrative Agent for the ratable benefit of each Term Lender party to this Agreement as a Term Lender on the Closing Date as fee compensation for the funding of such Lender’s Term Loans, an upfront fee in an amount equal to 1.50% of the stated principal amount of the Term Loans made on the Closing Date.  Such fees shall be payable to each Term Lender out of the proceeds of the such Term Lender’s Term Loans as and when funded on the Closing Date and shall be treated (and reported) by the Borrower and Term Lenders as a reduction in issue price of the Term Loans for U.S. federal, and applicable state and local income tax purposes.  All such closing fees payable under this Section 2.12(c) will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.~~[Reserved].

(d)        The Borrower agrees to pay to the Administrative Agent, the Joint Lead Arrangers and the Co-Documentation Agents for their own account, fees payable in the amounts and at the times separately agreed in writing upon between such parties.

(e)        All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent ~~(or to an Issuing Bank, in the case of fees payable to it)~~ for distribution, in the case of commitment fees and participation fees, to the ~~Revolving Lenders or~~ Term Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

(f)        Notwithstanding the foregoing, and subject to Section 2.22, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12.

(g)        No provision of any Fee Letter may be amended, restated, supplemented or otherwise modified, and no other fee letter may be executed in connection herewith, without the prior written consent of the Administrative Agent, the Borrower and the Required Lenders.

Section 2.13     Interest.

(a)        The Loans comprising each ABR Borrowing ~~(including each Swingline Loan)~~ shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)        The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)        Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Loan Party hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall, to the extent permitted under applicable law, bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2.00% per annum plus the rate applicable to ABR ~~Revolving~~ Loans as provided in paragraph (a) of this Section; provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender~~;  provided further that no amounts shall accrue pursuant to this Section 2.13(c) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender~~.

(d)        Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan ~~and, in the case of any Class of Revolving Loans, upon termination of such Class of Revolving Commitments~~;  provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan ~~(other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period)~~, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the Closing Date of such conversion.

(e)        All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.14     Alternate Rate of Interest.  If at least two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)         the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for Loans in Dollars for such Interest Period; or

(ii)       the Administrative Agent is advised by the Lenders holding a Majority in Interest of the outstanding Term Loans ~~and Revolving Commitments~~ that the Adjusted Eurodollar Rate applicable to such Loans for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower, the Term ~~Lenders and the Revolving~~ Lenders as promptly as practicable and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Eurodollar Borrowing shall be ineffective, and such Borrowing shall be continued as an ABR Borrowing, and (ii) any Borrowing Request for a Eurodollar Borrowing of such Class shall be treated as a request for an ABR Borrowing.

Section 2.15     Increased Costs.

(a)        If any Change in Law shall:

(i)         impose, modify, or deem applicable any reserve, special deposit, compulsory loan, insurance charge, or similar requirement against assets of, deposits with, or for the account of, or credit extended by, any Lender ~~or any Issuing Bank~~ (except any such reserve requirement reflected in the Adjusted Eurodollar Rate); or

(ii)       subject any Lender ~~or any Issuing Bank~~ to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit commitments, or other obligations, or its deposits, reserves, other liabilities, or capital attributable thereto; or

(iii)      impose on any Lender or ~~any Issuing Bank or~~ the London interbank market any other condition, cost, or expense (other than Taxes) affecting this Agreement, Eurodollar Loans made by such Lender ~~or any Letter of Credit~~ or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing, or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan)~~, to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit)~~ or to reduce the amount of any sum received or receivable by such Lender~~, Issuing Bank~~ or other Recipient hereunder (whether of principal, interest, or otherwise), then, from time to time upon request of such Lender~~, Issuing Bank~~ or other Recipient, the Borrower will pay to such Lender~~, Issuing Bank~~ or other Recipient, as the case may be, such additional amount or amounts as will compensate such

Lender~~, Issuing Bank~~ or other Recipient, as the case may be, for such additional costs, or expenses incurred, or reduction suffered.

(b)        If any Lender ~~or Issuing Bank~~ determines that any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender’s ~~or Issuing Bank’s~~ capital or on the capital of such Lender~~’s or Issuing Bank~~’s holding company, if any, as a consequence of this Agreement or the Loans made by~~, or participations in Letters of Credit or Swingline Loans held by,~~ such Lender~~, or the Letters of Credit issued by such Issuing Bank,~~ to a level below that which such Lender or ~~Issuing Bank or~~ such Lender~~’s or Issuing Bank~~’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s ~~or Issuing Bank’s~~ policies and the policies of such Lender~~’s or Issuing Bank~~’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender ~~or Issuing Bank~~, the Borrower will pay to such Lender ~~or Issuing Bank, as the case may be,~~ such additional amount or amounts as will compensate such Lender or ~~Issuing Bank or~~ such Lender~~’s or Issuing Bank~~’s holding company for any such reduction actually suffered.

(c)        A certificate of a Lender ~~or an Issuing Bank~~ setting forth the amount or amounts necessary to compensate such Lender ~~or Issuing Bank~~ or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender ~~or Issuing Bank, as the case may be,~~ the amount shown as due on any such certificate within 15 days after receipt thereof.

(d)        Failure or delay on the part of any Lender ~~or Issuing Bank~~ to demand compensation pursuant to this Section shall not constitute a waiver of such Lender~~’s or Issuing Bank~~’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender ~~or Issuing Bank~~ pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender ~~or Issuing Bank, as the case may be,~~ notifies the Borrower of the Change in Law giving rise to such increased costs, expenses or reductions and of such Lender~~’s or Issuing Bank~~’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs, expenses or reductions is retroactive, then the 180‑day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)        Notwithstanding any other provision of this Section, no Lender ~~or Issuing Bank~~ shall demand compensation for any increased cost or reduction pursuant to this Section 2.15 if it shall not at the time be the general policy or practice of such Lender ~~or Issuing Bank~~ to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

Section 2.16     Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue, or prepay any ~~Revolving Loan or~~ Term Loan for acceptance and purchase on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(g) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan for acceptance and purchase other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the loss, cost and expense attributable to such event.  For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.16, each Term ~~Lender and each Revolving~~ Lender shall be deemed to have funded each Eurodollar Loan made by it at the Adjusted Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt of such demand.  Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern.

Section 2.17     Taxes.

(a)        Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes;  provided that if the Borrower, withholding agent or other payor shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions for any Indemnified Taxes or Other Taxes have been made (including deductions applicable to additional amounts payable under this Section 2.17), the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes or Other Taxes have been made, (ii) the applicable withholding agent shall make such deductions for Indemnified Taxes or Other Taxes and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b)        Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law.

(c)        Without duplication of any additional amounts paid under Section 2.17(a) or (b), the Borrower ~~jointly and severally~~ shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under, or otherwise with respect to, any Loan Document or activities related thereto, (including

Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender with a copy to the Administrative Agent, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)        Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c)(ii) relating to the maintenance of the Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)        As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)        Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any properly completed and executed documentation prescribed by law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting.  Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent of its inability to do so.  Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to Tax at a rate reduced by an applicable tax treaty, the Borrower,  Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable law from such payments at the applicable statutory rate.  Notwithstanding anything to the contrary in the preceding clause (f), the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)~~(~~(i),  (ii)(A) through (ii)(D) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of the foregoing:

(i)         Each Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) as a Lender two properly completed and duly signed copies of Internal Revenue Service Form W~~‑~~-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(ii)       Each Lender that is a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement as a Lender (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A)      two properly completed and duly signed copies of Internal Revenue Service Form W~~‑~~-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party and such other documentation as required under the Code,

(B)      two properly completed and duly signed copies of Internal Revenue Service Form W~~‑~~-8ECI (or any successor forms),

(C)      in the case of a Foreign Lender, (x) two properly completed and duly signed certificates, substantially in the form of Exhibit W~~‑~~-1 claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code (any such certificate a “United States Tax Compliance Certificate”), and (y) two properly completed and duly signed copies of Internal Revenue Service Form W~~‑~~-8BEN or W-8BEN-E (or any successor forms),

(D)      to the extent a Foreign Lender is not the beneficial owner, two properly completed and duly signed originals of Internal Revenue Service Form W~~‑~~-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W~~‑~~-8ECI, W~~‑~~-8BEN or W-8BEN-E, a United States Tax Compliance Certificate substantially in the form of Exhibit W~~‑~~-3 or Exhibit W~~‑~~-4, Form W~~‑~~-9, Form W~~‑~~-8IMY (or other successor forms) or any other required information from each beneficial owner (provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, a United States Tax Compliance Certificate substantially in the form of Exhibit W~~‑~~-2 may be provided by such Foreign Lender on behalf of such partner(s)), or

(E)      any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(iii)      If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b), as applicable), such Lender shall deliver to the relevant Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has or has not complied with such Lender’s obligations under such Sections and, if necessary, to determine the amount to deduct and withhold from such payment.  Solely for the purposes of this paragraph, “FATCA” shall include any amendments to FATCA after the date of this Agreement.

Notwithstanding any other provision of this clause (f), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(g)        [Reserved].

(h)        If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  The Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential).  Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent or such Lender be required to pay any amount to the Borrower pursuant to this paragraph (h) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential) to any Loan Party or any other person.

(i)         The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(j)         For purposes of this Section 2.17, the term “~~Lender” shall include any Issuing Bank and the term “~~Requirements of Law~~’~~” shall include FATCA.

Section 2.18     Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)        The Borrower shall make each payment required to be made by it under any Loan Document (whether ~~of principal, interest, fees or reimbursement of LC Disbursements, or~~ of amounts payable under Section 2.15,  2.16, or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds without condition or deduction for any counterclaim, recoupment, or setoff.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent,  be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to such account as may be specified by the Administrative Agent,  ~~except payments to be made directly to any Issuing Bank shall be made as expressly provided herein and~~ except that payments pursuant to Sections 2.15,  2.16,  2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  Except as otherwise provided herein, if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension.  All payments under each Loan Document of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in U.S. Dollars, except as otherwise expressly provided herein.  If the

Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement must be returned to any Loan Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to the Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(b)        If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, ~~unreimbursed LC Disbursements,~~ interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal ~~and unreimbursed LC Disbursements~~ then due hereunder~~,~~ ratably among the parties entitled thereto in accordance with the amounts of principal ~~and unreimbursed LC Disbursements~~ then due to such parties.

(c)        [Reserved].

(d)        If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans ~~or participations in LC Disbursements or Swingline Loans~~ resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and ~~participations in LC Disbursements and Swingline Loans and~~ accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans ~~and participations in LC Disbursements and Swingline Loans~~ of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their ~~Loans and participations in LC Disbursements and Swingline~~ Loans;  provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans ~~or participations in LC Disbursements or Swingline Loans~~ to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans ~~or Revolving Commitments~~ of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension.  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)        Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders ~~or the Issuing Banks~~ hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders ~~or Issuing Banks, as the case may be,~~ the amount due.  In such event, if the Borrower has not in fact made such payment, then each of applicable Lenders ~~or Issuing Banks, as the case may be,~~ severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender ~~or Issuing Bank~~ with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)        The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the First Lien Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding any provision herein to the contrary, (i) all amounts collected or received by the Administrative Agent after any or all of the First Lien Obligations have been accelerated, (ii) all proceeds received by the Administrative Agent as a result of the exercise of the Administrative Agent’s remedies under the Security Documents and (iii) upon direction of the Required Lenders, all payments in respect of any First Lien Obligations received by the Administrative Agent after the occurrence and during the continuance of an Event of Default, shall in each case be applied as follows:

first,  ~~to pay interest on and then principal of any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower~~[reserved];

second, to pay Secured Obligations in respect of any expense reimbursements or indemnities then due to any Agent;

third, to pay Secured Obligations in respect of any expense reimbursements or indemnities then due to the Lenders ~~and the Issuing Banks~~;

fourth, to pay Secured Obligations in respect of all accrued unpaid interest and fees then due to any Agent, the Lenders ~~and the Issuing Banks~~;

fifth, to pay or prepay principal amounts on the Loans, the ~~LC Reimbursement Obligations, the~~ Secured Swap Obligations~~,~~ and the Cash Management Obligations ~~and to cash collateralize all outstanding Letters of Credit at 103% of the face value of each such Letter of Credit~~;

sixth, to pay any other amounts constituting Secured Obligations; and

seventh, any remainder shall be for the account of and paid to the Borrower or any other Person lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses fourth, fifth and sixth above and (iii) proceeds of Collateral of any Loan Party shall only be applied to the Secured Obligations of such Loan Party.

(g)        Notwithstanding the foregoing provisions of this Section 2.18, no amounts received from any Loan Party, or from proceeds of Collateral of any Loan Party, shall be applied to any Excluded Swap Obligations of such Loan Party.

Section 2.19     Mitigation Obligations; Replacement of Lenders.

(a)        If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event gives rise to the operation of Section 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder ~~or its participation in any Letter of Credit affected by such event~~, or to assign and delegate its rights and obligations hereunder to another of its offices, branches, or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17 or mitigate the applicability of Section 2.23, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal, or regulatory respect to, such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b)        If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.23, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable ~~(and if a Revolving Commitment is being assigned and delegated, each Issuing Bank and the Swingline Lender)~~, which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its ~~Loans and unreimbursed participations in LC Disbursements and Swingline~~ Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee or the Borrower, (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, or payments required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a material reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

Section 2.20     ~~Incremental Credit Extensions~~[Reserved~~.~~

~~(a)        At any time and from time to time after the date that is the earlier of (x) the date on which the Joint Lead Arrangers shall have advised the Borrower that the primary syndication of the Facilities has been completed and (y) the date that is 60 days following the Closing Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make available to each of the Lenders), request to effect (i) prior to the Revolving Maturity Date, one or more increases in the aggregate amount of the Revolving Commitments (each such increase, a “Revolving Commitment Increase”) from Additional Revolving Lenders and (ii) one or more new term loan commitments which may be of the same Class as existing Term Loans (a “Term Commitment Increase”) or a separate Class of new term loans (collectively with any Term Commitment Increase, the “New Term Commitments” and the New Term Commitments, collectively with any Revolving Commitment Increase, the “Incremental Commitments”), in each case, from one or more Additional Term Lenders; provided that (A) no Lender will be required to become an Additional Revolving Lender or Additional Term Lender and no Lender with respect to any Revolving Commitment Increase shall be an Affiliated Lender, (B) upon the effectiveness of any such Incremental Commitments, (1) no Event of Default shall have occurred and be continuing or shall result therefrom and (2) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of such date (provided, that (x) to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all matter respects as of such earlier date and (y) any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects), (C) any such Incremental Commitments shall be denominated in U.S. Dollars, (D) the aggregate amount of all such Incremental Commitments shall not exceed  $100,000,000 plus the maximum amount of Incremental Commitments such that the First Lien Net Leverage Ratio on a Pro Forma Basis (assuming a borrowing of the maximum amount of Loans available hereunder after giving effect to such Incremental Commitments, assuming that any Indebtedness under Incremental Commitments is senior indebtedness secured on pari passu basis with the Collateral and excluding, for the purposes of clause (b) of the definition of Consolidated Net Debt, the cash proceeds from the borrowing of the proposed Incremental Commitments) would not exceed 4.75~~

~~to 1.00; (E) the maturity date of any term loans incurred pursuant to any New Term Commitment shall not be earlier than Latest Maturity Date then effect with respect to any Class of Term Loans outstanding at such time and the Weighted Average Life to Maturity of any such term loans incurred pursuant to any New Term Commitment shall not be shorter than the remaining Weighted Average Life to Maturity of any Class of Term Loans outstanding at such time, (F) any loans incurred pursuant to any Incremental Commitments shall not be secured by any assets other than Collateral (and, subject to subclause (J) below, if so secured, shall be secured on a pari passu basis) and not be guaranteed by Persons other than those Persons Guaranteeing the corresponding Class of Loans, (G) subject to subclause (J) below, the interest rate margins and, subject to subclause (E), the amortization schedule for any term loans incurred pursuant to any New Term Commitment shall be determined by the Borrower and the Additional Term Lenders with the applicable New Term Commitments; provided that in the event that the All‑in Yield for any term loans pursuant to any New Term Commitments is higher than the All‑in Yield applicable to any Class of Term Loans by more than 50 basis points, then the interest rate margins for Term Loans in each such Class shall be increased to the extent necessary so that the All‑in Yield with respect to each such Class of Term Loans is equal to the All‑in Yield for such term loans incurred pursuant to such New Term Commitments minus 50 basis points, provided that, if any term loan incurred pursuant to any New Term Commitment (an “Incremental Term Facility”) includes an interest rate floor greater than the interest rate floor applicable to the existing Term Facility, such increased amount shall be equated to interest margin for purposes of determining whether an increase to the applicable interest margin under the existing Term Facility shall be required, to the extent an increase in the interest rate floor in the then-existing Term Facility would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to the then-existing Term Facility shall be increased by such increased amount (the margin and floor increases described this clause (G) being referred to as “MFN Protection”); (H) any Incremental Term Facility Amendment entered into after the Closing Date shall be on the terms and pursuant to documentation to be determined by the Borrower and the Additional Term Lenders with the applicable Term Commitment Increases; provided that to the extent such terms and documentation are not substantially identical to this Agreement (except to the extent permitted by subclauses (B),  (E),  (F),  (G),  (H) and (J) of this clause (a)), they shall be reasonably satisfactory to the Administrative Agent, the Borrower and the Additional Term Lenders and shall be no more favorable (as reasonably determined by the Borrower) to the Additional Term Lenders than to the relevant Lenders under the Term Loans then outstanding (except for covenants or other provisions applicable exclusively to periods commencing after the Latest Maturity Date); provided further that, any such Additional Term Lenders will participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) (or, if junior in right of payment or security, shall be on a junior basis with respect thereto) in any voluntary or mandatory prepayments (other than scheduled amortization payments) of the Term Loans; (I) no Affiliated Lenders shall hold New Term Loan Commitments if, after giving effect to the fundings thereunder, Affiliated Lenders would hold a greater percentage of Term Loans than is otherwise permitted under Section 9.04(f), (J) any term loans incurred under New Term Commitments may either (I) rank junior in right of security to the Term Loans then outstanding, in which case such term loans shall be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent or (II) be unsecured, in which case the relevant New Term Commitments, as applicable, shall be established as a separate facility to~~

~~which the preceding subclause (G) shall not apply, and (K) notwithstanding anything to the contrary in this Section 2.20 or in any other provision of any Loan Document, if the proceeds of any term loans made pursuant to any Incremental Commitment are intended to finance a Permitted Acquisition or any other Investment that is permitted hereunder and the Lenders or Additional Term Lenders providing such Incremental Commitment so agree, the availability thereof may be subject to customary “SunGard” or “certain funds” conditionality.  Each Revolving Commitment Increase denominated in U.S. Dollars shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof unless such amount represents all the remaining availability under the aggregate principal amount of Incremental Commitments set forth above.  Each New Term Commitment shall be in a minimum principal amount of $2,500,000 and integral multiples of $500,000 in excess thereof unless such amount represents all the remaining availability under the aggregate principal amount of Incremental Commitments set forth above.  Furthermore, the Borrower will use the proceeds of any Incremental Commitment for any purpose not prohibited by this Agreement.~~

~~(b)        (i) Each notice from the Borrower pursuant to this Section shall set forth the requested amount of the relevant Revolving Commitment Increase or New Term Commitment.~~

~~(ii)       Commitments in respect of any Revolving Commitment Increase shall become Revolving Commitments (or in the case of any Revolving Commitment Increase to be provided after the Closing Date by an existing Revolving Lender, an increase in such Revolving Lender’s Revolving Commitment) under this Agreement with, except as provided in Section 2.20(a), the exact same terms as the applicable Class of Revolving Loans pursuant to an amendment (an “Incremental Revolving Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Revolving Lender and the Administrative Agent.  Revolving Commitment Increases may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender other than an Affiliated Lender (it being understood that no existing Lender shall have the right to participate in any Revolving Commitment Increase or, unless it agrees, be obligated to provide any Revolving Commitment Increase) or by any other Additional Revolving Lender.  An Incremental Revolving Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section.  The effectiveness of any Incremental Revolving Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Revolving Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Revolving Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Borrowing” in Section 4.02 shall be deemed to refer to the Incremental Revolving Facility Closing Date) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law,~~

~~change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).~~

~~(iii)      Commitments in respect of any Term Commitment Increase shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Term Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Term Lender and the Administrative Agent.  Term Commitment Increases may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender shall have any right to participate in any Term Commitment Increase or, unless it agrees, be obligated to provide any Term Commitment Increases) or by any other Additional Term Lender.  An Incremental Term Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section.  The effectiveness of any Incremental Term Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Term Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Term Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Borrowing” in Section 4.02 shall be deemed to refer to the Incremental Term Facility Closing Date) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).~~

~~(c)        (i) Upon each Revolving Commitment Increase pursuant to this Section, each Revolving Lender with respect to the Class of Revolving Commitments to be increased immediately prior to such increase will automatically and without further act be deemed to have assigned to each Additional Revolving Lender providing a portion of such Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit of the applicable Class such that, after giving effect to such Revolving Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit of the applicable Class held by each Revolving Lender with respect to such Class (including each such Revolving Commitment Increase Lender) will equal such Revolving Lender’s Applicable Percentage with respect to such Class.  Any Revolving Loans outstanding immediately prior to the date of such Revolving Commitment Increase that are Eurodollar Loans will (except to the extent otherwise repaid in accordance herewith) continue to be held by, and all interest thereon will continue to accrue for the accounts of, the Revolving Lenders holding such Loans immediately prior to the date of such Revolving Commitment Increase, in each case until the last day of the then-current Interest Period applicable to any such Loan, at which time it will be repaid or refinanced with new Revolving Loans made pursuant to Section 2.01 in accordance~~

~~with the Applicable Percentages of the Revolving Lenders of the applicable Class after giving effect to the Revolving Commitment Increase; provided,  however, that upon the occurrence of any Event of Default, each Revolving Commitment Increase Lender will promptly purchase (for cash at face value) assignments of portions of such outstanding Revolving Loans of the applicable Class of other Revolving Lenders so that, after giving effect thereto, all Revolving Loans that are Eurodollar Loans are held by the Revolving Lenders in accordance with their then-current Applicable Percentages.  Any such assignments shall be effected in accordance with the provisions of Section 9.04;  provided that the parties hereto hereby consent to such assignments and the minimum assignment amounts and processing and recordation fee set forth in Section 9.04(b)(ii) shall not apply thereto.  If there are any ABR Revolving Loans outstanding on the date of such Revolving Commitment Increase, such Loans shall either be prepaid by the Borrower on such date or refinanced on such date (subject to satisfaction of applicable borrowing conditions) with Revolving Loans of the same Class made on such date by the Revolving Lenders (including the Revolving Commitment Increase Lenders) in accordance with their Applicable Percentages.  In order to effect any such refinancing, (i) each Revolving Commitment Increase Lender will make ABR Revolving Loans to the Borrower by transferring funds to the Administrative Agent in an amount equal to the aggregate outstanding amount of such Loans of such Type and Class times a percentage obtained by dividing the amount of such Revolving Commitment Increase Lender’s Revolving Commitment Increase by the aggregate amount of the Revolving Commitments (after giving effect to the Revolving Commitment Increase on such date) of such Class and (ii) such funds will be applied to the prepayment of outstanding ABR Revolving Loans, as applicable, held by the Revolving Lenders of the applicable Class other than the Revolving Commitment Increase Lenders, and transferred by the Administrative Agent to the Revolving Lenders of the applicable Class other than the Revolving Commitment Increase Lenders, in such amounts so that, after giving effect thereto, all ABR Revolving Loans will be held by the Revolving Lenders in accordance with their then-current Applicable Percentages.  On the date of such Revolving Commitment Increase, the Borrower will pay to the Administrative Agent, for the accounts of the Revolving Lenders receiving such prepayments, accrued and unpaid interest on the principal amounts of their Revolving Loans being prepaid.  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.~~

~~(ii)       Upon each Term Commitment Increase pursuant to this Section, each Additional Term Lender with shall make an additional term loan to the Borrower, in the applicable currency, in a principal amount equal to such Lender’s Term Commitment Increase.  Any such term loan shall be a “Term Loan” for all purposes of this Agreement and the other Loan Documents.~~

~~(d)        This Section 2.20 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary~~].

Section 2.21     Credit Agreement Refinancing Indebtedness; Maturity Extension.

(a)        At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Term Lender,  Indebtedness in respect of a renewal, replacement, or refinancing of all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans) in the form of Other Term Loans or Other Term Commitments, in each case pursuant to a Refinancing Amendment satisfying the Credit Agreement Refinancing Debt Requirements. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 as in effect on the Closing Date (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).  Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.21(a) shall be in an aggregate principal amount that is not less than $25,000,000 and an integral multiple of $1,000,000 in excess thereof unless such amount represents the total outstanding amount of the Refinanced Debt.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans and/or Other Term Commitments).  Any Refinancing Amendment or Permitted Refinancing Notes may allow for the ability to participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) (or, if junior in right of payment or security, shall be on a junior basis with respect thereto) in any voluntary or mandatory prepayments (other than scheduled amortization payments) of Term Loans then outstanding under this Agreement (which for purposes of this sentence will be deemed to include any then outstanding Other Term Loans).  Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section.  The Borrower shall have the right to require the applicable Lenders to assign their Term Loans to the investors providing any Credit Agreement Refinancing Indebtedness pursuant to any Refinancing Amendment.

(b)        At any time after the Closing Date, the Borrower may obtain Indebtedness in respect of a renewal, replacement or refinancing of all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (i) will be deemed to include any then outstanding Other Term Loans) in the form of Permitted Refinancing Notes satisfying the Credit Agreement Refinancing Debt Requirements.

(c)

(i)         The Borrower may from time to time, pursuant to the provisions of this Section 2.21(c), agree with one or more Lenders holding Loans and Commitments of any Class (“Existing Class”) to extend the maturity date and to provide for other terms consistent with this Section 2.21(c) (each such modification, an “Extension”) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by the

Borrower to all Lenders under any Class that is proposed to be extended under this Section 2.21(c), in each case on a pro rata basis (based on the relative principal amounts of the outstanding Loans of each Lender in such Class) and on the same terms to each such Lender.  In connection with each Extension, the Borrower will provide notification to the Administrative Agent (for distribution to the Lenders of the applicable Class), no later than 30 days prior to the maturity of the applicable Class or Classes to be extended of the requested new maturity date for the extended Loans of each such Class (each an “Extended Maturity Date”) and the due date for Lender responses.  In connection with any Extension, each Lender of the applicable Class wishing to participate in such Extension shall, prior to such due date, provide Administrative Agent with a written notice thereof in a form reasonably satisfactory to Administrative Agent.  Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension.  In connection with any Extension, the Borrower shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.21(c).

(ii)       After giving effect to any Extension, the Term Loans ~~or Revolving Commitments~~ so extended shall cease to be a part of the Class that they were a part of immediately prior to the Extension and shall be a new Class hereunder~~;  provided that in the case of any Extension Amendment relating to Revolving Commitments or Revolving Loans, (I) all borrowings and all prepayments of Revolving Loans shall continue to be made on a ratable basis among all Revolving Lenders, based on the relative amounts of their Revolving Commitments, until the repayment of the Revolving Loans attributable to the non-extended Revolving Commitments on the Revolving Maturity Date, (II) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swingline Loan as between the Revolving Commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until Revolving Maturity Date relating to such non-extended Revolving Commitments has occurred, (III) no termination of Extended Revolving Commitments and no repayment of Extended Revolving Loans accompanied by a corresponding permanent reduction in Extended Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Existing Revolving Loans and Existing Revolving Commitments (or all Existing Revolving Commitments of such Class and related Existing Revolving Loans shall have otherwise been terminated and repaid in full) and (IV) with respect to Letters of Credit and Swingline Loans, the Revolving Maturity Date may not be extended without the prior written consent of the Issuing Bank and the Swingline Lender.  If the Revolving Exposure exceeds the Revolving Commitment as a result of the occurrence of a Revolving Maturity Date with respect to any Class of Revolving Commitments while an extended Class of Revolving Commitments remains outstanding, Borrower shall make such payments as are necessary in order to eliminate such excess on such Revolving Maturity Date.~~

(iii)      The consummation and effectiveness of each Extension shall be subject to the following:

(A)      no Default or Event of Default shall have occurred and be continuing at the time any Extension Offer is delivered to the Lenders or at the time of such Extension;

(B)      the Term Loans ~~or Revolving Commitments, as applicable,~~ of any Lender extended pursuant to any Extension (~~as applicable,~~ “Extended Term Loans” ~~or “Extended Revolving Commitments”~~) shall have the same terms as the Class of Term Loans ~~or Revolving Commitments, as applicable~~, subject to the related Extension Amendment (~~as applicable,~~ “Existing Term Loans” ~~or “Existing Revolving Commitments”~~); except (A) the final maturity date of any Extended Term Loans ~~or Extended Revolving Commitments~~ of a Class to be extended pursuant to an Extension shall be later than the ~~Maturity Date~~maturity date of the Class of Existing Term Loans ~~or Existing Revolving Commitments, as applicable~~, subject to the related Extension Amendment, and the weighted average life to maturity of any Extended Term Loans ~~or Extended Revolving Commitments~~ of a Class to be extended pursuant to an Extension shall be no shorter than the weighted average life to maturity of the Class of Existing Term Loans ~~or Existing Revolving Commitments, as applicable~~, subject to the related Extension Amendment; (B) the all‑in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Term Loans ~~or Extended Revolving Commitments, as applicable,~~ may be higher or lower than the all‑in pricing (including, without limitation, margins, fees and premiums) for the Existing Term Loans ~~or Existing Revolving Commitments, as applicable; (C) the revolving credit commitment fee rate with respect to the Extended Revolving Commitments may be higher or lower than the revolving credit commitment fee rate for Existing Revolving Commitments, in each case, to the extent provided in the applicable Extension Amendment~~; (C) [reserved]; (D) no repayment of any Extended Term Loans ~~or Extended Revolving Commitments, as applicable,~~ shall be permitted unless such repayment is accompanied by an at least pro rata repayment of all earlier maturing Loans (including previously extended Loans) (or all earlier maturing Loans (including previously extended Loans) shall otherwise be or have been terminated and repaid in full); (E) the Extended Term Loans ~~and/or Extended Revolving Commitments~~ may contain a “most favored nation” provision for the benefit of Lenders holding Extended Term Loans ~~or Extended Revolving Commitments, as applicable~~; and (F) the other terms and conditions applicable to Extended Term Loans ~~and/or Extended Revolving Commitments~~ may be terms different than those with respect to the Existing Term Loans ~~or Existing Revolving Commitments, as applicable~~, so long as such terms and conditions only apply after the Latest Maturity Date;  provided further, each Extension Amendment may, without the consent of any Lender other than the applicable extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this

Section 2.21(c),  including any amendments necessary to treat the applicable Loans and/or Commitments of the extending Lenders as a new “Class” of loans and/or commitments hereunder;  provided,  however, no Extension Amendment may provide for any Class of Extended Term Loans ~~or Extended Revolving Commitments~~ to be secured by any Collateral or other assets of any Loan Party that does not also secure the Existing Term Loans ~~or Existing Revolving Commitments~~;

(C)      all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by the Borrower generally directed to the applicable Lenders under the applicable Class in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to Administrative Agent; and

(D)      a minimum amount in respect of such Extension (to be determined in Borrower’s discretion and specified in the relevant Extension Offer, but in no event less than $5,000,000, unless another amount is agreed to by Administrative Agent) shall be satisfied.

(iv)       For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.18 and Section 9.02 will not apply to Extensions of Term Loans ~~or Revolving Commitments, as applicable,~~ pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.21(c),  including to any payment of interest or fees in respect of any Extended Term Loans ~~or Extended Revolving Commitments, as applicable,~~ that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of Loans of any other Class, in each case as is set forth in the relevant Extension Offer.

(v)        No Lender who rejects any request for an Extension shall be deemed a Non-Consenting Lender for purposes of Section 9.02(c).

(vi)       The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary in order to establish new Classes of Term Loans ~~or Revolving Commitments, as applicable,~~ created pursuant to an Extension, in each case on terms consistent with this Section 2.21(c).  Without limiting the foregoing, in connection with any Extension, (i) the appropriate Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any First Lien Mortgage (or any other Security Document that the Administrative Agent reasonably requests to be amended to reflect an Extension) that has a maturity date prior to the latest Extended Maturity Date so that such maturity date is extended to the then latest Extended Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent) and (ii) the Borrower shall deliver board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith and a legal opinion of counsel reasonably acceptable to the Administrative Agent.

(vii)     Promptly following the consummation and effectiveness of any Extension, the Borrower will furnish to the Administrative Agent (who shall promptly furnish to each Lender) written notice setting forth the Extended Maturity Date and material economic terms of the Extension and the aggregate principal amount of each class of Loans and Commitments after giving effect to the Extension and attaching a copy of the fully executed Extension Amendment.

(d)        This Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

Section 2.22     Defaulting Lenders.

(a)        Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)         Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders~~”, the definition of “Required Revolving Lender~~” and Section 9.02.

(ii)       Reallocation of Payments.  Any payment of principal, interest, fees, or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder;  second,  ~~in the case of a Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any applicable Issuing Bank and Swingline Lender; third, to cash collateralize the Defaulting Lender Fronting Exposure of any applicable Issuing Bank and Swingline Lender~~[reserved]; third, [reserved];  fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;  fifth,  ~~in the case of a Revolving Lender, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Bank or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement~~[reserved]; sixth, [reserved];  seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that

Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided ~~that if such payment is a payment of the principal amount of any Loans or LC Disbursements and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 2.05(f);  provided further~~ that any payment for the account of a Defaulting Lender that is a Foreign Lender shall not be applied to the account of a Lender that is a U.S. Person.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender ~~or to post cash collateral pursuant to Section 2.05(a)~~ shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

~~(iii)      Certain Fees.  That Defaulting Lender (x) shall not be entitled to receive or accrue any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.12(b).~~

~~(b)        Reallocation of Applicable Percentages to Reduce Fronting Exposure.  If any Swingline Exposure or LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then, so long as no Event of Default has occurred and is continuing:~~

~~(i)         the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders of the applicable Revolving Facility in accordance with their respective Applicable Percentages but only to the extent that such recollection does not cause any Non-Defaulting Lender’s Revolving Exposure to exceed such Non-Defaulting Lender’s Revolving Commitments;~~

~~(ii)       if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swingline Exposure that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure with respect to the applicable Revolving Facility that has not been reallocated in accordance with the procedures set forth in Section 2.05 for so long as such LC Exposure is outstanding;~~

(iii)      ~~if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s LC Exposure with respect to the applicable Revolving Facility for so long as such Defaulting Lender’s LC Exposure is cash collateralized;~~[Reserved].

~~(iv)       if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and  2.12(b) shall be adjusted to give effect to such reallocation;~~

~~(v)        if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clauses (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment utilized by such LC Exposure) and participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks of each applicable Class (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and~~

~~(vi)       no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.~~

(b)        [Reserved].

(c)        ~~Limitations on Swingline Loans and Letters of Credit.  So long as any Lender is Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan, and no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with Holdings and the Borrower or such Revolving Lender satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.~~[Reserved].

(d)        ~~Defaulting Lender Cure.  If the Borrower, the Administrative Agent and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the Closing Date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.22(b)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided,  further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender~~[Reserved].

Section 2.23     Illegality.  If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Adjusted

Eurodollar Rate, or to determine or charge interest rates based upon the Adjusted Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon three (3) Business Days’ notice from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans, to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Eurodollar Rate.  Each Lender agrees to notify the Administrative Agent and the Borrower in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Eurodollar Rate.  Upon any such prepayment, or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Holdings and the Borrower hereby represent and warrant to the Lenders that:

Section 3.01     Organization; Powers.  Each of Holdings, the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, has the corporate or other organizational power and authority to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and to effect the Financing Transactions and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02     Authorization; Enforceability.  The Financing Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Loan Party’s Equity Interests.  This Agreement has been duly executed and delivered by each of Holdings and the Borrower and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will be duly executed and delivered by such Loan Party.  This Agreement constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03     Governmental Approvals; No Conflicts.  The Financing Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or material third party, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents or the Super Senior Loan Documents, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to Holdings, the Borrower, or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, the Borrower, or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower, or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation, or acceleration of any obligation thereunder, or (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower, or any Restricted Subsidiary, except Liens created under the Loan Documents or the Super Senior Loan Documents, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.04     Financial Condition; No Material Adverse Effect.

(a)        The Audited Financial Statements (i) were prepared, as applicable, in accordance with GAAP, consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of such Persons as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP, consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)        The unaudited consolidated balance sheet of Holdings and its subsidiaries dated ~~June~~September 30, ~~2015~~2019 and the related consolidated statements of income or operations and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Holdings and its subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)        ~~As of the Closing Date, Holdings has furnished to the Lenders the consolidated pro forma balance sheet of Holdings and its subsidiaries as at June 30, 2015, and the related consolidated pro forma statement of income of Holdings and the Borrower as of and for the twelve-month period then ended (such pro forma balance sheet and statement of operations, the “Pro Forma Financial Statements”), which have been prepared giving effect to the Transactions as if such transactions had occurred on such date or at the beginning of such~~

~~period, as the case may be.  The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by Holdings to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis and in accordance with GAAP the estimated financial position of Holdings and its subsidiaries as at June 30, 2015, and their estimated results of operations for the periods covered thereby, assuming that the Transactions had actually occurred at such date or at the beginning of such period.~~[Reserved].

(d)        ~~On and as of the Closing Date, the projections of Holdings and its Subsidiaries for the period of Fiscal Year 2015 through and including Fiscal Year 2020 (the “Projections”) are based on good faith estimates and assumptions made by the management of Holdings; provided the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material.~~[Reserved].

(e)        Since the ~~Closing~~Amendment Effective Date, there has been no Material Adverse Effect.

Section 3.05     Properties.

(a)        Each of Holdings, the Borrower and the Restricted Subsidiaries has good and marketable title to, or valid interests in, all its real and personal property material to its business, if any (including all the First Lien Mortgaged Properties), (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)        Each of Holdings, the Borrower and the Restricted Subsidiaries owns, or is licensed to use, all Intellectual Property material to the conduct of its business, if any, and the use thereof by Holdings, the Borrower and the Restricted Subsidiaries does not infringe upon the Intellectual Property rights of any other Person, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06     Litigation and Environmental Matters.

(a)        There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened in writing against or affecting Holdings, the Borrower, or any Restricted Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)        Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower, or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license, or other approval required under any

Environmental Law, (ii) has, to the knowledge of Holdings or the Borrower, become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability, or (iv) has, to the knowledge of Holdings or the Borrower, any basis to reasonably expect that Holdings, the Borrower, or any Restricted Subsidiary will become subject to any Environmental Liability.

Section 3.07     Compliance with Laws and Agreements.  Each of Holdings, the Borrower and the Restricted Subsidiaries has been and continues to be in material compliance with (a) its Organizational Documents, (b) all Requirements of Law applicable to it or its property, (c) all indentures and other agreements and instruments binding upon it or its property, and (d) AML Legislation, Anti-Corruption Laws and Economic Sanctions, except for, in the case of clauses (b) and (c) of this Section, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.08     Investment Company Status.  None of Holdings, the Borrower, or any Restricted Subsidiary is required to register as an “investment company” as defined in, or is subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

Section 3.09     Taxes.  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Holdings, the Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) have paid or caused to be paid all Taxes levied or imposed on their properties, income or assets (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes that are being contested in good faith by appropriate proceedings; provided that Holdings or such Subsidiary, as the case may be, has set aside on its books adequate reserves therefore in accordance with GAAP.

There is no proposed Tax assessment, deficiency or other claim against Holdings, the Borrower, or any Restricted Subsidiary except (i) those being actively contested by a Loan Party or such Subsidiary in good faith and by appropriate proceedings diligently conducted that stay the enforcement of the Tax in question and for which adequate reserves have been provided in accordance with GAAP or (ii) those that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 3.10     ERISA;  Foreign Plan Matters.

(a)        Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

(b)        Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur, (ii) neither Holdings, the Borrower, any Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iii) neither Holdings, the Borrower, any Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan, and (iv) neither Holdings, the Borrower, any Restricted Subsidiary nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(c)        Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Foreign Plan has been maintained, funded and administered in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan.

Section 3.11     Disclosure.  None of the other reports, financial statements, certificates, or other written information ~~(including the Information Memorandum)~~ furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Closing Date, as of the Closing Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.

Section 3.12     Subsidiaries.  As of the ~~Closing~~Amendment Effective Date, Schedule 3.12 sets forth the name of, and the ownership interest of Holdings and each of its subsidiaries in, each subsidiary of Holdings.

Section 3.13     Intellectual Property; Licenses, Etc.  Holdings, the Borrower, and the Restricted Subsidiaries own, license, or possess the right to use, all Intellectual Property that is reasonably necessary for the operation of their businesses, without infringing or otherwise violating the Intellectual Property rights of any Person, except to the extent such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No Intellectual Property used by Holdings, the Borrower, or any Restricted Subsidiary in the operation of its business infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of such Intellectual Property is pending or, to the knowledge of Holdings and the Borrower, threatened against Holdings, the Borrower, or any Restricted Subsidiary, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.14     Solvency.  After giving effect to the Transactions, ~~including the Redemption regardless of whether the Redemption occurs on the Closing Date,~~ and after taking into account all applicable rights of indemnity and contribution, (a) the fair value of the assets of Holdings, Borrower, and its Restricted Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent, or otherwise, (b) the present fair saleable value of the property of Holdings, Borrower, and its Restricted Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent, or otherwise, as such debts and other liabilities become absolute and matured, (c) Holdings, Borrower, and its Restricted Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent, or otherwise, as such debts and liabilities become absolute and matured, and (d) Holdings, Borrower, and its Restricted Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the ~~Closing~~Amendment Effective Date.  For purposes of this Section 3.14, the amount of any contingent liability at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability.

Section 3.15      [Reserved].

Section 3.16     Federal Reserve Regulations.  None of Holdings, the Borrower, or any other Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock.  No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

Section 3.17      [Reserved].

Section 3.18     Labor Matters.  Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no strikes or other labor disputes against any of Holdings, the Borrower, or the Restricted Subsidiaries pending or, to the knowledge of Holdings, the Borrower, or the Restricted Subsidiaries, overtly threatened in writing.

Section 3.19     Security Documents.  Except as otherwise contemplated hereby or under the Intercreditor Agreement or under the Super Senior Loan Documents, or any other Loan Documents, the provisions of the Security Documents, together with such filings and other actions required to be taken hereby or by the applicable Security Documents (including the delivery to Collateral Agent of any Pledged Collateral required to be delivered pursuant to the applicable Security Documents), are effective to create in favor of the Collateral Agent for the benefit of the Lenders a legal, valid and enforceable ~~first priority~~ perfected Lien (subject only to Liens permitted by Sections 6.02(ii) - (viii),  (xi) - (xix),  (xxii) in the case of pari passu secured Credit Agreement Refinancing Indebtedness, and (xxiii) ~~and~~-  (~~xxiv~~xxvi)) on all right, title and interest of the respective Loan Parties in the Collateral described therein, with respect to perfection, to the extent perfection is required by the applicable Security Documents.

Section 3.20     [Reserved].

Section 3.21     Economic Sanctions.

(a)        None of Holdings, the Borrower, or any of the Restricted Subsidiaries nor any director or officer of the Borrower, or any of the Restricted Subsidiaries nor, to the knowledge of Holdings or the Borrower, any employee or controlled Affiliate of the Borrower, or any of the Restricted Subsidiaries that is acting in any capacity in connection with, or benefiting in any manner from, the Loans:  (i) is, or is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, a person that is the subject of any Economic Sanctions; or (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Economic Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(b)        None of Holdings, the Borrower, or any of the Restricted Subsidiaries nor any director or officer of the Borrower, or any of the Restricted Subsidiaries nor, to the knowledge of Holdings or the Borrower, any employee or controlled Affiliate of the Borrower or any of the Restricted Subsidiaries that is acting in any capacity in connection with, or benefiting in any manner from, the Loans:  (i) has conducted or conducts any business, or has engaged or engages in making or receiving any contribution of funds, goods or services, to or for the benefit of any person that is the subject of any Economic Sanctions; (ii) has dealt in or deals in, or otherwise has engaged in or engages in any transaction related to, any property or interests in property blocked pursuant to any Economic Sanctions; or (iii) has engaged in, or has conspired to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any Economic Sanctions.

(c)        No part of the proceeds of the Loans ~~or Letters of Credit~~ will be used, directly or indirectly, for the purpose of financing any activities or business of or with any Person or in any country or territory that at such time is the subject of any Economic Sanctions.

Section 3.22     No Unlawful Contributions or Other Payments.~~(a)~~  Each of Holdings, the Borrower, the Restricted Subsidiaries, and each director and officer of the Borrower and the Restricted Subsidiaries and, to the knowledge of Holdings and the Borrower, each employee and controlled Affiliate of the Borrower and the Restricted Subsidiaries that is acting in any capacity in connection with, or benefiting in any manner from, the Loans is compliance in all material respects with the FCPA and other Anti-Corruption Laws and the Patriot Act.  No part of the proceeds of the Loans ~~or Letters of Credit~~ will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of in violation of any Anti-Corruption Law.

ARTICLE IV

CONDITIONS

~~Section 4.01   Closing Date.  The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not~~

~~become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):~~

~~(a)        The Administrative Agent and each Joint Lead Arranger (or its counsel) shall have received (x) from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to each Joint Lead Arranger (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.~~

~~(b)        The Administrative Agent and each Joint Lead Arranger shall have received favorable written opinions (addressed to each Agent, the Lenders and the Issuing Banks and dated the Closing Date) of Winston & Strawn LLP, Campbell Killin Brittan & Ray, LLC, Taft Stettinius & Hollister LLP, and Waller Lansden Dortch & Davis, LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and each Joint Lead Arranger.  Each of Holdings and the Borrower hereby requests that Winston & Strawn LLP, Campbell Killin Brittan & Ray, LLC, Taft Stettinius & Hollister LLP, and Waller Lansden Dortch & Davis, LLP deliver such opinions.~~

~~(c)        The Administrative Agent and each Joint Lead Arranger shall have received a certificate of each Loan Party, dated the Closing Date, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (d) of this Section.~~

~~(d)        The Administrative Agent and each Joint Lead Arranger shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Closing Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation to the extent applicable.~~

~~(e)        The Administrative Agent, each Joint Lead Arranger and each Co-Documentation Agent shall have received all fees and other amounts (which may, at the option of the Joint Lead Arrangers in consultation with the Borrower, be offset against the initial Loans on the Closing Date) previously agreed in writing by the Administrative Agent, any Joint Lead Arranger, certain of their respective Affiliates and the Borrower to be due and payable on or prior to the Closing Date, including, to the extent invoiced at least two Business Days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.~~

~~(f)        The Collateral and Guarantee Requirement (other than in accordance with Section 5.14) with respect to actions that are required to be completed on or prior to the Closing Date shall have been satisfied.~~

~~(g)        Since December 31, 2014, there shall have occurred no changes, events, circumstances, effects, developments, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations, in each case, of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole.~~

~~(h)        Certificates of insurance shall be delivered to the Administrative Agent and each Joint Lead Arranger evidencing the existence of insurance to be maintained by Holdings, the Borrower and the Subsidiaries pursuant to Section 5.07 and, if applicable, each Joint Lead Arranger shall have received endorsements designating the Collateral Agent as an additional insured and loss payee or mortgagee (if applicable) as its interest may appear thereunder, or solely as the additional insured, as the case may be, thereunder (provided that if, notwithstanding the use by Holdings and the Borrower of commercially reasonable efforts to deliver such endorsements, such endorsements have not been delivered as of the Closing Date, such endorsements shall be delivered as promptly as practicable after the Closing Date in accordance with Section 5.14).~~

~~(i)         Each Joint Lead Arranger shall have received, as described in Section 3.04, (a) the Audited Financial Statements and (b) unaudited consolidated balance sheets and related statements of income and, in the case of clause (ii) only, cash flows of Holdings and its subsidiaries for each the fiscal quarter ended June 30, 2015 and each subsequent fiscal quarter ended at least 45 days prior to the Closing Date.~~

~~(j)         Each Joint Lead Arranger shall have received the Pro Forma Financial Statements and the Projections.~~

Section 4.01     ~~(k)~~ [Reserved~~.~~]

~~(l)         The Refinancing shall have been consummated or shall be consummated substantially simultaneously with the initial funding of Loans on the Closing Date.  After giving effect to the Transactions, Holdings, the Borrower and the Restricted Subsidiaries shall have no outstanding Indebtedness other than (a) Indebtedness permitted pursuant to Section 6.01(a)(ii) and the Dinker Note and (b) Indebtedness incurred under this Agreement and Holdings shall have no more than $19,350,000 of preferred equity (other than such preferred equity that will be redeemed pursuant to the Redemption following the Closing Date, if any).~~

~~(m)       The Lenders shall have received a certificate from a Financial Officer, substantially in the form attached hereto as Exhibit M, certifying as to the solvency of Holdings and its Restricted Subsidiaries on a consolidated basis after giving effect to the Transactions.~~

~~(n)        The Administrative Agent and the Joint Lead Arrangers shall have received, at least two Business Days prior to the Closing Date, all documentation and other information about the Borrower and Restricted Subsidiaries as shall have been reasonably~~

~~requested in writing at least 10 calendar days prior to the Closing Date by the Administrative Agent or any Joint Lead Arranger that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.~~

~~(o)        The Collateral Agent and each Joint Lead Arranger shall have received UCC lien searches with respect to each Person that is a Loan Party as of the Closing Date from such Person’s jurisdiction of formation.~~

~~(p)        The Administrative Agent and each Joint Lead Arranger shall have received a certificate executed by a Responsible Officer of Holdings certifying as to the satisfaction of the conditions referred to in paragraph (g) of this Section 4.01 and in Section 4.02(a).~~

~~(q)        Parent shall have provided notice of the Redemption to the holders of at least $265,000,000 of its preferred stock.~~

~~(r)        The Administrative Agent shall have received a Borrowing Request in accordance with the requirements hereof.~~

~~The Joint Lead Arrangers notified Holdings, the Borrower and the Lenders of the Closing Date, and such notice was conclusive and binding.~~

~~Without limiting the generality of the provisions of Section 8.03(e), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Joint Lead Arrangers shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.~~.

Section 4.02                                          Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing~~, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit,~~ is subject to the satisfaction of the following conditions:

(a)        The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing ~~or the date of issuance, amendment, renewal or extension of such Letter of Credit, as the case may be~~;  provided,  however, that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(b)        At the time of and immediately after giving effect to such Borrowing and the use of proceeds thereof ~~or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be~~, no Default or Event of Default shall have occurred and be continuing.

(c)        [Reserved].~~]~~

(d)        The Administrative Agent ~~and, if applicable, the relevant Issuing Bank,~~ shall have received a Borrowing Request ~~or notice requesting the issuance of a Letter of Credit (or the amendment, renewal or replacement thereof)~~ in accordance with the requirements of Section 2.03~~,  Section 2.04(b) or Section 2.05(b), as applicable~~.

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) ~~and each issuance, amendment, renewal or extension of a Letter of Credit~~ (other than any Borrowing ~~or issuance of Letter of Credit~~ on the Closing Date) shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the accuracy of the matters specified in paragraphs (a) and (b) of this Section 4.02.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under any Loan Document shall have been paid in full ~~and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed~~, each of Holdings and the Borrower covenants and agrees with the Lenders that:

Section 5.01                                          Financial Statements and Other Information.  Holdings and the Borrower will furnish to the Joint Lead Arrangers and the Administrative Agent, on behalf of each Lender:

(a)        on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, as soon as available and in any event on or before the date that is 120 days after the end of each fiscal year of Holdings), audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows of Holdings, the Borrower and the Subsidiaries as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception ~~(other than an exception or explanatory paragraph, but not a qualification, solely with respect to, or resulting solely from, any potential inability to satisfy the Financial Performance Covenant in a future date or period of due to the impending maturity of any Indebtedness under this Agreement)~~ and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of Holdings and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” provision;

(b)        commencing with the financial statements for the fiscal quarter ending ~~September 30~~March 31,  ~~2015~~2020, as soon as available and in any event on or before the date on which such financial statements are required or permitted to be filed with the SEC with respect to each of the first three fiscal quarters of Holdings (or, if such financial statements are not required to be filed with the SEC, as soon as available and in any event, on or before the date that is 60 days after the end of each such fiscal quarter of Holdings), unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income and cash flows of Holdings, the Borrower and the Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition as of the end of and for such fiscal quarter and such portion of the fiscal year and results of operations and cash flows of Holdings, the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with a customary “management discussion and analysis” provision;

(c)        simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(d)        not later than five days after delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (a “Compliance Certificate”) (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) setting forth reasonably detailed calculations (A) beginning with the delivery of the financial statements for the fiscal quarter ending nearest September 30, 2015, of Consolidated EBITDA, the Available Amount, the First Lien Net Leverage Ratio, the Total Secured Net Leverage Ratio and the Total Net Leverage Ratio for the Test Period most recently ended and (B) in the case of financial statements delivered under paragraph (a) above, beginning with the financial statements for the fiscal year of the Borrower ending nearest December 31, ~~2015~~2019,  of Excess Cash Flow for such fiscal year;

(e)        not later than 90 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for Holdings, the Borrower and the Subsidiaries, a detailed consolidated budget for Holdings, the Borrower and the Subsidiaries for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations, comprehensive income and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget);

(f)        promptly after the same become publicly available, copies of any proxy statements, financial statements or reports that the Borrower has made generally available to its shareholders in their capacities as such; copies of any regular, periodic and special reports or registration statements or prospectuses that the Borrower files with the SEC or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by the Borrower to the public concerning material changes to or developments in the business of the Borrower;

(g)        promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower, or any of the Restricted Subsidiaries (including~~, without limitation,~~ officer’s certificates and the amount of the Available Amount at any time), or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing.

Documents required to be delivered pursuant to Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 (or otherwise notified pursuant to Section 9.01(d)); or (ii) on which such documents are posted on behalf of the Borrower on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon their reasonable request until a written notice to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Bookrunners will make available to the Lenders ~~and the Issuing Bank~~ materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) ~~all~~such portion of the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Bookrunners, ~~the Issuing Bank~~ and the Lenders to treat the Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided,  however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  Notwithstanding the foregoing, the Borrower (i) acknowledges and agrees that the financial information required to be delivered pursuant to Section 5.01(a),  (b),  (c), and (d) shall be treated as if marked “PUBLIC” for purposes of this paragraph and (ii) shall be under no obligation to mark any other Borrower Materials “PUBLIC.”

Section 5.02     Notices of Material Events.  Promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof, Holdings or the Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:

(a)        the occurrence of any Default;

(b)        to the extent permissible by applicable law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of Holdings, the Borrower, or any Subsidiary, affecting Holdings, the Borrower, or any Subsidiary or the receipt of a notice of an Environmental Liability, in each case, that could reasonably be expected to result in a Material Adverse Effect; and

(c)        the occurrence of any ERISA Event that could reasonably be expected, either alone or together with all other ERISA Events, to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of Holdings or either Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03     Information Regarding Collateral.

(a)        Holdings will furnish to the Administrative Agent prompt (and in any event within 30 days or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization, or (iii) in any Loan Party’s organizational identification number.

(b)        Not later than five days after delivery of financial statements pursuant to Section 5.01(a) or (b),  Holdings shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of Holdings (i)  identifying any Subsidiary that has become, or ceased to be, Immaterial Subsidiary during the most recently ended fiscal quarter and (ii) certifying that all notices required to be given prior to the date of such certificate by Section 5.03 have been given.

Section 5.04     Existence; Conduct of Business.  Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent (other than with respect to the preservation of the existence of Holdings and the Borrower) that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

Section 5.05     Payment of Taxes, etc.  Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, pay its obligations and liabilities in respect of Taxes imposed upon it or its income or properties or in respect of its property or assets, before the same shall become delinquent or in default, except to the extent (i) any such Taxes are being contested in good faith and by appropriate proceedings diligently conducted that stay the enforcement of the Tax in question and for which adequate reserves have been provided in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.06     Maintenance of Properties.  Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition (subject to casualty, condemnation and ordinary wear and tear), except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.07     Insurance.

(a)        Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that Holdings believes (in the good faith judgment of the management of Holdings) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as Holdings believes (in the good faith judgment or the management of Holdings) are reasonable and prudent in light of the size and nature of its business, and will furnish to the Lenders, upon written request from the Administrative Agent,  information presented in reasonable detail as to the insurance so carried.  Each such policy of insurance shall (i) in case of any commercial liability policy, name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of ~~each~~any casualty insurance policy, contain a loss payable clause or mortgagee endorsement that names the Collateral Agent, on behalf of the Secured Parties as ~~the~~a loss payee or mortgagee thereunder, as its interest may appear.

(b)        Notwithstanding anything herein to the contrary, with respect to each First Lien Mortgaged Property, if at any time the area in which the buildings and other improvements (as described in the applicable First Lien Mortgage) are located is designated a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Collateral Agent may from time to time reasonably require, and otherwise to ensure compliance with the NFIP as set forth in the Flood Laws.  Following the Closing Date, the Borrower shall deliver to the Collateral Agent annual renewals of each flood insurance policy or annual renewals of each force-placed flood insurance policy, as applicable.  In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Borrower shall cause to be delivered to the Collateral Agent for any First Lien Mortgaged Property, a Flood Determination Form,  Borrower Notice and Evidence of Flood Insurance, as applicable.

Section 5.08     Books and Records; Inspection and Audit Rights.  Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower, or any Restricted Subsidiary, as the case may be.  Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to permit, at the Borrower’s expense, any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default; provided further that (a) when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice, (b) the Administrative Agent shall give Holdings and the Borrower the opportunity to participate in any discussions with Holdings’ or the Borrower’s independent public accountants, and (c) any Lender (and its representatives and independent contractors) may accompany the Administrative Agent on any such visits and inspections.

Section 5.09     Compliance with Laws.

(a)        Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to (~~a~~i) comply with its Organizational Documents, all applicable Requirements of Law (including, without limitation, ERISA, the Code and Environmental Laws) and all rules, regulations and orders applicable to it, its property and operations, and (~~b~~ii) maintain in effect all governmental approvals or authorizations required to conduct its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)        Neither Holdings nor the Borrower nor any Restricted Subsidiary nor any of Holdings’ or the Borrower’s or any Restricted Subsidiary’s officers or directors nor, to the knowledge of Holdings and the Borrower, any of Holdings’ or the Borrower’s or any Restricted Subsidiary’s employees, agents or Controlled Affiliates that is acting or benefiting in any capacity in connection with the Loans has taken or will take any action in connection with or as a result of the Loans that constitutes or will give rise to a violation under any AML Legislation, Anti-Corruption Laws or Economic Sanctions.

Section 5.10     ~~Use of Proceeds and Letters of Credit~~[Reserved]~~.~~  .

~~(a)        The Borrower will use the proceeds of (i) the Term Loans made on the Closing Date to consummate the Refinancing, to finance the Redemption, to pay Transaction Costs and otherwise for working capital or other general corporate purposes and (ii) the Revolving Loans made and Letters of Credit issued after the Closing Date for working capital or other general corporate purposes.~~

~~(b)        To the extent the Redemption does not occur within five days of the Closing Date, $276,317,938 of proceeds of the Term Loans shall be deposited into an escrow account (the “Escrow Account”) on or before five days after the Closing Date, which account shall be subject to the control of (and a first priority lien in favor of) the Administrative Agent and which proceeds shall only be released to Borrower in order to fund the Redemption so long as no Event of Default has occurred and is continuing.~~

Section 5.11     Additional Subsidiaries.

(a)        If (i) any additional Restricted Subsidiary is formed or acquired after the Closing Date or (ii) ~~if~~ any Restricted Subsidiary ceases to be an Excluded Immaterial Subsidiary,  Holdings and the Borrower will, within 30 days (or such longer period as may be agreed to by the Collateral Agent in its reasonable discretion) after such newly formed or acquired Restricted Subsidiary is formed or acquired or such Restricted Subsidiary ceases to be an Excluded Immaterial Subsidiary, notify the Administrative Agent thereof, and will cause such Restricted Subsidiary (unless such Restricted Subsidiary is an Excluded Immaterial Subsidiary) to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary owned by or on behalf of any Loan Party within 30 days after such notice (or such longer period as the Collateral Agent shall reasonably agree).

(b)        Within 30 days (or such longer period as the Collateral Agent may reasonably agree) after Holdings or the Borrower identify that any Subsidiary has ceased to be an Immaterial Subsidiary pursuant to Section 5.03(b), all actions (if any) required to be taken with respect to such Subsidiary in order to satisfy the Collateral and Guarantee Requirement shall be taken with respect to such Subsidiary.

Section 5.12     Further Assurances.

(a)        ~~Subject to the proviso to Section 4.01(f) solely with respect to the Closing Date, each~~Each of Holdings and the Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Administrative Agent or the Required Lenders may reasonably request, to cause the

Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b)        If, after the Closing Date, any material assets (including any owned (but not leased or ground leased) Material Real Property or improvements thereto or any interest therein) are acquired or otherwise held by the Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that became subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrower will notify the Administrative Agent thereof, and, if requested by the Collateral Agent, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be reasonably requested by the Collateral Agent to grant and perfect (to the extent perfection could be achieved by such actions) such Liens,  including actions described in paragraph (a) of this Section and as required pursuant to the “Collateral and Guarantee Requirement,” all at the expense of the Loan Parties and subject to the last paragraph of the definition of the term “Collateral and Guarantee Requirement.”  In the event any real property is mortgaged pursuant to this Section 5.12(b), the Borrower or such other Loan Party, as applicable, shall not be required to comply with the “Collateral and Guarantee Requirement” and paragraph (a) of this Section until a reasonable time following the acquisition of such real property, and in no event shall compliance be required until 90 days following such acquisition or such longer time period as agreed to by the Collateral Agent in its reasonable discretion.

Section 5.13     Designation of Subsidiaries.  The Borrower may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation on a Pro Forma Basis, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation and on a Pro Forma Basis, the Total Net Leverage Ratio shall not exceed 5.00 to 1.00, (iii) Holdings shall have delivered an officer’s certificate executed by a Responsible Officer of Holdings, notifying the Administrative Agent in writing of any such designation and certifying compliance with the requirements of this Section and (iv) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if (~~x~~u) such Subsidiary owns any Material Intellectual Property or any Equity Interests of any Subsidiary of the Borrower that owns any Material Intellectual Property, (v) such Subsidiary is the exclusive licensee of any Material Intellectual Property, (w) such Subsidiary or any of its subsidiaries (A) owns any Equity Interests or Indebtedness of, or owns or holds a Lien on, any property of any Loan Party or (B) is directly or indirectly liable for other Indebtedness of Holdings, the Borrower, or any Restricted Subsidiary ~~or~~,  (~~y~~x) such Subsidiary is a “restricted subsidiary” for the purposes of any other Indebtedness of Holdings or the Borrower or (y) such Subsidiary has in excess of 2.5% of consolidated assets or in excess of 2.5% of annual consolidated revenues of Holdings, Borrower and its Subsidiaries as reflected on the most recent financial statements delivered pursuant to Section 5.01 prior to such date, provided that at no time shall all Unrestricted Subsidiaries so designated by Borrower pursuant to this Section 5.13, together with all Immaterial Subsidiaries so designated by Borrower, have in the aggregate in excess of  5.0% of consolidated assets or in excess of 5.0% of annual consolidated revenues, respectively, of Holdings, Borrower and its Subsidiaries, as reflected on the most recent financial statements delivered pursuant to Section 5.01 prior to such date.  The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or the Subsidiary’s (as applicable) investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or the Subsidiary’s (as applicable) Investment in such Subsidiary.

Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re‑designated a Restricted Subsidiary may not be subsequently re‑designated as an Unrestricted Subsidiary.

Section 5.14     ~~Certain Post-Closing Obligations~~[Reserved]~~.  Holdings or the Borrower shall, and shall cause each of the Subsidiaries to, take the actions set forth in Schedule 5.14 within the time frames set forth therein or such longer period as the Collateral Agent may agree in its sole discretion.~~.

Section 5.15     Maintenance of ~~Rating of Facility~~Ratings.  The Loan Parties shall use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any particular rating) from S&P and a public corporate family rating (but not any particular rating) from Moody’s, in each case in respect of the Borrower; and (ii) a public rating (but not any particular rating) in respect of the Loans from each of S&P and Moody’s.

Section 5.16     ~~Quarterly Lender Calls~~[Reserved]~~.  Upon the written request of the Required Lenders prior to a Qualified IPO, quarterly, at a time mutually agreed with the Administrative Agent that is promptly after the delivery of the information required pursuant to Section 5.01(b), participate in a conference call with Lenders to discuss the financial condition and results of operations of the Borrower and the Subsidiaries for the most recently-ended fiscal quarter for which financial statements have been delivered.~~.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than contingent amounts not yet due) under any Loan Document have been paid in full ~~and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed~~, each of Holdings (with respect to Sections 6.03(a),  6.03(c),  6.03(d),  6.07(b),  6.10, ~~6.11~~ and 6.12 only) and the Borrower covenants and agrees with the Lenders that:

Section 6.01     Indebtedness; Certain Equity Securities.

(a)        The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)         Indebtedness of the Borrower and any of the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.20~~,~~ or 2.21 ~~or 9.02(h)~~);

(ii)       Indebtedness (A) outstanding on the ~~Closing~~Amendment Effective Date and listed on Schedule 6.01 and any Permitted Refinancing thereof and (B) intercompany Indebtedness outstanding on the ~~Closing~~Amendment Effective Date and listed on Schedule 6.01;

(iii)      Guarantees by the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder (other than Indebtedness permitted under Section 6.01(a)(xx)); provided that such Guarantee is otherwise permitted by Section 6.04;  provided further that (A) no Guarantee by any Restricted Subsidiary of any Subordinated Indebtedness shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the First Lien Obligations pursuant to the applicable Guarantee Agreement, and (B) if the Indebtedness being Guaranteed is subordinated to the First Lien Obligations, such Guarantee shall be subordinated to the Guarantee of the First Lien Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness

(iv)       Indebtedness of the Borrower owing to any Restricted Subsidiary or of any Restricted Subsidiary owing to any other Restricted Subsidiary or the Borrower;  provided that (1) all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the First Lien Obligations (but only to the extent permitted by applicable law and not giving rise to material adverse tax consequences) on terms (A) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit N or (B) otherwise reasonably satisfactory to the Administrative Agent, and (2) the U.S. Dollar Equivalent of the aggregate principal amount of intercompany loans funded and outstanding to Subsidiaries that are not, shall not be, or, after giving effect to any such intercompany loan, shall not become, Loan Parties, shall not exceed $30,000,000;

(v)        (A) Indebtedness (including Capital Lease Obligations) of the Borrower or any Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A);  provided further that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the U.S. Dollar Equivalent of the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not exceed the greater of $15,000,000 and 5.0% of CTA~~, the Borrower and the Restricted Subsidiaries for the most recently ended Test Period~~;

(vi)       Indebtedness in respect of Swap Agreements incurred in the ~~ordinary course~~Ordinary Course of ~~business~~Business and not for speculative purposes;

(vii)     Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary) as a result of a Permitted Acquisition, or Indebtedness of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Borrower or such Restricted Subsidiary in a Permitted Acquisition, and Permitted Refinancings thereof; provided that (A) such Indebtedness is not incurred in contemplation of such Permitted Acquisition, (B) no Loan Party shall be an obligor in respect of such Indebtedness that was not an obligor of such Indebtedness prior to such Permitted Acquisition other than as a result of any merger or consolidation in connection with such Permitted Acquisition, (C)  no Lien securing such Indebtedness shall spread to cover any additional property of Holdings, Borrower, and its Restricted Subsidiaries that did not secure such Indebtedness prior to such Permitted Acquisition, and (D) no Default or Event of Default shall exist or immediately result therefrom;

(viii)    Indebtedness representing deferred compensation owed to employees of Holdings, the Borrower and the Restricted Subsidiaries incurred in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(ix)       Indebtedness consisting of unsecured promissory notes issued by any Loan Party to current or former officers, directors and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof) permitted by Section 6.07(a);

(x)        Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments incurred in any Permitted Acquisition, any other Investment or any Disposition, in each case permitted under this Agreement;

(xi)       Indebtedness consisting of (a) obligations under deferred compensation or other similar arrangements or (b) earn-out obligations, in each case incurred in connection with any Permitted Acquisition or other Investment permitted hereunder;  provided that the U.S. Dollar Equivalent of the aggregate principal amount of Indebtedness outstanding under the preceding clause (b) shall not exceed $10,000,000 at any time;

(xii)     Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case, in connection with deposit accounts;

(xiii)    Permitted Unsecured Debt;  provided that (A) at the time of incurrence thereof and immediately after giving effect thereto and the use of the proceeds thereof, on a Pro Forma Basis, the Fixed Charge Coverage Ratio for the Test Period then last ended shall be not less than 2.00 to 1.00 (“Unsecured Ratio Debt”), and (B) the U.S. Dollar Equivalent of the aggregate principal amount of all such Indebtedness of a Person that is not a Loan Party shall not exceed $15,000,000 at any time;

(xiv)     Permitted Junior Secured Debt;  provided that at the time of incurrence thereof and immediately after giving effect thereto and the use of the proceeds thereof (and excluding, for the avoidance of doubt, for the purposes of clause (b) of the definition of Consolidated Net Debt, the cash proceeds of such Indebtedness), on a Pro Forma Basis, the Total Secured Net Leverage Ratio for the Test Period then last ended shall be less than or equal to 5.95 to 1.00 (“Junior Ratio Debt”);

(xv)      Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(xvi)     Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bankers’ acceptances, bank guarantees or similar instruments issued or created in the ~~ordinary course~~Ordinary Course of ~~business~~Business, in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(xvii)   obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ~~ordinary course~~Ordinary Course of ~~business~~Business or consistent with past practice;

(xviii)  Indebtedness in an aggregate principal amount the U.S. Dollar Equivalent of which shall not exceed the greater of $15,000,000 and 5.0% of  CTA for the most recently ended Test Period at any time outstanding;

(xix)     Indebtedness supported by a ~~Letter~~letter of ~~Credit~~credit, in a principal amount not to exceed the face amount of such ~~Letter~~letter of ~~Credit~~credit;

(xx)      Credit Agreement Refinancing Indebtedness incurred under Permitted Refinancing Notes and other Term Loans and any Guarantee thereof by a Subsidiary Loan Party, and any Permitted Refinancing thereof;

(xxi)     Indebtedness of Restricted Subsidiaries that are not Loan Parties in an aggregate principal amount the U.S. Dollar Equivalent of which shall not exceed at any date $30,000,000;

(xxii)   Indebtedness of the Loan Parties that is secured pari passu to the Indebtedness incurred under the ~~Facilities~~Term Facility;  provided that at the time of incurrence thereof and immediately after giving effect thereto and the use of the proceeds thereof (and excluding, for the avoidance of doubt, for the purposes of clause (b) of the definition of Consolidated Net Debt, the cash proceeds of such Indebtedness) on a Pro Forma Basis, the First Lien Net Leverage Ratio for the Test Period then last ended shall not exceed 4.75 to 1.00 (“Pari Passu Ratio Debt” and, together with Junior Ratio Debt and Unsecured Ratio Debt, “Ratio Debt”); provided, further, in the case of any such

Indebtedness in the form of loans, the Term Loans shall be entitled to (and the Applicable ~~Margin~~Rate applicable to interest rate floors shall be adjusted to reflect) MFN Protection as if such pari passu loans were incurred under Section 2.20;  provided, further that any such pari passu Indebtedness shall meet the requirements of clauses (E) and (F) of Section 2.20 and be subject to a customary intercreditor agreement (which leaves remedies controlled by the Administrative Agent) the terms of which shall be reasonably satisfactory to the Administrative Agent and the Borrower;

(xxiii)  ~~Indebtedness under the Dinker Note;~~Indebtedness constituting Super Senior Secured Obligations incurred pursuant to the terms of the Super Senior Loan Documents; provided that the aggregate principal balance of Indebtedness for borrowed money that is outstanding in reliance on this clause (xxiii) shall not exceed the Maximum Super Senior Cap Amount; and

(xxiv)   all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxiii) above.

Section 6.02     Liens.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i)         (x) Liens created under the Loan Documents and (y) Liens on cash or deposits granted in favor of the Collateral Agent~~, the Swingline Lender or the Issuing Bank to cash collateralize any Defaulting Lender’s participation in Letters of Credit or Swingline Loans as contemplated by this Agreement~~;

(ii)       Permitted Encumbrances;

(iii)      Liens existing on the ~~Closing~~Amendment Effective Date and set forth on Schedule 6.02 and~~, except as otherwise provided in Section 5.14,~~ any modifications, replacements, renewals or extensions thereof; provided that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (1) after-acquired property that is affixed or incorporated into the property covered by such Lien and (2) proceeds and products thereof, and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;

(iv)       Liens securing Indebtedness permitted under Section 6.01(a)(v);  provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for accessions to such property and the proceeds and the products thereof, and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations;

provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v)        leases, licenses, subleases or sublicenses granted to others that do not (A) interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness;

(vi)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii)     Liens arising in the ~~ordinary course~~Ordinary Course of ~~business~~Business (A) of a collection bank arising under Section 4‑210 of the UCC on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(viii)    Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05  (including any letter of intent or purchase agreement with respect to such Investment or Disposition), or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(ix)       Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary permitted under Section 6.01;

(x)        (A) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party, (B) Liens granted by a Loan Party in favor of any other Loan Party, and (C) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any other Restricted Subsidiary that is not a Loan Party;

(xi)       Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the Indebtedness secured thereby is permitted under Section 6.01(a)(vii);

(xii)     any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by any of the Borrower or any Restricted Subsidiaries in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(xiii)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Borrower or any Restricted Subsidiaries in the ~~ordinary course~~Ordinary Course of ~~business~~Business and purchase money security interests arising under contracts for the supply of goods and materials entered into in the ordinary course which secure the unpaid balance of the purchase price for any goods and materials purchased thereunder

(xiv)     Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of the term “Permitted Investments”;

(xv)      Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ~~ordinary course~~Ordinary Course of ~~business~~Business and not for speculative purposes;

(xvi)     Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ~~ordinary course~~Ordinary Course of ~~business~~Business of the Borrower and the Restricted Subsidiaries, or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(xvii)   ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located;

(xviii)  Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix)    Liens on real property other than the First Lien Mortgaged Properties or any other Material Real Property;

(xx)     Liens securing Indebtedness permitted under Section 6.01(a)(xiv),  Section 6.01(a)(xxi), and Section 6.01(a)(xxii);

(xxi)    Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(k);

(xxii)   Liens securing any Credit Agreement Refinancing Indebtedness ~~and liens securing any loans incurred pursuant to any Incremental Commitments~~;

(xxiii)  with respect to any real property, any reservations, limitations, provisos and conditions as a Requirement of Law;

(xxiv)   Liens on deposits with any letter of credit issuer to cash collateralize any letter of credit;

(xxv)    Liens securing Indebtedness permitted under Section 6.01(a)(xxiii); and

(xxvi)   ~~(xxiv)~~ other Liens;  provided that at the time of the granting of and after giving Pro Forma Effect to any such Lien and the obligations secured thereby (including the use of proceeds thereof) the U.S. Dollar Equivalent of the aggregate face amount of obligations secured by Liens existing in reliance on this clause (~~xxiv~~xxvi)  shall not exceed the greater of $15,000,000 and 5.0% of CTA of Holdings, the Borrower and the Restricted Subsidiaries for the most recently ended Test Period.

Section 6.03     Fundamental Changes.

(a)        Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that:

(i)         any Restricted Subsidiary that is a Loan Party may merge with (x) the Borrower;  provided that the Borrower shall be the continuing or surviving Person, or (y) any one or more other Restricted Subsidiaries;  provided that when any Loan Party is merging with another Restricted Subsidiary (1) the continuing or surviving Person shall be a Loan Party or (2) if the continuing or surviving Person is not a Loan Party, the acquisition of such Loan Party by such surviving Restricted Subsidiary is otherwise permitted under Section 6.04 (other than Section 6.04(c));

(ii)       (A) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (B) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Administrative Agent ~~determine~~determines in good faith that such action is in the best interests of the Borrower and the Restricted Subsidiaries and is not materially disadvantageous to the Lenders;

(iii)      any Restricted Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary;  provided that (A) if the transferor in such a transaction is a Loan Party, then the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04, and (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(iv)       the Borrower may merge or consolidate with any other Person;  provided that (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than the Borrower, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement, and (4) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation complies with this Agreement; provided further that (y) if such Person is not a Loan Party, no Default exists after giving effect to such merger or consolidation and (z) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents;  provided further that the Borrower shall have delivered to the Administrative Agent any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act;

(v)        any Domestic Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04;  provided that (1) the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of the Restricted Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12 and (2) if the other party to such transaction is not a Loan Party, no Default exists after giving effect to such transaction; and

(vi)       any Restricted Subsidiary may effect a merger, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05 (other than Section 6.05(e)); provided that if the other party to such transaction is not a Loan Party, no Default exists after giving effect to the transaction~~; and~~.

(b)        The Borrower will not, and will not permit any Restricted Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Restricted Subsidiaries on the Closing Date and businesses reasonably related or ancillary thereto.

(c)        Holdings will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests of the Borrower,

(ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (iv) the performance of its obligations under and in connection with the Loan Documents and the other agreements contemplated hereby, (v) any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Agreement, including the costs, fees and expenses related thereto, (vi) the payment of any dividend or other distribution not prohibited by Section 6.07, or any Investment permitted under Section 6.03(d), (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) providing indemnification to officers and directors, (ix) the Transactions and activities incidental to the consummation thereof, (x) the redemption of the preferred stock of Holdings to the extent ~~not redeemed in connection with the Redemption and otherwise~~ permitted by this Agreement, and (xi) activities incidental to the businesses or activities described in clauses (i) to (x) of this paragraph.

(d)        Holdings will not own or acquire any material assets (other than Equity Interests as referred to in paragraph (c)(i) above, cash and Permitted Investments or intercompany Investments in the Borrower permitted hereunder) or incur any liabilities (other than liabilities as referred to in paragraph (c) above, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Agreement).  Without limiting the foregoing, Holdings shall not at any time own the Equity Interests of any subsidiary other than the Borrower.

Section 6.04     Investments,  Loans, Advances, Guarantees and Acquisitions.  The Borrower will not, and will not permit any Restricted Subsidiary to, make or hold any Investment, except:

(a)        Permitted Investments;

(b)        loans or advances to officers, directors and employees of Holdings, the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to the Borrower in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding at any time the U.S. Dollar Equivalent of which does not exceed $7,000,000;

(c)        Investments (i) by the Borrower or any Restricted Subsidiary in the Borrower or any Loan Party (excluding any new Restricted Subsidiary that becomes a Loan Party pursuant to such Investment), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party, (iii) by the Borrower or any Restricted Subsidiary (A) in any Restricted Subsidiary; (B) in any Restricted Subsidiary that is not a Loan Party, constituting an exchange of Equity Interests of such Restricted Subsidiary for Indebtedness of such Subsidiary, or (C) constituting Guarantees of Indebtedness or other monetary obligations of Restricted Subsidiaries that are not Loan Parties owing to any Loan Party, (iv) by the Borrower or any Restricted Subsidiary in Restricted Subsidiaries that are not Loan Parties so long as such Investment is part of a series of simultaneous Investments that result in the proceeds of the initial Investment being invested in one or more Loan Parties, and (v) by the Borrower or any Restricted Subsidiary in any Restricted Subsidiary that is not a Loan Party, consisting of the contribution of Equity Interests of any other Restricted Subsidiary that is not a Loan Party so long as the Equity Interests of the transferee Restricted Subsidiary are pledged to secure the Secured Obligations;  provided the U.S. Dollar Equivalent of the aggregate amount of consideration paid or provided by the Borrower or any other Loan Party after the Closing Date pursuant to this Section 6.04(c) for Investments in Subsidiaries that are not, shall not be, or, after giving effect to any such Investment, shall not become, Loan Parties, shall not exceed $10,000,000;

(d)        Investments consisting of extensions of trade credit and accommodation guarantees in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(e)        Investments (i) existing or contemplated on the ~~Closing~~Amendment Effective Date and set forth on Schedule 6.04(e) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the ~~Closing~~Amendment Effective Date by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent set forth on Schedule 6.04(e) or as otherwise permitted by this Section 6.04;

(f)        Investments in Swap Agreements incurred in the ~~ordinary course~~Ordinary Course of ~~business~~Business and not for speculative purposes;

(g)        promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(h)        Permitted Acquisitions;

(i)         Investments in the ~~ordinary course~~Ordinary Course of ~~business~~Business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(j)         Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(k)        loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) in accordance with Section 6.07(a)(iii),  (iv),  (v), or (vii);

(l)         advances of payroll payments to employees in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(m)       Investments and other acquisitions to the extent that payment for such Investments is made solely with Qualified Equity Interests ~~(excluding Cure Amounts)~~ of Holdings (or any direct or indirect parent thereof);

(n)        Investments of a Subsidiary acquired after the ~~Closing~~Amendment Effective Date or of a Person merged, amalgamated or consolidated with any Subsidiary in accordance with this Section 6.04 and Section 6.03 after the ~~Closing~~Amendment Effective Date or that otherwise becomes a Subsidiary (provided that if such Investment is made under Section 6.04(h), existing Investments in subsidiaries of such Subsidiary or Person shall comply with the requirements of Section 6.04(h) or any other paragraph of this Section 6.04)  to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(o)        receivables (other than in respect of Indebtedness for borrowed money) owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(p)        non-cash Investments in connection with tax planning and reorganization activities; provided that, in the reasonable judgment of the Administrative Agent (following consultation with the Borrower), after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;

(q)        Investments (A) for utilities, security deposits, leases and similar prepaid expenses incurred in the ~~ordinary course~~Ordinary Course of ~~business~~Business and (B) trade accounts created, or prepaid expenses accrued, in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(r)        Investments in joint ventures in an aggregate amount outstanding not to exceed the greater of $30,000,000 and 10.0% of CTA;

(s)        other Investments in an aggregate amount outstanding not to exceed the greater of $30,000,000 and 10.0% of CTA; and

(t)         so long as after giving effect to any such Investment no Default or Event of Default is continuing or would result therefrom, Investments by the Borrower or any Restricted Subsidiary not otherwise permitted hereby in an aggregate amount not to exceed at the time of such Investment the Available Amount.

Section 6.05     Asset Sales.  The Borrower will not, and will not permit any Restricted Subsidiary to, (i) sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it or (ii) permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to the Borrower or a Restricted Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition”), except:

(a)        Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ~~ordinary course~~Ordinary Course of ~~business~~Business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;

(b)        Dispositions of inventory and other assets in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(c)        Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d)        Dispositions of property to the Borrower or a Restricted Subsidiary;  provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party, (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary in accordance with Section 6.04, or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(e)        Dispositions permitted by Section 6.03 and, to the extent constituting Dispositions,  Liens permitted by Section 6.02,  Investments permitted by Section 6.04, and Restricted Payments permitted by Section 6.07;

(f)        Dispositions of property pursuant to Sale and Leaseback Transactions that constitute Asset Dispositions; provided that the fair market value of all property so disposed of after the Closing Date shall not exceed the greater of $10,000,000 and 3.4% of CTA;

(g)        Dispositions of Permitted Investments;

(h)        leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ~~ordinary course~~Ordinary Course of ~~business~~Business and that do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(i)         transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(j)         Dispositions of property to Persons other than the Borrower and the Restricted Subsidiaries (including the sale or issuance of Equity Interests of a Restricted Subsidiary) not otherwise permitted under this Section 6.05;  provided that (i) no Event of Default shall exist at the time of, or would result from, such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default existed or would have resulted from such Disposition), (ii) the Net Proceeds of any such Disposition are used in accordance with Section 2.11(c), and (iii) with respect to any Disposition pursuant to this clause (j) for a purchase price the U.S. Dollar Equivalent of which is in excess of $5,000,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments;  provided,  however, that for the purposes of this clause (iii) (A) any liabilities (as shown on the most recent balance sheet of Holdings provided hereunder or in the footnotes thereto) of the Borrower or Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the First Lien Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, (B) any securities received by the Borrower or Restricted Subsidiary from such transferee that are converted by the Borrower or Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by the Borrower or Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (j) that is at that time outstanding, not in excess of the U.S. Dollar Equivalent of $5,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(k)        Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(l)         Dispositions or forgiveness of accounts receivable in the ~~ordinary course~~Ordinary Course of ~~business~~Business in connection with the collection or compromise thereof;

provided that any Disposition of any property pursuant to this Section 6.05 (except pursuant to Section 6.05(e) and except for Dispositions by a Loan Party to Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition.

Section 6.06      [Reserved].

Section 6.07     Restricted Payments; Certain Payments of Indebtedness.

(a)        The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(i)         each Restricted Subsidiary may make Restricted Payments to the Borrower or any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

(ii)       the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Qualified Equity Interests of such Person so long as the Borrower complies with the Collateral and Guarantee Requirement;  provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, such Restricted Payment is made to the Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

(iii)      repurchases of Equity Interests in Holdings or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price or withholding taxes payable in connection with the exercise of such options or warrants;

(iv)       Restricted Payments to Holdings which Holdings shall use to redeem, acquire, retire, repurchase or settle its Equity Interests (or any options or warrants or stock appreciation rights issued with respect to any of such Equity Interests) or to service Indebtedness incurred by Holdings to finance the redemption, acquisition, retirement, repurchase or settlement of such Equity Interests (or make Restricted Payments to allow any of Holdings’ direct or indirect parent companies to so redeem, retire, acquire or repurchase their Equity Interests or to service Indebtedness incurred to finance the redemption, retirement, acquisition or repurchase of such Equity Interests) held by current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement in an aggregate amount together with the aggregate amount of loans and advances to Holdings made pursuant to Section 6.04(k) in lieu of Restricted Payments permitted by this clause (iv) not to exceed an amount the U.S. Dollar Equivalent of which is equal to $5,000,000 in any fiscal year with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum amount the U.S. Dollar Equivalent of which is equal to $10,000,000 in any fiscal year (without giving effect to the following proviso); provided that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower or the Restricted Subsidiaries (or by Holdings and contributed to Borrower) after the Closing Date;

(v)       the Borrower and the Restricted Subsidiaries may make Restricted Payments in cash to Holdings:

(A)      the proceeds of which shall be used by Holdings (or any direct or indirect equity owner of Holdings) to pay Tax liability of Holdings to the relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns, if any, attributable to the income of the Borrower and the Subsidiaries;  provided that Restricted Payments made pursuant to this clause (a)(vii)(A) shall not exceed the Tax liability that the Borrower and/or the Subsidiaries (as applicable) would have incurred were such Taxes determined as if such entity(ies) were a stand-alone taxpayer or a stand-alone group; and provided,  further, that Restricted Payments under this clause (A) in respect of any Taxes attributable to the income of any Unrestricted Subsidiaries of the Borrower may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to the Borrower or the Restricted Subsidiaries;

(B)      the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) (1) its operating expenses incurred in the ~~ordinary course~~Ordinary Course of ~~business~~Business and other corporate overhead costs and expenses (including administrative, legal, accounting, board of director fees, and similar expenses payable to third parties) that are reasonable and customary and incurred in the ~~ordinary course~~Ordinary Course of ~~business~~Business, in an aggregate amount together with the aggregate amount of loans and advances to Holdings made pursuant to Section 6.04(k) in lieu of Restricted Payments permitted by this clause (a)(vii)(B) not to exceed an amount the U.S. Dollar Equivalent of which is equal to $2,500,000 in any fiscal year; plus any reasonable and customary indemnification claims made by directors or officers of Holdings (or any parent thereof) attributable to the ownership or operations of Holdings and the Restricted Subsidiaries and (2) amounts permitted to be paid pursuant to Section 6.08(iv);

(C)      the proceeds of which shall be used by Holdings to pay franchise Taxes and other fees, Taxes and expenses required to maintain its corporate existence;

(D)      to finance any Investment permitted to be made pursuant to Section 6.04(b);

(E)      ~~after a Qualified IPO,~~ to pay regular dividends subject to an annual limitation equal to 6% of the net cash proceeds received by the Borrower from ~~such~~a Qualified IPO and any subsequent public offering of Qualified Equity Interests;

(F)      ~~up to $276,317,938 to fund the Redemption within thirty days of the Closing Date~~[reserved]; and

(G)      the proceeds of which shall be used to pay (or to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;

(vi)       dividends and distributions funded substantially contemporaneously with proceeds of Qualified Equity Interest offerings not otherwise applied~~, other than Cure Amounts~~;

(vii)     Borrower and its Restricted Subsidiaries may make Restricted Payments not to exceed the greater of $15,000,000 and 5.0% of CTA so long as no Event of Default under Section 7.01(a),  (b),  (i), or (j) shall have occurred and be continuing at the time such Restricted Payments are made;

(viii)    Borrower and its Restricted Subsidiaries may make cashless exchanges of unsecured notes and/or Subordinated Indebtedness meeting standards for Permitted Refinancing Indebtedness pursuant to Section 6.01(ii)(A);

(ix)       in addition to the foregoing Restricted Payments and so long as (a) no Event of Default shall have occurred and be continuing or would result therefrom and (b) the Total Net Leverage Ratio on a Pro Forma Basis after giving effect to such Restricted Payment as of the end of the most recent Test Period is less than 4.50 to 1.00, the Borrower may make additional Restricted Payments to Holdings, in an aggregate amount not to exceed the Available Amount at such time;

(x)        in addition to the foregoing Restricted Payments and so long as (a) no Default shall have occurred and be continuing or would result therefrom and (b) the Total Net Leverage Ratio on a Pro Forma Basis after giving effect to such Restricted Payment as of the end of the most recent Test Period is less than 2.50 to 1.00, the Borrower may make additional Restricted Payments to Holdings; and

(xi)       redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests;  provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby.

(b)        Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any unsecured Indebtedness,  Subordinated Indebtedness or Indebtedness secured by a lien junior to the Secured Obligations (collectively, the “Junior Indebtedness”), or any other payment (including any payment under any Swap Agreement) that has a substantially similar effect to any of the foregoing, except:

(i)         payment of regularly scheduled interest, as and when due, other than payments in respect of any Subordinated Indebtedness prohibited by the subordination provisions thereof;

(ii)       [reserved];

(iii)      refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv)       ~~payments on the Dinker Note subject to the Dinker Subordination Agreement;~~[reserved];

(v)        additional payments in respect of any Junior Indebtedness in an aggregate amount not to exceed the Available Amount at such time; provided that (a) no Event of Default shall have occurred and be continuing or would result therefrom and (b) solely with respect to clauses (a)(i) and (a)(ii) of the definition of “Available Amount,” the Total Net Leverage Ratio on a Pro Forma Basis as of the most recent Test Period is not more than 4.50 to 1.00;

(vi)       payments of or in respect of any Junior Indebtedness made solely with Equity Interests in Holdings or any of its direct or indirect parent companies ~~(other than Disqualified Equity Interests or Qualified Equity Interests issued in connection with the exercise of a Cure Right)~~; and

(vii)     in addition to the foregoing payments on Junior Indebtedness and so long as (a) no Default shall have occurred and be continuing or would result therefrom and (b) the Total Net Leverage Ratio on a Pro Forma Basis as of the end of the most recent Test Period is less than 3.75 to 1.00, the Borrower may make additional payments on Junior Indebtedness

Section 6.08     Transactions with Affiliates.  The Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions with the Borrower or any Restricted Subsidiary in the ~~ordinary course~~Ordinary Course of ~~business~~Business, (ii) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (iii) the payment of fees and expenses related to the Transactions, (iv) (A) so long as no Event of Default under Section 7.01(a),  (b),  (i) or (j) shall have occurred and be continuing, the payment of management and monitoring fees to the Investors (or management companies of the Investors) in an aggregate amount in any fiscal year the U.S. Dollar Equivalent of which does not exceed $1,500,000 and (B) the payment of related indemnities and reasonable expenses, (v) issuances of Equity Interests of the Borrower to the extent otherwise permitted by this Agreement, (vi) employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ~~ordinary course~~Ordinary Course of ~~business~~Business or otherwise in connection with the Transactions (including loans and advances pursuant to Sections 6.04(b) and 6.04(l)), (vii) payments by the Borrower and the Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent thereof), the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, to the extent payments are permitted by Section 6.07, (viii) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings, the Borrower and the Restricted Subsidiaries in the ~~ordinary course~~Ordinary Course of ~~business~~Business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, (ix) transactions pursuant to permitted agreements in existence or contemplated on the ~~Closing~~Amendment Effective Date and set forth on Schedule 6.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (x) Restricted Payments permitted under Section 6.07, (xi) customary payments by the Borrower and any Restricted Subsidiaries to the Sponsors made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the disinterested members of the board of directors of Holdings in good faith ~~and~~, (xii) licenses of Intellectual Property among Loan Parties, or (xiii) are set forth in the Super Senior Loan Documents (and any renewal or extension thereof).

Section 6.09     Restrictive Agreements.  The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary Loan Party to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations or (b) the ability of any Loan Party or any Restricted Subsidiary that is not a Loan Party to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Restricted Subsidiary or to Guarantee Indebtedness of any Restricted Subsidiary; provided that the foregoing clauses (a) and (b) shall not apply to any such restrictions applicable to the Borrower and Restricted Subsidiaries that (i)(x) exist on the ~~Closing~~Amendment Effective Date and (to the extent not otherwise permitted by this Section 6.09) are listed on Schedule 6.09, and (y) any renewal or extension of a restriction permitted by clause (i)(x) or any agreement evidencing such restriction so long as such renewal or extension does not expand the scope of such restrictions, (ii)(x) are binding on a Person at the time such Subsidiary first becomes a Restricted Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary and (y) any renewal or extension of a restriction permitted by clause (ii)(x) or any agreement evidencing such restriction so long as such renewal or extension does not expand the scope of such restrictions, (iii) represent Indebtedness of a Restricted Subsidiary that is not a Loan Party that is permitted by Section 6.01, (iv) are customary restrictions that arise in connection with any Disposition permitted by Section 6.05 applicable pending such Disposition solely to the assets subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.04, (vi) are imposed by Requirements of Law, (vii) are customary restrictions contained in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Sections 6.01(a)(v) and (a)(xviii) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings, the Borrower, or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any license, lease or other agreement, (xi) are restrictions on cash (or Permitted Investments) or deposits imposed by customers under contracts entered into in the ~~ordinary~~

~~course~~Ordinary Course of ~~business~~Business (or otherwise constituting Permitted Encumbrances on such cash or Permitted Investments or deposits) ~~or~~, (xii) are customary net worth provisions contained in real property leases or licenses of intellectual property entered into by the Borrower or any Restricted Subsidiary, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its subsidiaries to meet their ongoing obligation, or (xiii) are set forth in the Super Senior Loan Documents (and any renewal or extension thereof).

Section 6.10                                          Amendment of Material Documents.  Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, amend, modify, waive, terminate or release (a)  its ~~certificate of incorporation, bylaws or other organizational documents~~Organizational Documents, or (b) the documentation governing any Junior Indebtedness, in each case if the effect of such amendment, modification, waiver, termination or release is materially adverse to the Lenders (as reasonably determined by the Administrative Agent).

Section 6.11     ~~First Lien Net Leverage Ratio~~[Reserved]~~.  With respect to the Revolving Facilities only, except with the written consent of the Required Revolving Lenders, Holdings and the Borrower will not permit on or after December 31, 2015 the First Lien Net Leverage Ratio as of any Test Date to exceed 7.00 to 1.00 if a Compliance Event has occurred and is continuing on such Test Date.~~.

Section 6.12     Changes in Fiscal Periods.  Holdings and the Borrower will not make any change in fiscal year; provided, however,  ~~however,~~ that Holdings may change the fiscal year of the Borrower and the Subsidiaries to match Holdings’ fiscal year.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01     Events of Default.  If any of the following events (any such event, an “Event of Default”) shall occur:

(a)        any Loan Party shall fail to pay any principal of any Loan ~~or any reimbursement obligation in respect of any LC Disbursement~~ when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)        any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)        any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower, or any of the Restricted Subsidiaries in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any

Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)        Holdings, the Borrower, or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a),  Section 5.04 (with respect to the existence of Holdings, the Borrower or such Restricted Subsidiaries)~~,  Section 5.10~~ or in Article VI ~~(other than the Financial Performance Covenant)~~;

(e)        Holdings, the Borrower, or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.01(a),  (b),  (c), or (d) and such failure shall continue unremedied for a period of ten days after notice thereof from the Administrative Agent to the Borrower;

(f)        Holdings, the Borrower, or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a),  (b),  (d) or (e) of this Section ~~or the Financial Performance Covenant~~), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

(g)        [reserved];

(h)        any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (h) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) or (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section will apply to any failure to make any payment required as a result of any such termination or similar event);

(i)         an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization, or other relief in respect of Holdings, the Borrower, or any Restricted Subsidiary (that is not an Immaterial Subsidiary) or its debts~~,~~ or ~~of~~ a material part of its assets, under any federal, state, provincial, territorial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for Holdings, the Borrower, or any Restricted Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(j)         Holdings, the Borrower, or any Restricted Subsidiary that is not an Immaterial Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any federal, state, provincial, territorial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (~~h~~i) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for Holdings, the Borrower, or any Restricted Subsidiary that is not an Immaterial Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (v) make a general assignment for the benefit of creditors;

(k)        one or more enforceable judgments for the payment of money in an aggregate U.S. Dollar Equivalent amount in excess of $15,000,000 (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) shall be rendered against Holdings, the Borrower and any of the Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of such Loan Party that are material to the businesses and operations of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole, to enforce any such judgment;

(l)         (i) an ERISA Event occurs, either alone or together with all other ERISA Events, that has resulted or could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its ~~withdrawal liability~~Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(m)       any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected (to the extent such Lien was required to be perfected by the Security Documents)  Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage ~~or~~, (iii) as to Collateral consisting of Intellectual Property, as a result of the expiration of such Intellectual Property at the end of its statutory term or the abandonment or lapse of such Intellectual Property as permitted under Section 5.04, or (iv) as a result of acts or omissions of the Administrative Agent, any Lender or their agents;

(n)        any material provision of any Loan Document or any Guarantee of the First Lien Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;

(o)        any Guarantees of the First Lien Obligations by any Loan Party pursuant to any Guarantee Agreement shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents);

(p)        ~~[Reserved];~~ [reserved]; or

(q)        a  Change in Control shall occur;

~~(r)        subject to the Cure Right, solely with respect to the Revolving Loans, Swingline Loans and the Letters of Credit, the Borrower shall fail to observe or perform the Financial Performance Covenant (“Financial Covenant Event of Default”); it being understood and agreed that any Default under this paragraph (r) may be remedied by the (i) prepayment in full of all outstanding Revolving Borrowings and Swingline Borrowings and the cash collateralization of all outstanding Letters of Credit (at 103% of the face value of each such Letter of Credit) in a manner reasonably satisfactory to the Collateral Agent and the applicable Issuing Bank and (ii) the termination of all Revolving Commitments then outstanding); provided that notwithstanding anything to the contrary in this Agreement or the other Loan Documents, a Financial Covenant Event of Default shall not constitute an Event of Default with respect to any Term Loans except as set forth in clause (s) below;~~

~~(s)        subject to the Cure Right, with respect to Term Loans, any event specified in paragraph (r) of this Section shall have occurred and the Majority in Interest of the Revolving Lenders shall, as a result of such event and prior to the prepayment in full of all outstanding Revolving Borrowings and Swingline Borrowings and the cash collateralization of all outstanding Letters of Credit (at 103% of face value of each such Letter of Credit) in a manner reasonably satisfactory to the Collateral Agent and the applicable Issuing Bank, (i) terminate the Revolving Commitments or (ii) declare the Revolving Loans then outstanding to be due and payable prior to the Revolving Maturity Date, in whole or in part (a “Financial Covenant Cross Default”); provided that no Event of Default shall remain continuing under this clause upon the Required Revolving Lenders rescinding such acceleration and/or waiving such Financial Covenant Cross Default with respect to the Revolving Loans; or~~

~~(t)         failure to complete the Redemption on or prior to the date that is thirty days after the Closing Date and such failure shall continue unremedied for a period of thirty days.~~

then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (i) or (j) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to Holdings or the Borrower described in paragraph (i) or (j) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 7.02     ~~Right to Cure~~[Reserved].

~~(a)        Notwithstanding anything to the contrary contained in Section 7.01, in the event that Holdings, the Borrower and the Restricted Subsidiaries fail to comply with the requirements of the Financial Performance Covenant as of the last day of any fiscal quarter of Holdings, at any time after the beginning of such fiscal quarter until the expiration of the 10th Business Day subsequent to the earlier of (i) the date on which a Compliance Certificate with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) is delivered in accordance with Section 5.01(d) and (ii) the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or (b), as applicable (such date, the “Cure Expiration Date”), Holdings shall have the right to issue Qualified Equity Interests for cash or otherwise receive cash contributions to the capital of Holdings as cash common equity (or otherwise in a form reasonably acceptable to the Administrative Agent) or other Qualified Equity Interests (which Holdings shall contribute to the Borrower as cash common equity) (collectively, the “Cure Right”), and upon the receipt by the Borrower of the Net Proceeds of such issuance (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right the Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustment:~~

~~(i)         Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and~~

~~(ii)       if, after giving effect to the foregoing pro forma adjustment (without giving effect to any repayment of any Indebtedness with any portion of the Cure Amount or any portion of the Cure Amount on the balance sheet of Holdings, the Borrower and the Restricted Subsidiaries (in each case, with respect to such fiscal quarter only), the Borrower and the Restricted Subsidiaries shall then be in compliance with the requirements of the Financial Performance Covenant, Holdings, the Borrower and the Restricted Subsidiaries shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement;~~

~~provided that the Borrower shall have notified the Administrative Agent of the exercise of such Cure Right within five Business Days of the issuance of the relevant Qualified Equity Interests for cash or the receipt of the cash contributions by Holdings.~~

~~(b)        Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Borrower there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right~~

~~shall not be exercised more than five times and (iii) for purposes of this Section 7.02, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant and any amounts in excess thereof shall not be deemed to be a Cure Amount.  Notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for all other purposes, such as for purposes of determining the Applicable Rate, for purposes of determining Pro Forma Compliance in connection with any transaction and for purposes of determining any financial ratio-based condition or available basket under Article VI of this Agreement.~~

~~(c)        Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, upon the occurrence and continuation of an Event of Default under Section 7.01(s), only the Required Revolving Lenders may exercise rights and remedies in respect of such Event of Default, and the Required Revolving Lenders may, upon written notice to the Borrower, either (x) terminate the Revolving Commitments and/or (y) take the actions specified in Section 7.01 in respect of the Revolving Commitments, the Revolving Loans, Letters of Credit and Swingline Loans; provided that neither the Administrative Agent, any Revolving Lender or other Secured Party may exercise any right of foreclosure or take possession of the Collateral or exercise any other remedy hereunder solely on the basis such an Event of Default occurring at any time prior to the exercise of the Cure Right (except to the extent that the Borrower has confirmed in writing that it does not intend to exercise the Cure Right; provided further that the Borrower shall not be permitted to request any extension of credit during such period unless and until the Cure Amount is actually received.~~

ARTICLE VIII

ADMINISTRATIVE AGENT

Section 8.01     Appointment and Authority.

(a)        Each of the Lenders ~~and the Issuing Banks~~ hereby irrevocably appoints ~~Scotiabank~~GLAS USA LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  For avoidance of doubt, aside from ministerial matters, the Administrative Agent shall only act upon the direction or instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).  The provisions of this Article VIII are solely for the benefit of the Agents, the Lenders ~~and the Issuing Banks~~, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

(b)        Each of the Lenders ~~and the Issuing Banks~~ hereby irrevocably appoints ~~Scotiabank~~GLAS Americas LLC to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  For avoidance of doubt, aside from ministerial matters, the Collateral Agent shall only act upon the direction or instructions of the Administrative Agent, which shall only act upon the direction or instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).  The Collateral Agent and any co‑agents, subagents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.03 as though such co‑agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c)        In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower, the Loan Parties or any of their Subsidiaries.

Section 8.02     Rights as a Lender.  Any Person serving as any Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as such Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03     Exculpatory Provisions.  The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder and under the other Loan Documents shall be administrative in nature.  Without limiting the generality of the foregoing, the Agents or any of their Related Parties:

(a)        shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)        shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)        shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity;

(d)        shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and in the last paragraph of Section 7.01)  or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment;  provided that the Administrative Agent shall be deemed not to have knowledge or notice of the occurrence of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Borrower~~,~~ or a Lender ~~or an Issuing Bank~~; ~~and~~

(e)        shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to an Agent,  ~~or~~ (vii) compliance by any Lender or other Person with the limitations, restrictions or prohibitions on assignments and participations contemplated by the definitions of “Eligible Assignee” and “Disqualified Lenders” and the related provisions of Section 9.04, (viii) the use of the proceeds of the Loans, (ix) the existence or possible existence of any Event of Default or Default, or (x) or to inspect the properties, books or records of the Borrower or any of its Subsidiaries or to make any disclosures with respect to the foregoing;

(f)        shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any such Agent or any of its Affiliates in any capacity; and

(g)        shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is actually received by such Agent from a Loan Party or a Lender. In the event that Administrative Agent shall receive such a notice, Administrative Agent will endeavor to give notice thereof to the Lenders and each other Agent; provided, that failure to give such notice shall not result in any liability on the part of Administrative Agent.

Section 8.04     Reliance by Agents.  The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agents also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, ~~or the issuance, extension, renewal or increase of a Letter of Credit,~~ that by its terms must be fulfilled to the satisfaction of a Lender ~~or an Issuing Bank~~, the Applicable Agent may presume that such condition is satisfactory to such Lender ~~or Issuing Bank~~ unless the Applicable Agent shall have received notice to the contrary from such Lender ~~or Issuing Bank~~ prior to the making of such Loan ~~or the issuance of such Letter of Credit~~.  The Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05     Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent.  When acting as a representative of the Secured Parties (including the Lenders ~~and/or the Issuing Banks~~), each Agent shall be released from any restrictions of self-dealing and shall be authorized to delegate its rights and powers hereunder by way of a substitution of such rights and powers, and each Agent and any such subagent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.  No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by an Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the applicable Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

Section 8.06     Resignation of Agents.  ~~The Administrative~~Any Applicable Agent may resign at any time upon 10 days’ notice to the Lenders~~, the Issuing Banks~~ and the Borrower.  If ~~the Administrative Agent becomes a Defaulting Lender and~~such Applicable Agent is not performing its respective role hereunder as Administrative Agent~~, the Administrative~~ or Collateral Agent, as applicable, such Applicable Agent may be removed as the Administrative Agent or Collateral Agent, as applicable, hereunder at the request of the Borrower and the Majority in Interest with respect to Loans upon 10 days’ notice (and upon any such removal, the removed ~~Administrative~~Applicable Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by ~~the Administrative~~such Applicable Agent on behalf of the Lenders ~~or the Issuing Bank~~ under any of the Loan Documents, the removed ~~Administrative~~Applicable Agent shall continue to hold such collateral security until such time as a successor ~~Administrative~~Applicable Agent is appointed)).  Upon receipt of any such notice of resignation or upon such removal, the Majority in Interest with respect to Loans shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) (provided that no consent of the Borrower shall be required if an Event of Default under Section 7.01(a),  (b),  (i) or (j) has occurred and is continuing), to appoint a successor.  If no such successor shall have been so appointed by the Majority in Interest with respect to Loans and shall have accepted such appointment within 30 days after the retiring ~~Administrative~~Applicable Agent gives notice of its resignation, then the retiring ~~Administrative~~Applicable Agent may (but shall not be obligated to) on behalf of the Lenders ~~and the Issuing Bank~~, appoint a successor ~~Administrative~~Applicable Agent, which shall be an Approved Bank with an office in the United States, or any Affiliate of any such Approved Bank; provided that if ~~the Administrative~~such Applicable Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring ~~Administrative~~Applicable Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by ~~the Administrative~~such Applicable Agent on behalf of the Lenders ~~or the Issuing Bank~~ under any of the Loan Documents, the retiring ~~Administrative~~Applicable Agent shall continue to hold such collateral security until such time as a successor ~~Administrative~~Applicable Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through ~~the Administrative~~such Applicable Agent shall instead be made by or to each Lender ~~and the Issuing Bank~~ directly, until such time as the Majority in Interest with respect to Loans appoint a successor ~~Administrative~~Applicable Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as ~~Administrative~~Applicable Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) ~~Administrative~~Applicable Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed ~~Administrative~~Applicable Agent), and the retiring ~~Administrative~~Applicable Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor ~~Administrative~~Applicable Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed ~~Administrative~~Applicable Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed ~~Administrative~~Applicable Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed ~~Administrative~~Applicable Agent was acting as Administrative Agent~~.  Any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of~~

~~such appointment, become the successor Collateral Agent for all purposes hereunder.  In addition, any resignation or removal of the Administrative Agent pursuant to this Section shall also constitute the resignation or removal of the Administrative Agent in its capacity as Swingline Lender and in its capacity as Issuing Bank, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Swingline Lender and Issuing Bank for all purposes hereunder.  In such event the Borrower shall prepay any outstanding Swingline Loans made by the retiring or removed Administrative Agent in its capacity as Swingline Lender and, at the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.12(b) and the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit, or extend or renew any existing Letters of Credit issued by it prior to such resignation or removal beyond their stated expiry date.~~ or Collateral Agent, as applicable.

Section 8.07     Non-Reliance on Agents and Other Lenders.  Each Lender ~~and Issuing Bank~~ acknowledges that it has, independently and without reliance upon any Agent, Joint Lead Arranger, Joint Bookrunner or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender ~~and Issuing Bank~~ acknowledges that it has, independently and without reliance upon any Agent, Joint Lead Arranger, Joint Bookrunner or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender ~~and Issuing Bank~~ also acknowledges that it will, independently and without reliance upon any Agent, Joint Lead Arranger, Joint Bookrunner or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.  Except for notices, reports and other documents expressly required to be furnished hereunder, the Agent Parties shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any ~~affiliate~~Affiliate of a Loan Party that may come into the possession of any Agent Party.

Section 8.08     No Other Duties, Etc.  Anything herein to the contrary notwithstanding, neither the Joint Lead Arrangers, the Joint Bookrunners, nor any person named on the cover page hereof as a Documentation Agent or Syndication Agent shall have any rights, powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent~~,~~ or a Lender ~~or an Issuing Bank~~ hereunder.

Section 8.09     Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan ~~or outstanding Letter of Credit~~ shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans~~, Letters of Credit outstanding~~ and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders~~, the Issuing Banks~~ and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders~~, the Issuing Banks~~ and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders~~, the Issuing Bank~~ and the Administrative Agent under Sections 2.12, and 9.03) allowed in such judicial proceeding; and

(b)        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender ~~and Issuing Bank~~ to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders ~~and the Issuing Bank~~, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.12 and Section 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender ~~or Issuing Bank~~ any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender ~~or Issuing Bank~~ to authorize the Administrative Agent to vote in respect of the claim of any Lender or ~~Issuing Bank or~~ in any such proceeding.

To the extent that the payment of any such compensation, expenses, disbursements and advances of any Agent, its agents and counsel, and any other amounts due such Agent under Sections 2.12 and 9.03 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Section 8.10   No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender~~,~~ or any ~~Issuing Bank or the Administrative~~ Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with the applicable Loan Document for the benefit of all the Lenders ~~and the Issuing Banks~~;  provided,  however, that the foregoing shall not prohibit (a) any Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Agent) hereunder and under the other Loan Documents, (b) ~~the Issuing Banks from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank) hereunder and under the other Loan Documents~~[reserved], (c) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.18), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided,  further, that if, with respect to any Class of Loans, at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then (i) with respect to such Class of Loans, the Majority in Interest of such Class shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VII and (ii) in addition to the matters set forth in clauses (b),  (c), and (d) of the preceding proviso and subject to Section 2.18, any Lender may, with the consent of the Majority in Interest with respect to such Class, enforce any rights and remedies available to it and as authorized by such Majority in Interest.  Notwithstanding anything to the contrary set forth in this Article VIII, no Affiliated Lender acting in its capacity as a Lender may make or bring any claim against any Agent or any other Lender with respect to the duties and obligations of such Person under the Loan Documents (other than claims arising from the failure of any Agent or any Lender to make any payment to such Affiliated Lender required to be made by such Person pursuant to the terms hereof).

Each of the Lenders ~~and Issuing Banks~~ hereby agrees that after the exercise of remedies provided for in Section 7.01 (or after the Loans have automatically become immediately due and payable as set forth in Section 7.01), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent, first, to the payment of all Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent) payable to the Administrative Agent ~~in its~~and the Collateral Agent in their respective capacity as such and, second, as set forth herein or such other Loan Documents as applicable.

Section 8.11   Withholding Taxes.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax.  Without limiting or expanding the provisions of Section 2.17, each Lender shall, and does hereby, indemnify the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective).  A certificate as to the amount of such payment or liability delivered to such Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph.  ~~For the avoidance of doubt, for purposes of this Section 8.11, the term “Lender” shall include any Issuing Bank.~~  The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

Section 8.12   Expenses; Indemnity.

(a)        Each Lender agrees to reimburse the Administrative Agent and each of its Related Parties, and each Lender agrees to reimburse the Collateral Agent and each of its Related Parties (in each case, to the extent not reimbursed by any Loan Party), promptly upon demand, severally and ratably, of any reasonable out-of-pocket costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by such Agent or any of its Related ~~Persons~~Parties in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any workout, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement, any other Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby.

(b)        Each Lender further agrees to indemnify the Applicable Agent and each of its Related Parties (to the extent not reimbursed by any Loan Party), severally and ratably, from and against ~~Liabilities~~liabilities  (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender but excluding any claims for annual administrative fees owing to the Administrative Agent) that may be imposed on, incurred by or asserted against such Agent or any of its Related Parties in any matter relating to or arising out of, in connection with or as a result of this Agreement, any other Loan Document~~,~~ or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by such Agent or any of its Related Parties under or with respect to any of the foregoing; provided,  however, that no Lender shall be liable to such Agent or any of its Related Parties to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Applicable Agent or, as the case may be, such Related Party, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c)        To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax.  If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify the Administrative Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or the Administrative Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender shall promptly indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by the Administrative Agent,  including legal expenses, allocated internal costs and out-of-pocket expenses.  The Administrative Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which the Administrative Agent is entitled to indemnification from such Lender under this Section 8.12(c).

Section 8.13   [Reserved].

Section 8.14   Concerning the Collateral and the Security Documents.

(a)        Each Lender agrees that any action taken by the Applicable Agent or the Required Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Applicable Agent or the Required Lenders (or, where so required, such greater proportion of the Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders~~, the Issuing Banks~~ and other Secured Parties.  Without limiting the generality of the foregoing, (i) the Administrative Agent shall have the sole and exclusive right and authority to act as the disbursing and collecting agent for the Lenders ~~and the Issuing Banks~~ with respect to all payments and collections arising in connection herewith and with the Security Documents and (ii) the Collateral Agent shall have the sole and exclusive right and authority (~~x~~A) to execute and deliver each Security Document and accept delivery of each such agreement delivered by any Loan Party (~~y~~B) and to act as collateral agent for the Lenders~~, the Issuing Banks~~ and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, that the Collateral Agent hereby appoints, authorizes and directs each Lender ~~and Issuing Bank~~ to act as collateral sub-agent for the Collateral Agent~~, the Issuing Banks~~ and the Lenders for purposes of the perfection of all security interests and Liens with respect to the Collateral,  including any deposit accounts maintained by a Loan Party with, and cash and cash equivalents held by, such Lender ~~or such Issuing Bank~~, (~~iv~~C) manage, supervise and otherwise deal with the Collateral, (~~v~~D) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Security Documents, and (~~vi~~E) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders~~, the Issuing Banks~~ and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

(b)        Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Agents and each Secured Party hereby agree that (i) no Secured Party (other than the Administrative Agent or the Collateral Agent, as applicable) shall have any right individually to realize upon any of the Collateral under the Collateral Agreement or to enforce any Guarantee under the Guarantee Agreement, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Administrative Agent or the Collateral Agent, as applicable, on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Administrative Agent or the Collateral Agent, as applicable (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent or the Collateral Agent, as applicable, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent or the Collateral Agent, as applicable, at such sale or other disposition.

(c)        Neither the Collateral Agent nor any of its directors, officers, employees or agents (a) shall be responsible for or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral or lien thereon, or perfection thereof, or any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or (b) shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Loan Party or otherwise, except with respect to actions that Collateral Agent is directed in writing to take by the Required Lenders. If any Loan Party fails to perform any agreement contained herein or in any other Loan Document, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Loan Party under Section 9.03. The Collateral Agent’s sole duty with respect to the custody, safekeeping or physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise shall be to deal with in the same manner as the Collateral Agent deals with similar property for its own account (which shall in no event be less than commercially reasonable custody, safekeeping and physical preservation) and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any Collateral by reason of the act or omission of any agent selected by the Collateral Agent in good faith. The Collateral Agent will have no additional duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral.

Section 8.15   Collateral Matters Relating to Related Obligations.

The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Hedging Agreements or Cash Management Obligation or that is otherwise owed to Persons other than the Agents~~, the Issuing Banks~~ and the Lenders (collectively, “Related Obligations”) solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Collateral Agent shall hold, and have the right and power to act with respect to, the Guarantee Agreement and the Collateral Agreement and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Collateral Agent is otherwise acting solely as agent for the Lenders ~~and the Issuing Banks~~ and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guarantee Agreement, the Collateral Agreement, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Required Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans~~, Letter of Credit Obligations~~ and other Secured Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Administrative Agent, the Collateral Agent, and the Lenders ~~and the Issuing Banks~~, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents, and (e) no holder of any Related Obligation shall exercise any right of setoff, banker’s lien or similar right except to the extent provided in Section 9.08 and then only to the extent such right is exercised in compliance with Section 2.18.

Section 8.16    Force Majeure.  No Agent shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

ARTICLE IX

MISCELLANEOUS

Section 9.01     Notices.

(a)        Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic transmission, as follows:

(i)         if to Holdings, the Borrower, or any Agent~~, or an Issuing Bank~~, to the address, ~~fax number,~~ e~~‑~~-mail address or telephone number specified for such Person on Schedule 9.01;

(ii)       if to the Administrative Agent or Collateral Agent, to the address, fax number, e~~‑~~-mail address ~~to~~, or telephone number specified for such Person on Schedule 9.01; and

(iii)      if to any other Lender, to it at its address (or fax number, telephone number or e‑mail address) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next ~~business day~~Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)        Electronic Communications.  Notices and other communications to the Lenders ~~and any Issuing Bank~~ hereunder may be delivered or furnished by electronic communication (including e~~‑~~-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent;  provided that the foregoing shall not apply to notices to any Lender ~~or Issuing Bank~~ pursuant to Article II if such Lender ~~or Issuing Bank, as applicable,~~ has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e~~‑~~-mail address shall be deemed received ~~upon the~~when sent by sender~~’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e‑mail or other written acknowledgement)~~;  provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e‑mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including the U.S. federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its Affiliates or their securities for purposes of the U.S. federal or state securities laws.  In the event that any Public Lender has elected for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) the Agents and other Lenders may have access to such information and (ii) neither the Borrower nor any Agent or other Lender with access to such information shall have (x) any responsibility for such Public Lender’s decision to limit the scope of information it has obtained in connection with this Agreement and the other Loan Documents or (y) any duty to disclose such information to such electing Lender or to use such information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use, such information.

(c)        The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE

ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Agents or any of their Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender~~, either Issuing Bank~~ or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Holdings’, the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence~~, bad faith~~ or willful misconduct of such Agent Party;  provided,  however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender~~, the Issuing Bank~~ or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)        Change of Address, Etc.  Each of Holdings, the Borrower, and the Agents ~~and the Issuing Banks~~ may change its address, electronic mail address, fax or telephone number for notices and other communications or website hereunder by notice to the other parties hereto.  Each other Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrower~~,~~ and the Applicable Agent ~~and any Issuing Bank~~.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)        Reliance by Administrative Agent~~, Issuing Banks~~ and Lenders.  The Administrative Agent~~, the Issuing Banks~~ and the Lenders shall be entitled to rely and act upon any notices given by or on behalf of the Borrower and believed by such Person in good faith to be genuine even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent,  ~~the applicable Issuing Bank,~~ each applicable Lender and the Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice believed by such Person in good faith to be genuine given by or on behalf of the Borrower in the absence of gross negligence~~, bad faith~~ or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.

Section 9.02     Waivers; Amendments.

(a)        No failure or delay by the Administrative Agent~~, any Issuing Bank~~ or any Lender in exercising any right or power under this Agreement or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agent, the Administrative Agent~~, the Issuing Banks~~ and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan ~~or the issuance, amendment, renewal or extension of a Letter of Credit~~ shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender ~~or any Issuing Bank~~ may have had notice or knowledge of such Default at the time.  No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b)        Except as provided in ~~Section 2.20 with respect to any Incremental Revolving Facility Amendment, Incremental Term Facility Amendment,~~ Section 2.21 with respect to any Refinancing Amendment or Extension Amendment ~~and except as otherwise provided in clause (h) of this Section 9.02 with respect to any Replacement Revolving Facility~~, neither this Agreement, any Loan Document (other than any Fee Letter) nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders ~~(or, in respect of any amendment of Section 4.02(c) only, the Required Revolving Lenders)~~ or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders;  provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan ~~or LC Disbursement~~ or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby; provided,  further, that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section 2.13(c), (iii) postpone the maturity of any Loan, or the date of any scheduled amortization payment of the principal amount of any Term Loan under Section 2.10 or the applicable Refinancing Amendment,  ~~or the reimbursement date with respect to any LC Disbursement,~~ or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, (iv) change Section 2.18(b) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each of the Lenders of each adversely affected Class, (v) change any of the provisions of this Section without the written consent of each Lender directly and adversely affected thereby, (vi) change the percentage set forth in the definition of “Required ~~Lenders”, “Required Revolving~~ Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vii) release all or substantially all the value of the Guarantees under any Guarantee Agreement (taking into account the value of the Borrower) (except as expressly provided in such Guarantee Agreement) without the written consent of each Lender, (viii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in the Security Documents), (ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class (including any amendments to any payment waterfall provisions), without the written consent of each Lender of each affected Class or (x) amend or waive the rights of the Term Lenders to decline mandatory prepayments as provided in Section 2.11 or the rights of any Additional Lenders of any Class, as provided in the applicable Refinancing Amendment, to decline mandatory prepayments of Term Loans of such Class, or any other provisions of any Loan Document with respect to the Collateral and Guarantee Requirement or the Collateral in a manner that by its terms adversely affects the rights of the Lenders holding Term Loans of any Class differently than those holding Loans of any other Class, without the written consent of a Majority in Interest of the Term Lenders or Additional Lenders of such Class, as applicable; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent~~, any Issuing Bank or Swingline Lender~~ without the prior written consent of the Administrative Agent ~~or such Issuing Bank or Swingline Lender, as the case may be~~, and (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency jointly identified by the Borrower and the Administrative Agent as such so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.  Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent,  Holdings and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion and (b) any guarantees, collateral security documents and related documents executed by Foreign Subsidiaries in connection with this Agreement (if any) may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects, or (iii) to cause such guarantees, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

(c)        In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (iv) or (ix) of paragraph (b) of this Section, the consent of a Majority in Interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, either (x) require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment) or (y) with the express written consent of the Required Lenders, terminate the Commitments of such Non-Consenting Lender;  provided, in each case, that (a) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable ~~(and, if a Revolving Commitment is being assigned, each Issuing Bank)~~, which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding par principal amount of its Loans ~~and participations in LC Disbursements~~, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) (c) if the consent, amendment or waiver in question contemplates a Repricing Transaction in respect of any Term Loans held by such Non-Consenting Lender, the Borrower shall pay to such Non-Consenting Lender the Repricing Premium (if any) as if the outstanding Term Loans of such Non-Consenting Lender were prepaid or repriced in their entirety in connection with a Repricing Transaction on the date of the consummation of such assignment and, (d) unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d)        Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the ~~Revolving Commitments,~~ Term Loans ~~and Revolving Exposure~~ of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02);  provided that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(e)        [Reserved.]

(f)        Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender (other than an Affiliated Debt Fund) hereby agrees that, if a proceeding under the United States Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably (x) waives its right to take any step or action (whether directly or indirectly) in such proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party to which the Administrative Agent has consented with respect to any disposition of assets by the Borrower or any equity or debt financing to be made to the Borrower), including, without limitation, the filing of any pleading by the Administrative Agent~~)~~ in (or with respect to any matters related to) the proceeding so long as the Administrative Agent is not taking any action to treat such Affiliated Lender’s Loans in a manner that is less favorable to such Affiliated Lender in any material respect than the proposed treatment of similar First Lien Obligations held by other Lenders (including, without limitation, objecting to any debtor-in-possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise or plan of reorganization) and (y) authorizes and empowers the Administrative Agent to vote, on behalf of such Affiliated Lender, with respect to the Loans held by such Affiliated Lender in the same proportion as those Lenders that are not Affiliated Lenders shall have voted, unless the Administrative Agent instructs such Affiliated Lender to vote in such manner, in which case such Affiliated Lender shall vote with respect to the Loans held by it in such manner; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the foregoing) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Secured Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Secured Obligations held by Lenders that are not Affiliates of the Borrower.

(g)        Notwithstanding Section 9.02(b) or the proviso thereto, ~~(A) any amendment, modification or waiver regarding the Financial Performance Covenant (including the defined terms used in such covenant as they pertain to compliance with Section 6.11) shall require only the consent of the Required Revolving Lenders, Holdings and the Borrower and (B)~~ if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten Business Days following receipt of notice thereof.

~~(h)        Notwithstanding any of the foregoing, this Agreement may be amended with the written consent of the Administrative Agent (such consent not to be unreasonably withheld), the Borrower and the lenders providing the relevant Replacement Revolving Facility to permit the refinancing or replacement of the Revolving Facility in its entirety with a replacement revolving facility (a “Replacement Revolving Facility”) (any such amendment, a “Replacement Amendment”); provided that:~~

~~(A)       the aggregate principal amount of such Replacement Revolving Facility shall not exceed the aggregate outstanding principal amount of the Revolving Facility, plus the amount of accrued interest and premium thereon, any committed but undrawn amounts and underwriting discounts, fees, commissions and expenses associated therewith,~~

~~(B)       no Replacement Revolving Facility shall have a final maturity date (or require commitment reductions) prior to the Revolving Maturity Date at the time of such refinancing,~~

~~(C)       the Replacement Revolving Facility shall be pari passu or junior in right of payment and pari passu or junior in right of security with the remaining portion of the relevant Revolving Facility (provided that if pari passu or junior as to payment or Collateral, such Replacement Revolving Facility shall be subject to an intercreditor agreement on terms reasonably satisfactory to the Administrative Agent and the Borrower and may be, at the option of the Administrative Agent and the Borrower, documented in a separate agreement or agreements, subject to clause I below, on then-current market terms), or be unsecured,~~

~~(D)       if any such Replacement Revolving Facility is secured, it shall not be secured by any assets other than the Collateral,~~

~~(E)       if any Replacement Revolving Facility is guaranteed, it shall not be guaranteed by any Person other than one or more Loan Parties,~~

~~(F)       such Replacement Revolving Facility shall have pricing (including interest, fees and premiums) and optional prepayment and redemption terms as may be agreed to by the Borrower and the lenders providing such Replacement Revolving Facility,~~

~~(G)       no Default under Sections 7.01(a),  7.01(b),  7.01(i) or 7.01(j) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of such replacement, and~~

~~(H)       the other terms and conditions of such Replacement Revolving Facility (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity date, subject to preceding clauses (B) through (F)) shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Replacement Revolving Facility than those applicable to the~~

~~Revolving Facility (other than any covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of incurrence of such Replacement Revolving Facility)) or such Replacement Revolving Facility shall be on then-current market terms for such type of Indebtedness, and the Revolving Facility commitments shall be terminated, all Loans outstanding thereunder and all fees in connection therewith shall be paid in full, on the date such Replacement Revolving Facility is issued, incurred or obtained;~~

~~provided,  further, that any no Affiliated Lender (other than Affiliated Debt Funds) may provide any Replacement Revolving Facility.~~

~~Each of the parties hereto hereby agrees that, upon the effectiveness of any Replacement Amendment, this Agreement shall be amended by the Borrower, the Administrative Agent and the lenders providing the relevant Replacement Revolving Facility to the extent (but only to the extent) necessary to reflect the existence and terms of the Replacement Revolving Facility, incurred pursuant thereto (including any amendments necessary to treat the loans and commitments subject thereto as a separate “tranche” and “Class” of Revolving Loans and/or Revolving Commitments hereunder).  The Borrower shall extend the opportunity to refinance or replace the then outstanding Revolving Loans and/or Revolving Commitments under the applicable Class to all applicable Lenders on a pro rata basis pursuant to a Replacement Amendment and in accordance with this Section 9.02(h).  It is understood that any Lender approached to provide any Replacement Revolving Facility may elect or decline, in its sole discretion, to provide such Replacement Revolving Facility.~~

Section 9.03     Expenses; Indemnity; Damage Waiver.

(a)        The Borrower shall pay, if the ~~Closing~~Amendment Effective Date occurs, (i) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Agents~~, the Joint Lead Arrangers~~ and their respective Affiliates (without duplication), including the reasonable fees, charges and disbursements of (x) ~~Latham & Watkins~~Troutman Sanders LLP, counsel to the Agents,  ~~Joint Lead Arrangers and Joint Bookrunners,~~ and (y) to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each applicable jurisdiction (exclusive of any reasonably necessary special counsel) and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel for all such affected parties taken as a whole, in each case for the Agents,  ~~the Issuing Banks,~~ the Joint Bookrunners and the Joint Lead Arrangers in connection with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof, (ii) ~~all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder~~[reserved] and (iii) all reasonable and documented or invoiced out-of-pocket expenses incurred by the Agents~~, each Issuing Bank~~ or any Lender, including the fees, charges and disbursements of counsel for the Agents~~, the Issuing Banks~~ and the Lenders, in connection with the enforcement or protection of any rights or remedies (A) in connection with the Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws), including its rights under this Section or (B) in connection with the Loans made ~~or Letters of Credit issued~~ hereunder,  including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans ~~or Letters of Credit~~;  provided that such counsel shall be limited to (i) one lead counsel and such local counsel (exclusive of any reasonably necessary special counsel) to the Agents as may reasonably be deemed necessary by the Agents in each relevant jurisdiction and (ii) one lead counsel and such local counsel (exclusive of any reasonably necessary special counsel) to the Lenders taken as a whole as may be reasonably determined by the Lenders in each relevant jurisdiction and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel for all such affected parties taken as a whole.

(b)        The Borrower shall indemnify the Agents,  ~~each Issuing Bank,~~ each Lender, the Documentation Agent, the Syndication Agent, each Joint Lead Arranger, each Joint Bookrunners and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including reasonable and documented or invoiced out-of-pocket fees and expenses of any counsel for any Indemnitee), incurred by or asserted against any Indemnitee by any third party or by Holdings, the Borrower, or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or ~~Letter of Credit or~~ the use of the proceeds therefrom ~~(including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit)~~, (iii) to the extent in any way arising from or relating to any of the foregoing, any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, to or from any First Lien Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Borrower, or any Subsidiary, or any other Environmental Liability related in any way to Holdings, the Borrower, or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Holdings, the Borrower, or any Subsidiary or any of their respective equity holders or creditors or any other Person and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (x) resulted from the gross negligence~~, bad faith~~ or willful misconduct of such Indemnitee or its Related Parties (but in the case of advisors or representatives of an Indemnitee, only to the extent such advisor or representative was acting at the direction of such Indemnitee) (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of the Loan Documents by such Indemnitee or its Related Parties (but in the case of advisors or representatives of an Indemnitee, only to the extent such advisor or representative was acting at the direction of such Indemnitee) (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arise from disputes between or among Indemnitees that do not involve an act or omission by (1) Holdings, the Borrower, or any Restricted Subsidiary or (2) any of the Agents,  Joint Lead Arrangers and Joint Bookrunners in its capacity as such.

(c)        To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent~~,~~ or any ~~Lender or any Issuing Bank or Swingline~~ Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent~~,~~ or such ~~Lender or such Issuing Bank or Swingline~~ Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent~~,~~ or such ~~Lender or such Issuing Bank or Swingline~~ Lender in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of ~~the Revolving Exposure,~~ outstanding Term Loans and unused Commitments at such time.  The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).

(d)        To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee (i) for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such direct or actual damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence~~, bad faith~~ or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan ~~or Letter of Credit~~ or the use of the proceeds thereof; provided that, notwithstanding the foregoing, nothing in the preceding sentence shall limit the indemnification obligations of the Borrower under Section 9.03(b) with respect to special, indirect, consequential or punitive damages arising in a third party claim against an Indemnitee.

(e)        All amounts due under this Section shall be payable not later than ten (10) Business Days after written demand therefor; provided,  however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

Section 9.04     Successors and Assigns.

(a)        The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby ~~(including any Affiliate of the Issuing Bank that issues any Letter of Credit)~~, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the

Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby ~~(including any Affiliate of the Issuing Bank that issues any Letter of Credit)~~,  Participants (to the extent provided in paragraph (c) of this Section), the Indemnitees and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents~~, the Issuing Banks~~ and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        (i) Subject to the conditions set forth in paragraphs (b)(ii) and (f) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (A) the Borrower;  provided that no consent of the Borrower shall be required for an assignment ~~(x)~~ by a Term Lender to any Lender, an Affiliate of any Lender or an Approved Fund,  ~~(y) by a Revolving Lender to any Revolving Lender or an Affiliate of any Revolving Lender or an Approved Fund of a Revolving Lender or (z)~~ if an Event of Default under Section 7.01(a),  (b),  (i), or (j) has occurred and is continuing; provided further that no assignee contemplated by the immediately preceding proviso shall be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable assignor would have been entitled to receive with respect to the assignment made to such assignee, unless (i) the assignment to such assignee is made with the Borrower’s prior written consent or (ii) such greater payment obligation results from a Change in Law that occurs after such assignment; and provided further that the Borrower shall have the right to withhold its consent to any assignment if in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority,  and (B) the Administrative Agent (such consent shall not be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of a Term Loan to (x) a Lender, an Affiliate of a Lender or an Approved Fund or (y) an Affiliated Lender, the Borrower, or any of the Subsidiaries~~, (C) solely in the case of Revolving Loans and Revolving Commitments of any Revolving Facility, each Issuing Bank with respect to such Revolving Facility; provided that, for the avoidance of doubt, no consent of any Issuing Bank shall be required for an assignment of all or any portion of a Term Loan or Term Commitment and (D) the Swingline Lender, in the case of any assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its Swingline Exposure~~.  Notwithstanding anything in this Section 9.04 to the contrary, if the Borrower has not given the Administrative Agent written notice of its objection to an assignment within ten (10) Business Days after written notice of such assignment, the Borrower shall be deemed to have consented to such assignment.

(ii)       Assignments shall be subject to the following additional conditions:  (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall~~, (1) in the case of Revolving Loans, not be less than $2,500,000 (and integral multiples thereof), (2) in the case of a Term Loan,~~ be  $1,000,000 (and integral multiples thereof); provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a),  (b),  (i), or (j) has occurred and is continuing and contemporaneous assignments by or two or more Approved Funds of any Lender or Eligible ~~assignee~~Assignee shall be aggregated for purposes of determining such minimum transfer amounts, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or, if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, and, in each case, together (unless waived or reduced by the Administrative Agent) with a processing and recordation fee of $3,500; provided that (1) the Administrative Agent, in its sole discretion, may elect to waive or reduce such processing and recordation fee, (2) if an assignment is made by a Lender to an Affiliate or an Approved Fund of such assigning Lender, then no such processing and recordation fee shall be due in connection with such assignment, and (3~~) no such processing and recordation fee shall be due in connection with any assignment made by any Joint Lead Arranger and (4~~) if an assignment is made by a Lender to an assignee that is not an Affiliate or Approved Fund of such assigning Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one processing and recordation fee of $3,500 shall be due in connection with such assignment; provided further that assignments made pursuant to Section 2.19(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective, and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws ~~and (E) unless the Borrower otherwise consents, no assignment of all or any portion of the Revolving Commitment of a Lender that is also an Issuing Bank may be made unless (1) the assignee shall be or become an Issuing Bank and assume a ratable portion of the rights and obligations of such assignor in its capacity as Issuing Bank, or (2) the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to issue Letters of Credit hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s Revolving Commitment for purposes of Section 2.05(b) by an amount not to exceed the difference between the assignor’s Revolving Commitment prior to such assignment and the assignor’s Revolving Commitment following such assignment; provided that no such consent of the Borrower~~

~~shall be required if an Event of Default under Section 7.01(a),  (b),  (i) or (j) has occurred and is continuing~~.

(iii)      Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the Closing Date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Section 2.15,  Section 2.16,  Section 2.17 and Section 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section.

(iv)       The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption and a Register in accordance with Section 2.09.

(v)        Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee (if any) referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)       The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c)        (i) Any Lender may, at any time, without the consent of the Borrower~~,~~ or the Administrative Agent ~~or the Issuing Banks~~, sell participations to one or more banks or other Persons other than a natural person, a Defaulting Lender,  Holdings or any of its subsidiaries (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement

(including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Administrative Agent,  ~~the Issuing Banks~~ and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and any other Loan Documents;  provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15,  2.16 and 2.17 (subject to the obligations and limitations of such Sections, including Section 2.17(f) (it being understood that the documentation requirement under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the request and expense of the Borrower, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.

(ii)       Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)        Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other “central” bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)        In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans ~~and participations in Letters of Credit in accordance with its Applicable Percentage~~.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(f)        Any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement to an Affiliated Lender on a non-pro rata basis (A) through Dutch auctions open to all applicable Lenders on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent, subject to the following limitations:

(i)         Affiliated Lenders (other than Affiliated Debt Funds)  will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II;

(ii)       for purposes of any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 9.02), or, subject to Section 9.02(f), any plan of reorganization pursuant to the U.S. Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender in any material respect as compared to other Lenders that are not Affiliated Lenders,  Affiliated Lenders will be deemed to have voted in respect to its Loans in the same proportion as the Lenders that are not Affiliated

Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the U.S. Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the U.S. Bankruptcy Code; provided that subject to clause (g) below, Affiliated Debt Funds will not be subject to such voting limitations and will be entitled to vote as any other Lender;

(iii)      ~~(a) Affiliated Lenders may not purchase Revolving Loans or Revolving Commitments by assignment, including pursuant to this Section 9.04, (b) proceeds of Revolving Loans may not be used to fund a purchase pursuant to this Section 9.04(f), and (c)~~ in the case of a purchase by Holdings, the Borrower, or a Restricted Subsidiary, no Default or Event of Default shall have occurred and be continuing at the time of the acceptance of bids for any Dutch auction or at the time of entry into a binding agreement for an open market purchase;

(iv)       the aggregate principal amount of Term Loans of any Class held at any one time by Affiliated Lenders (other than Affiliated Debt Funds) may not exceed 20% of the original outstanding principal amount of all Term Loans of such Class;

(v)        Each Lender participating in any assignment to Affiliated Lenders pursuant to this clause (f), acknowledges and agrees that in connection with such assignment, (1) the Affiliated Lenders then may have, and later may come into possession of, Excluded Information, (2) such Lender has independently, and without reliance on the Affiliated Lenders, the Administrative Agent or any other Agent Party, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of the Affiliated Lenders or any of their Subsidiaries,  Holdings, the Borrower or their respective Subsidiaries, the Administrative Agent or any other Agent Party, as the case may be, shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Affiliated Lenders, the Administrative Agent and any other Agent Parties, as the case may be, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) that the Excluded Information may not be available to the Administrative Agent or the other Lenders;

(vi)       Affiliated Lenders will not be permitted to vote on matters requiring a Required Lender vote, and the Term Loans held by Affiliated Lenders shall be disregarded in determining (x) other Lenders’  commitment percentages or (y) matters submitted to Lenders for consideration that do not require the consent of each Lender or each affected Lender or do not adversely affect such Affiliated Lender in any material respect as compared to other Lenders that are not Affiliated Lenders;  provided that the commitments of any Affiliated Lender shall not be increased, the Interest Payment Dates and the dates of any scheduled amortization payments (including at maturity) owed to any Affiliated Lender hereunder will not be extended and the amounts owning to any Affiliated Lender hereunder will not be reduced without the consent of such Affiliated Lender; provided further that no amendment, modification, waiver or consent shall affect any Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender of the same Class or that would deprive such Affiliated Lender of its pro rata share of any payments with respect to such Class of Loans to which it is entitled; provided further that subject to clause (g) below, Affiliated Debt Funds will not be subject to such voting limitations and will be entitled to vote as any other Lender;

(vii)     any Term Loans acquired by any Affiliated Lender (other than an Affiliated Debt Fund or Holdings,  Borrower or any Restricted Subsidiary) may (but shall not be required to) be contributed to Holdings, the Borrower, or any of their subsidiaries for purposes of cancellation of such Indebtedness (it being understood that such Term Loans shall be retired and cancelled immediately upon such contribution) and any Term Loans acquired by Holdings,  Borrower or any Restricted Subsidiary shall be immediately contributed to Borrower (if necessary) and shall be immediately retired and cancelled upon such acquisition (and, if necessary, contribution); provided that, in each case, upon such cancellation of Indebtedness, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced in direct order of maturity by the full par value of the aggregate principal amount of Term Loans so contributed and cancelled.  For the avoidance of any doubt, no assignment pursuant to this Section 9.04(f) shall be to a natural person.

(g)        Notwithstanding anything in Section 9.02 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, in each case, (x) all Term Loans held by any Affiliated Lenders that are not Affiliated Debt Funds shall be deemed to have voted in respect to its Loans in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter for all purposes of calculating whether the Required Lenders have taken any actions and (y) all Term Loans~~, Revolving Commitments and Revolving Exposure~~ held by Affiliated Debt Funds may not account for more than 49.9% of the Term Loans~~, Revolving Commitments and Revolving Exposure~~ of consenting Lenders included in determining whether the Required Lenders have consented to any action (or inaction) pursuant to Section 9.02.

Section 9.05     Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans ~~and issuance of any Letters of Credit~~, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent~~, any Issuing Bank~~ or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid ~~or any Letter of Credit is outstanding~~ and so long as the Commitments have not expired or terminated.  The provisions of Section 2.15,  Section 2.16,  Section 2.17, and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and all other amounts payable hereunder, the expiration or termination of the ~~Letters of Credit and the~~ Commitments or the termination of this Agreement or any provision hereof.  ~~Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05.~~

Section 9.06     Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to any Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it shall have been executed by the Agents and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07     Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor

Relief Laws, as determined in good faith by the Administrative Agent ~~or Issuing Banks, as applicable~~, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.08     Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender~~, each Issuing Bank~~ and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender~~, any such Issuing Bank~~ or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower then due and owing under this Agreement held by such Lender ~~or Issuing Bank~~, irrespective of whether or not such Lender ~~or Issuing Bank~~ shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of such Lender ~~or Issuing Bank~~ different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The applicable Lender ~~and applicable Issuing Bank~~ shall notify the Borrower and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section.  The rights of each Lender~~, each Issuing Bank~~ and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender~~, such Issuing Bank~~ and their respective Affiliates may have.  Notwithstanding the foregoing, no amounts setoff from any Loan Party shall be applied to any Excluded Swap Obligations of such Loan Party.

Section 9.09     Governing Law; Jurisdiction; Consent to Service of Process.

(a)        This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)        Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in any Loan Document shall affect any right that the Administrative Agent~~, any Issuing Bank~~ or any

Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdings or the Borrower or their respective properties in the courts of any jurisdiction.

(c)        Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)        Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11   Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12   Confidentiality.

(a)        Each of the Agents~~, the Issuing Banks~~ and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees, trustees and agents,  including accountants, legal counsel, administration and settlement service providers and other agents, experts and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such

Information confidential and any failure of such Persons acting at the direction of the Administrative Agent~~, any Issuing Bank~~ or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent~~, such Issuing Bank~~ or the relevant Lender, as applicable), (ii) to the extent requested by any regulatory authority or self-regulatory authority, required by applicable law or by any subpoena or similar legal process; provided that solely to the extent permitted by law and other than in connection with routine audits and reviews by regulatory and self-regulatory authorities, each Lender and the Administrative Agent shall notify the Borrower as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding; provided further that in no event shall any Lender or any Agent be obligated or required to return any materials furnished by Holdings, the Borrower, or any of their subsidiaries, (iii) to any other party to this Agreement, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (v) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (B) any actual or prospective counterparty (or its advisors) to any Swap Agreement or derivative transaction relating to any Loan Party or its Subsidiaries and its obligations under the Loan Documents or (C) any pledgee referred to in Section 9.04(d), (vi) if required by any rating agency (provided that prior to any such disclosure, such rating agency shall have agreed in writing to maintain the confidentiality of such Information), (vii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.12, (y) becomes available to any Agent, any ~~Issuing Bank, any~~ Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings or the Borrower or (z) is independently developed by the Agents~~, the Issuing Banks~~ or the Lenders, or (viii) to the extent the Borrower consents to such disclosure in writing.  For the purposes hereof, “Information” means all information received from Holdings, the Borrower or the Sponsor relating to Holdings, the Borrower, any other Subsidiary or their business, other than any such information that is available to the Agents~~, any Issuing Bank~~ or any Lender on a nonconfidential basis prior to disclosure by Holdings, the Borrower, or any Subsidiary;  provided that, in the case of information received from Holdings, the Borrower, or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)        EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)        ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NONPUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 9.13   PATRIOT Act.  Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify, and record information that identifies each Loan Party, which information includes the name and address of each Loan Party, and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act.

Section 9.14   Release of Liens and Guarantees.

(a)        A  Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by any Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary (including pursuant to a permitted merger with a Subsidiary that is not a Loan Party); provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise.  Upon any sale or other transfer by any Loan Party (other than to Holdings, the Borrower, or any Subsidiary Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral in accordance with Section 9.02(b), the security interest in such Collateral created by the Security Documents shall be automatically released.  Upon the release of any Subsidiary Loan Party from its Guarantee in compliance with this Agreement, the security interest in any Collateral owned by such Subsidiary Loan Party created by the Security Documents shall be automatically released.  Upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Agreement, the security interest created by the Security Documents in the Equity Interests of such Subsidiary shall automatically be released.  Upon termination of the aggregate Commitments and payment in full of all Secured Obligations (other than contingent indemnification obligations~~) and the expiration or termination of all Letters of Credit (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05~~), all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released.  In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the Borrower or applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement.

(b)        The Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to subordinate the Collateral Agent’s Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iv).

(c)        Each of the Lenders~~, the Issuing Bank and the Swingline Lender~~ irrevocably authorizes the Collateral Agent to provide any release, termination or subordination or evidence of release, termination or subordination contemplated by this Section 9.14 or, with respect to Foreign Subsidiaries, by the definition of “Collateral and Guarantee Requirement”.  Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release, terminate, or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under any Loan Document, in each case in accordance with the terms of the Loan Document and this Section 9.14.

(d)        The Lenders irrevocably authorize the Agents, and the Agents agree, to enter into any applicable intercreditor agreements in connection with any Credit Agreement Refinancing Indebtedness or other Indebtedness permitted under Section 6.01.

Section 9.15   No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Agents, the Documentation Agents, the Syndication Agent, the Lenders, and the Joint Lead Arrangers and Joint Bookrunners are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Agents, the Documentation Agents, the Syndication Agent, the Lenders and the Joint Lead Arrangers and Joint Bookrunners, on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Agents, the Documentation Agents, the Syndication Agent, the Lenders, and the Joint Lead Arrangers and Joint Bookrunners is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings, any of their respective Affiliates or any other Person and (B) none of the Agents, the Documentation Agents, the Syndication Agent, the Lenders, and the Joint Lead Arrangers and Joint Bookrunners has any obligation to the Borrower, Holdings, or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Documentation Agents, the Lenders, and the Joint Lead Arrangers, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Agents, the Documentation Agents, the Syndication Agent, the Lenders, and the Joint Lead Arrangers and Joint Bookrunners has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against any Agent, the Documentation Agents, the Syndication Agent, the Lenders, and the Joint Lead Arrangers and Joint Bookrunners with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.16   Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

Section 9.17   Currency Indemnity.  If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or under any other Loan Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given.  For this purpose “rate of exchange” means the rate at which the Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice at its head office.  In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Administrative Agent of the amount due, the Borrower will, on the date of receipt by the Administrative Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Administrative Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Administrative Agent is the amount then due under this Agreement or such other Loan Document in the Currency Due.  If the amount of the Currency Due ~~which~~that the Administrative Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the Borrower shall indemnify and save the Administrative Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency.  This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement, or any other Loan Document, or under any judgment or order.

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